EXHIBIT 10.1

DATED  7 MARCH 2006

(1) PERFECT PIZZA LIMITED (to be renamed PAPA JOHN’S (GB) LIMITED)

(2) SMARTFIRST LIMITED (to be renamed PERFECT PIZZA LIMITED)

AGREEMENT

for the sale and purchase of the Perfect Pizza franchise business operated by

PERFECT PIZZA LIMITED (to be renamed PAPA JOHN’S (GB) LIMITED)

CONFORMED COPY

Stevens & Bolton LLP The Billings GUILDFORD GU1 4YD Ref: KJW.JBB.PA1256.1

CONTENTS

		Page No
1	DEFINITIONS AND INTERPRETATION	1
2	SALE OF THE BUSINESS	9
3	CONSIDERATION	9
4	DEBTS	10
5	COMPLETION	11
6	COMPLETION OBLIGATIONS	11
7	ACTION AFTER COMPLETION	12
8	VAT	14
9	RISK AND INSURANCE	15
10	LIABILITIES	15
11	APPORTIONMENTS	16
12	CONSENTS FOR TRANSFER OF CERTAIN BUSINESS ASSETS	17
13	FRANCHISE AGREEMENTS	17
14	SUPPLIER CONTRACTS	18
15	EMPLOYEES	19
16	VENDOR’S WARRANTIES	21
17	PURCHASER’S REMEDIES	23
18	PURCHASER’S WARRANTIES	24
19	RESTRICTIONS	24
20	SET-OFF BY PURCHASER	25
21	EXPERT DETERMINATION	26
22	INDEMNIFIED PARTIES	27
23	INFORMATION	28
24	ANNOUNCEMENTS	29
25	COSTS	29
26	ENTIRE AGREEMENT AND THIRD PARTY RIGHTS	29
27	INTEREST ON LATE PAYMENT	29
28	RIGHTS AND REMEDIES	30
29	NO SET-OFF AND GROSSING UP	30
30	FURTHER ASSURANCE AND IMPLIED COVENANTS	30
31	PROVISIONS TO SURVIVE COMPLETION	30
32	COUNTERPARTS	30
33	ASSIGNMENT	30
34	NOTICES	31
35	GOVERNING LAW AND JURISDICTION	32
SCHEDULE 1		33
TRANSFERRING EMPLOYEES		33
SCHEDULE 2		34
PART A THE EXCLUDED ASSETS		34
PART B THE EXCLUDED BUSINESSES		35
SCHEDULE 3		36
WARRANTIES		36
SCHEDULE 4		45
VENDOR’S LIMITATIONS OF LIABILITY		45
SCHEDULE 5		48
PART A THE LEASES		48

PART B THE FRANCHISE UNDERLEASES	55
SCHEDULE 5	63
PART C	63
PROVISIONS RELATING TO THE PROPERTIES	63
PART D	75
TERMS AND PROVISIONS RELATING TO THE FRANCHISE UNDERLEASES	75
PART E INCUMBRANCES AFFECTING THE PROPERTIES OR ANY ONE OR MORE OF THEM (AND SUBJECT TO WHICH THE PROPERTIES ARE TRANSFERRED)	77
SCHEDULE 6	128
SUPPLIER CONTRACTS	128
SCHEDULE 7	129
LEASING/HIRE AGREEMENTS	129
SCHEDULE 8	130
PART A PERFECT PIZZA TRADE MARKS	130
PART B GINO’S PIZZA TRADE MARK	130
PART C OTHER BUSINESS INTELLECTUAL PROPERTY	130
SCHEDULE 9	131
SPLIT CONTRACTS	131

APPROVED FORM DOCUMENTS
1	ADDITIONAL LOAN NOTES
2	ADDITIONAL LOAN NOTE INSTRUMENT
3	DEBENTURE
4	PRO FORMA STATEMENT OF DEBTS
5	DISCLOSURE LETTER
6	DISTRIBUTION AGREEMENT
7	IT/ACCOUNTING SUPPORT LETTER
8	LOAN NOTES
9	LOAN NOTE INSTRUMENT
10	PJ SIDE LETTER
11	STOCK STATEMENT
12	TRADE MARK ASSIGNMENT
13	VENDOR NAME CHANGE WRITTEN RESOLUTION
14	STATEMENT TO FRANCHISEES AND SUPPLIERS
15	DIRECT COVENANT CONTRACT
16	ESCROW AGREEMENT
17	GAILEY PARK LEASE ASSIGNMENT

THIS AGREEMENT is made on 7 March 2006

BETWEEN

(1)           PERFECT PIZZA LIMITED (to be renamed PAPA JOHN’S (GB) LIMITED) (registered number 2569801) whose registered office is at Perfect Pizza House, The Forum, Hanworth Lane, Chertsey, Surrey KT16 9JX (“Vendor”); and

(2)           SMARTFIRST LIMITED (to be renamed PERFECT PIZZA LIMITED) (registered number 5088946) whose registered office is at Sovereign House, Queen Street, Manchester M2 5HR (“Purchaser”).

WHEREAS

The Vendor wishes to sell and the Purchaser wishes to purchase the Business (as hereinafter defined) as a going concern together with certain assets and rights vested in the Vendor in connection with the Business for the consideration and upon the terms set out in this Agreement.

IT IS AGREED AS FOLLOWS

1              DEFINITIONS AND INTERPRETATION

1.1           In this Agreement (including the Schedules), unless expressly stated to the contrary, the following expressions shall have the following meanings:

1990 Act	Part IIA Environmental Protection Act 1990;
Accounting Records	Accounting records of the Business and printouts of general accounting ledgers but excluding the VAT Records and all National Insurance and PAYE records;
Additional Loan Notes	the additional loan notes in Approved Form to be issued pursuant to clause 3.2.3;
Additional Loan Note Instrument	an instrument in Approved Form creating the Additional Loan Notes;
Assets	those assets of the Vendor listed in clauses 2.1.1 to 2.1.11 excluding (for the avoidance of doubt) the Excluded Assets;
Business

the franchising and management by the Vendor of pizza home delivery and take away stores under the Business Name and the related wholesale supply of product ingredients, packaging and other materials to such stores, as carried on by the Vendor immediately prior to Completion;

Business Day	any day (other than a Saturday, Sunday or any other day which is a statutory public holiday in England) on which clearing banks are open for business in England;
Business Information

all written confidential information which relates to the Business including (where relevant) in respect of technical, financial, administrative, staff management, customer, supplier and marketing matters but excluding the Records and any catalogues, price lists, advertising and publicity materials bearing the “Papa John’s” name, logo or livery and any other information that the Vendor may be required to retain by any court, statute, regulation or regulatory authority;
Business Intellectual Property	the Business Name, the Gino’s Pizza Trade Marks, the Perfect Pizza Trade Marks and the Domain Name;
Business Name	Perfect Pizza;
Completion	completion of the sale and purchase of the Business and Assets in accordance with clause 6;
Completion Date	the date of actual completion of the sale and purchase of the Business in accordance with this Agreement and “Completion” shall be construed accordingly;
Confidential Information

any confidential information (however stored and insofar as not in the public domain) relating to any know-how, trade secrets, technical processes, customer and supplier lists, price lists, details of contractual arrangements and any other matters concerning the business, affairs or finances of the relevant business;

Consideration	the consideration for the sale of the Business and Assets set out in clause 3.1;
Debenture	an all monies fixed and floating charge debenture in Approved Form to be entered into by the Purchaser at Completion in favour of the Vendor;
Debt Pro Forma	pro forma statement of Debts in the Approved Form to be produced on or prior to Completion;
Debts

those trade debts owing to the Vendor at the Effective Date in connection with the Business (including, for the avoidance of doubt, the right to receive payments for goods dispatched and/or services rendered before the Effective Date but not yet invoiced), as set out in the Statement of Debts referred to in clause 4.1 and for the avoidance of doubt the Debts shall not include (a) any amounts which are or may become due and payable by the Purchaser to the Vendor pursuant to this Agreement or any other Relevant Document or (b) any amounts due and payable to the Vendor pursuant to any Franchise Underlease (as defined in Schedule 5) in respect of rent and service charge due on or about 25 February 2006 or (c) any amount paid by any Franchisee by direct debit after the Effective Date insofar as it is made in respect of a trade debt owing to the Vendor at the Effective Date;

Disclosure Bundle	the bundle of documents and other written information annexed to the Disclosure Letter;
Disclosure Letter	a letter of even date herewith in the Approved Form from the Vendor to the Purchaser in relation to the Warranties together with the contents of the Disclosure Bundle;
Distribution Agreement	an agreement in Approved Form to be entered into at Completion by the Purchaser and the Vendor relating, inter alia, to provision of storage, wholesale and/or distribution services by the Purchaser to the Vendor, at or from the Gailey Park Site;
Domain Name	www.perfectpizza.co.uk;
Effective Date	opening of business on 6 March 2006;
Encumbrance

any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law) or other security agreement or arrangement but excluding any lease, hire/purchase or retention of title provision or arrangement;

Environment

means all or any of the following media namely, air, water (including groundwater) or land including without limitation those media within buildings or other natural or manmade structures above or below ground and any living organisms (including man) or ecosystems;

Environmental Authority	any statutory or other competent authority or court having responsibility for Environmental Matters;
Environmental Law

means all national international or European Union law, including without limitation any common law, statute, statutory instrument, treaty, regulation, directive, decision, by-law, circular, code, guidance, plan, notice, demand, order, decree, injunction, resolution or judgement which relates to the Environment and which are in force or effect from time to time;

Environmental Liabilities

all of any of the following arising from or as a result of Environmental Matters:

(a)           actions, claims, demands and proceedings, requirements, costs, damages, expenses, liabilities and losses including, without limitation:

(i)            the carrying out or costs of carrying out investigations, monitoring, sampling, containing, assessing, analysing, removing, remedying, cleaning up, making good, restoring, improving, abuting or any other remedial action in respect of Environmental Matters;

(ii)           reasonable professional fees expert or technical incurred in investigating or defending any actions, liabilities, claims, demands and proceedings;

(b)           fines and penalties; and

(c)           any liability for Environmental Matters imposed on the Purchaser by the Gailey Park Lease;

Environmental Matters

all or any of the following:

(a)           pollution or contamination;

(b)           any deposit, storage, presence, keeping, disposal, leak, release, spillage, emission, migration or other escape of any Hazardous Substances or

Waste at, from or to the Gailey Park Site;

(c)           the creation of any state of affairs actually or potentially damaging or harmful to the Environment including any radiation, common law or statutory nuisance arising from pollution and/or contamination; and

(d)           the contact with or exposure of any human or other living organism to Hazardous Substances or Waste;

Environmental Notice	any statutory notice, requirement enquiry or request of any Environmental Authority relating to Environmental Matters;
Environmental Permits

all or any authorisations, certificates, approvals, permits, licences, registrations, notifications or consents (and all conditions attaching thereto) required under any Environmental Laws for the operation of the Business and/or occupation of the Properties and/or the Gailey Park site;

Excluded Assets	those assets listed in Part A of Schedule 2 which are expressly excluded from the sale to the Purchaser hereunder;
Excluded Businesses	those retained businesses of the Vendor listed in Part B of Schedule 2 which are expressly excluded from the sale to the Purchaser hereunder;
Fixed Assets	the Movable Fixed Assets and the Immovable Fixed Assets, excluding the Properties;
Franchise Agreements

the franchise agreements entered into between each of the Franchisees and the Vendor which are in existence immediately prior to Completion and a list of which is provided at item 20.1 of the Disclosure Bundle;

Franchise Sites	the sites (excluding the Gailey Park Site) listed in the document contained at item 2.34 of the Disclosure Bundle;
Franchisee	those persons named as franchisee in the Franchise Agreements;
Gailey Park Indemnity	the indemnity given by the Vendor in respect of the Gailey Park Site contained in paragraph 13.2 of Part C of Schedule 5;
Gailey Park Site	the Vendor’s storage, wholesale and distribution centre site, situated at Gailey Park, Cannock, Staffordshire;
Generic Stock

all food and other stock owned by the Vendor which is not branded with the Business Name and is capable of use in any part of the Vendor’s business and identified as generic stock in the Stock Statement;

Gino’s Pizza Trade Mark	the registered trade marks details of which are set out in Part B of Schedule 8 and all goodwill attaching thereto;
Glanbia Contract	the contract made between the Vendor and Glanbia Cheese Limited constituted by letters from Glanbia

Cheese Limited to the Vendor copies of which are contained at item 10.1 of the Disclosure Bundle;
Goodwill

the goodwill of the Vendor relating exclusively to the Business, together with the exclusive right for the Purchaser to carry on and to represent itself as carrying on the Business in succession to the Vendor and including the right to use the Business Name but not including the right in any circumstances to use the name “Papa John’s” or any registered or unregistered trade marks or logos associated with that name;

Hazardous Substances

any substance whether in solid, liquid or gaseous form and whether alone or in combination with other substances which is capable of causing harm to human health or to the Environment and/or any other substances that are regulated under Environmental Laws including without limitation any Waste;

Immovable Fixed Assets	all the fixtures and fittings (excluding landlord’s fixtures and fittings) and fixed plant and machinery (if any) owned by the Vendor, situated at the Gailey Park Site immediately prior to Completion;
Intellectual Property

includes patents, inventions, know how, trade secrets and other confidential information, registered designs, copyrights, data, database rights, design rights, rights affording equivalent protection to copyright, database rights and design rights, semi conductor topography rights, trade marks, service marks, business names, trade names, logos, domain names, moral rights and all registrations or applications to register any of the aforesaid items, rights in the nature of any of the aforesaid items in any country or jurisdiction rights in the nature of unfair competition rights and rights to sue for passing off;

IT/Accounting Support Letter	a letter agreement between the Vendor and the Purchaser in the Approved Form;
IT Hardware Systems	the computer hardware (but not software) owned by the Vendor and situated at the Gailey Park Site used by the Vendor immediately prior to Completion;
Leasing/Hire Agreements

(excluding leases under which the Properties are held) all agreements as at Completion in relation to the leasing, lease purchase or hire of goods or equipment for use at the Gailey Park Site which at Completion remain to be performed in whole or in part which are listed in Schedule 7;

Liabilities

all liabilities or obligations of the Vendor relating to the Business and/or Assets outstanding at Completion and/or accrued and payable in respect of the period prior to Completion including (without limit) all trade and other creditors;

Loan Notes	the loan notes in the Approved Form to be issued pursuant to clause 3.2.2;
Loan Note Instrument	an instrument in Approved Form creating the Loan Notes;
Measures Letter	a letter dated 16 January 2006 from the Purchaser to the Vendor provided in accordance with regulation 10 (3) of the Regulations, a copy of which is provided at item 7.10 of the Disclosure Bundle;
Movable Fixed Assets

all the plant, machinery, office equipment (excluding computer equipment) and tools owned by the Vendor and situated at the Gailey Park Site (other than the Immovable Fixed Assets and any landlord’s fixtures and fittings) used by the Vendor immediately prior to Completion including the IT Hardware Systems;

Non-Transferring Employees	all those employees of the Vendor other than the Transferring Employees;
PJ Side Letter	a letter in the Approved Form from Papa John’s International Inc to the Purchaser;
PJ Stock	all stock branded with the “Papa John’s” name or in any way used or capable of use by any member of the Vendor’s Group in any business other than the Business;
Perfect Pizza Trade Marks	the registered trade marks details of which are set out in Part A of Schedule 8;
Properties	the leasehold premises listed in Part A of Schedule 5;
Purchaser’s Group	the Purchaser and any parent undertaking or subsidiary undertaking of the Purchaser and any other subsidiary undertaking of any such parent undertaking;
Purchaser’s Solicitors	Halliwells LLP of St James’ Court, Brown Street, Manchester M2 2JF;
Records

the Accounting Records and any other files, books, correspondence and records relating exclusively to the Business which for the avoidance of doubt includes in relation to each of the Debts copies of the relevant invoices and (in relation to goods despatched) the signed delivery notes but excluding the VAT records, all national insurance and PAYE records, any catalogues, price lists, advertising and publicity materials bearing the “Papa John’s” name, logo or livery and any other records or information that the Vendor may be required to retain by any court, statute, regulation or regulatory authority;

Regulations	the Transfer of Undertakings (Protection of Employment) Regulations 1981;
Relevant Documents

this Agreement, the Distribution Agreement, the IT/Accounting Support Letter, the Escrow Agreement (as defined in Schedule 5), the Loan Note Instrument, the Additional Loan Note Instrument, the Loan Notes and the Additional Loan Notes;

Sales Statement	the statement of system sales, food sales, distribution costs and marketing income contained at item 2.35 of the Disclosure Bundle;
Sales Statement Supporting Documents	the documents contained at items 2.6.1, 2.6.2, 2.10, 2.14 and 2.17 of the Disclosure Bundle;
Split Contracts	those contracts listed in Schedule 9;
Statutory Guidance	the circular dated 20 March 2000 issued by the Department of Environment Transport and the Regions;
Stock

the stock of food and Perfect Pizza branded materials owned by the Vendor, situated at the Gailey Park Site on the Effective Date and used exclusively in the Business which is identified as such in the Stock Statement, excluding (for the avoidance of doubt) the Generic Stock and the PJ Stock;

Stock Statement	the statement of the Stock as at the Effective Date in Approved Form, prepared in accordance with clause 6.1;
Supplier Contracts

(excluding leases under which the Properties are held) all agreements or orders as at Completion for the supply or sale of goods or services to the Vendor in connection with the Business which at Completion remain to be performed in whole or in part, comprising the Leasing/Hire Agreements and those other contracts which are listed in Schedule 6 but excluding (for the avoidance of doubt) those (in whole or in part and to the extent) referred to in Part A of Schedule 2 as Excluded Assets;

Taxation

all forms of taxation, dues, duties, imposts, levies and rates of the United Kingdom or any other jurisdiction whenever and wheresoever charged, imposed or deducted together with all costs, charges, interests, penalties, fines and expenses incidental or relating to or arising in connection with any and all such taxes, dues, duties, imposts and levies including income tax, PAYE, national insurance contributions, corporation tax, tax on chargeable gains, value added tax, customs and other import duties, stamp duty, stamp duty reserve tax, withholding tax and inheritance tax and any liability arising under section 601 of the Taxes Act;

Third Party Rights

the benefit of all rights and claims of the Vendor (or any other member of the Vendor’s Group, as appropriate) against third parties (whether arising before or after Completion) arising out of or in connection with the Business or any of the Assets, whether in contract, tort or otherwise (including rights under or in respect of warranties, representations, covenants, guarantees and indemnities relating to the Business or any of the Assets) but excluding any claim by or rights of the Vendor’s Group or any other person in respect of the Excluded

Businesses or in respect of any Taxation or insurance matters;
Transferring Employees	the employees whose names are set out in Schedule 1 and each shall be a “Transferring Employee”;
VAT Records	the records of the Vendor relating to the business required to be preserved under paragraph 6 of Schedule 11 to VATA 1994;
VATA 1994	the Value Added Tax Act 1994;
Vendor’s Group	the Vendor and any parent undertaking or subsidiary undertaking of the Vendor and any other subsidiary undertaking of such parent undertaking;
Vendor’s Solicitors	Stevens & Bolton LLP of The Billings, Guildford, Surrey GU1 4YD;
Warranties	the warranties which are set out in Schedule 3 and “Warranty” means any of them; and
Waste

any discarded, unwanted or surplus substance present in, on or under the Properties and/or the Gailey Park Site on or before the Completion Date irrespective of whether it is capable of being recycled or recovered or has any value.

1.2           References to statutes or statutory provisions shall be construed to include references to those statutes or provisions as amended or re-enacted (whether with or without modification) prior to Completion and shall include any statute or provision of which they are re-enactments (whether with or without modification).

1.3           Any document expressed to be “in the Approved Form” means in a form approved and for the purpose of identification signed by or on behalf of the parties to this Agreement and includes any amendments to such document which are so agreed and signed.

1.4           The headings in this Agreement are for ease of reference only and shall not in any way affect its construction or interpretation.

1.5           The expressions “Vendor” and “Purchaser” shall include their respective successors and permitted assigns.

1.6           The Schedules form part of this Agreement and shall be construed and have the same full force and effect as if expressly set out in the main body of this Agreement.

1.7           References to “indemnify” and “indemnifying” any person against any liability or circumstance include indemnifying him and keeping him harmless from all actions, claims, demands and proceedings from time to time made against that person and all losses, damages, payments, costs and expenses (including legal costs and expenses on a full indemnity basis) made, suffered or incurred by that person as a consequence of or which would not have arisen but for that liability or circumstance and where any payment made under any indemnity is subject to any Taxation or cost or expense which would not have been incurred by the payee but for the payment, it shall be increased by such amount as is necessary to ensure that the payee receives the same net amount as it would have received had the payment not been so subject.

1.8           Unless expressly stated to the contrary, in this Agreement:

1.8.1        words denoting the singular include the plural and vice versa, words denoting any one gender include all genders and vice versa, and references to persons include individuals, partnerships, bodies corporate and unincorporated associations;

1.8.2        a reference to a Recital, clause or Schedule is a reference to a Recital or clause of or Schedule to this Agreement and a reference to a sub-clause is a reference to a sub-clause of the clause in which the reference appears;

1.8.3        expressions defined in the Companies Acts 1985 and 1989 shall have the same meanings in this Agreement; and

1.8.4        the words and phrases “other”, “including” and “in particular” shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible.

2              SALE OF THE BUSINESS

2.1           Subject to the terms of this Agreement, the Vendor shall sell with full title guarantee, free from all Encumbrances, and the Purchaser shall purchase as a going concern as at and with effect from the Effective Date, the Business and the Assets comprising:

2.1.1        the Goodwill;

2.1.2        the Business Intellectual Property;

2.1.3        the Properties;

2.1.4        the Fixed Assets;

2.1.5        the Debts;

2.1.6        the Stock;

2.1.7        the benefit (subject to the burden to the extent expressly assumed in this Agreement) of the Franchise Agreements and the Supplier Contracts;

2.1.8        the Business Information;

2.1.9        the Records;

2.1.10      the Third Party Rights; and

2.1.11      all other property or rights owned by the Vendor and used exclusively in the Business or in connection with the Assets.

2.2           The Excluded Assets and the Excluded Businesses are both excluded from the sale and purchase of the Business and Assets under this Agreement.

2.3           The provisions of Schedule 5 shall apply in relation to the sale of the Properties and in the event of any inconsistency between Schedule 5 and the remainder of this Agreement the provisions of Schedule 5 shall prevail.

3              CONSIDERATION

3.1           The consideration for the sale by the Vendor of the Business and the Assets shall be the aggregate of:

3.1.1        £7,000,000 (seven million pounds); and

3.1.2        such sum as is payable pursuant to the provisions of clause 4 below  in respect of the Debts;

3.2           The consideration shall be payable as follows:

3.2.1        £4,600,000 (four million six hundred thousand pounds) at Completion in cash;

3.2.2        £2,000,000 by the issue of the Loan Notes to the Vendor at Completion;

3.2.3        £400,000 by the issue of the Additional Loan Notes to the Vendor at Completion; and

3.2.4        the element of consideration payable in respect of the Debts shall be payable  in cash at such times and in such amounts as are designated in clause 4.

3.3           The consideration referred to in clause 3.2.1, 3.2.2 and 3.2.3 shall be allocated as follows:

3.3.1

as to the Fixed Assets

£95,000

(ninety five thousand pounds);

3.3.2

as to the Stock

£375,000

(three hundred and seventy five thousand pounds);

3.3.3

as to the Gino’s Pizza Trade Mark

£1

(one pound);

3.3.4

as to the Perfect Pizza Trade Marks

£1

(one pound);

3.3.5

as to the Goodwill

£6,529,996

(six million, five hundred and twenty nine thousand nine hundred and ninety six pounds)

3.3.6

as to the Properties

£1

(one pound);

3.3.7

as to the remaining Assets

(including the Business Intellectual Property other than the Gino’s Pizza Trade Mark and the Perfect Pizza Trade Marks)	£1	(one pound).

4              DEBTS

4.1           The Vendor shall, as soon as practicable after Completion but in any case not later than five Business Days after Completion, deliver to the Purchaser a statement of Debts as at the Effective Date in the form of the Debt Pro Forma (“Statement of Debts”).

4.2           The Vendor covenants and undertakes with the Purchaser that so far as lies within its power in the period between the Effective Date and the production of the Statement of Debts there will be no movements in the debtors ledger other than in the ordinary course of business as carried on by the Vendor up to the date hereof and that invoices will only be raised on the respective due dates in the ordinary course of business.

4.3           The Debts as shown in the Statement of Debts shall be paid by the Purchaser in accordance with the provisions of clauses 4.4 to 4.7 below.

4.4           The amount to be paid for the Debts shall be calculated as follows:

Age of Debt at the Effective Date	Percentage of Debts payable
Debts aged between 0-90 days	90%
Debts aged between 91 and 180 days	25%
Debts aged between 181 and 545 days	5%
Debts aged over 545 days	Nil

4.5           Payment for the Debts shall be made free from any withholding, deduction, counterclaim or set-off at the following times and in the following proportions:

Period following the Effective Date	Percentage of Debts payable
Within 6 months from the Effective Date (i.e. on or before 5 September 2006)	50%
Within 9 months from the Effective Date (i.e. on or before 5 December 2006)	37.5%
Within 12 months from the Effective Date (i.e. on or before 5 March 2007)	12.5%

4.6           If any sum due to be paid by the Purchaser to the Vendor under this clause 4 is not paid on the due date for payment noted in clause 4.5 above, such unpaid sum shall carry interest calculated on a daily basis (as well after as before judgment) at the rate of 2 per cent above the annual base lending rate of The Royal Bank of Scotland plc from the due date to the date of actual payment (both dates inclusive). Any such interest shall be payable upon demand being made by the Vendor to the Purchaser.

4.7           For the avoidance of doubt, the Purchaser shall assume the risk of non-payment of any of the Debts in whole or in part and the Purchaser acknowledges that it shall have no rights or claims against the Vendor in relation to any such non-payment.

4.8           If at any time after the Effective Date the Vendor receives any sums by way of repayment of any Debt it shall hold the same as trustee for the Purchaser and account to the Purchaser for the same as soon as practicable after such receipt.

5              COMPLETION

Completion shall take place at the offices of the Vendor’s Solicitors (or such other place as may be agreed by the Vendor and the Purchaser) immediately upon execution of this Agreement when the Vendor and the Purchaser shall comply in full with their respective obligations set out in clause 6.

6              COMPLETION OBLIGATIONS

6.1           The following provisions will apply to Stock:

6.1.1        prior to Completion the Vendor and the Purchaser shall procure that a stock take shall be carried out at the Gailey Park Site for the purpose of identifying the Stock, the Generic Stock and the PJ Stock situated at the Gailey Park Site and shall jointly prepare and agree a Stock Statement showing the amount and book value of each category referred to above;

6.1.2        for the avoidance of doubt, no adjustment shall be made to the Consideration by reference to the book value of the Stock as shown in the Stock Statement; and

6.1.3        the Purchaser shall have the right upon giving written notice to the Vendor within two Business Days of Completion to purchase from the Vendor such amount of Generic Stock as the Purchaser may require at the book value of such stock as identified in the Stock Statement and payment for any Generic Stock purchased shall be made within 30 days of the Completion Date.

6.2           On Completion:

6.2.1        the Vendor shall permit the Purchaser to take possession of the Business and shall deliver or cause to be delivered to the Purchaser or the Purchaser’s Solicitors:

(a)           at the Gailey Park Site such of the Assets as are capable of being transferred by delivery;

(b)           the Records (in so far as they are capable of being separated from any consolidated records held by the Vendor);

(c)           the Distribution Agreement, duly executed by the Vendor;

(d)           the IT/Accounting Support Letter, duly executed by the Vendor;

(e)           duly executed assignment in the Approved Form of the Perfect Pizza Trade Marks and the Gino’s Pizza Trade Marks;

(f)            the PJ Side Letter, duly executed by Papa John’s International Inc;

(g)           a certified copy written resolution of the Vendor changing its name, in the Approved Form;

(h)           (to the extent not already delivered pursuant to clause 6.2.1(a)) all the designs and drawings, plans, technical and sales publications, advertising material and other technical and sales matter of the Vendor relating specifically to the Business insofar as the same exist and are in the ownership and control of the Vendor immediately prior to Completion; and

(i)            a duly executed assignment of the Gailey Park Lease in accordance with paragraph 2 of Part C of Schedule 5.

6.2.2        the Purchaser shall deliver to the Vendor duly executed counterparts of  the Distribution Agreement, the IT/Accounting Support Letter, the Loan Note Instrument,  the Debenture and the Additional Loan Note Instrument, each duly executed by the Purchaser;

6.2.3        the Vendor and the Purchaser shall, in respect of the Properties, comply with any obligations to be performed by them respectively at Completion in accordance with the provisions of Part C of Schedule 5; and

6.2.4        the Purchaser shall:-

(a)           pay to the Vendor’s Solicitors (whose receipt shall be an absolute discharge of the Purchaser and binding upon and conclusive against the Vendor) by way of telegraphic transfer the aggregate sum of £4,600,000 (four million six hundred thousand pounds) referred to in clause 3.2.1; and

(b)           issue to the Vendor the Loan Notes referred to in sub-clause 3.2.2, and the Additional Loan Notes referred to in sub-clause 3.2.3, and deliver duly executed certificates in respect of such Loan Notes and Additional Loan Notes to the Vendor’s Solicitors (whose receipt shall be an absolute discharge of the Purchaser and binding upon and conclusive against the Vendor).

7              ACTION AFTER COMPLETION

7.1           Without prejudice to its right to carry on the Excluded Businesses, immediately following Completion the Vendor shall discontinue carrying on the Business.

7.2           Notices, correspondence, information, orders or enquiries (“Communications”) of a material nature to the extent that they relate to the Business or the Assets (excluding those in relation to settlement of the Liabilities) which are received by the Vendor after Completion shall as soon as reasonably practicable be passed to the Purchaser and any Communications received by the Purchaser after Completion  to the extent that they relate to the Excluded Businesses or the Excluded Assets or the Liabilities shall as soon as reasonably practicable be passed to the Vendor.

7.3           Subject to the provisions of clause 7.4 below, the Vendor undertakes to procure that after Completion neither the Vendor nor any other member of the Vendor’s Group shall use in any way whatsoever any name including the words “Perfect Pizza”,  “Gino’s Pizza” or “Gino’s Dial-a-Pizza” or any other name intended or likely to be confused with any such names or suggest any connection with any member of the Purchaser’s Group or use the “Perfect Pizza”,  “Gino’s Pizza”  or “Gino’s Dial-a-Pizza” logo or livery (including where the “Perfect Pizza”,  “Gino’s Pizza” or “Gino’s Dial-a-Pizza” name, logo or livery appears on or is embedded in any item (including stationery)) and shall immediately change or remove or procure change or removal of any sign boards, fascias, logos, promotional materials or similar items at any property owned by the Vendor in the style of or containing the “Perfect Pizza”, “Gino’s Pizza” or “Gino’s Dial-a-Pizza” name or any related logo or livery save that the Vendor may continue to display or permit the display of the “Perfect Pizza”,  “Gino’s Pizza” or “Gino’s Dial-a-Pizza” logos on delivery trucks owned or operated by or for the Vendor if such trucks deliver to the Business and the Purchaser acknowledges and agrees that the Vendor may require up to 30 days from Completion in order to alter the name “Perfect Pizza House” at its premises at The Forum, Hanworth Lane, Chertsey, Surrey KT16 9JX.

7.4           The provisions of clause 7.3 shall be without prejudice to the right of the Vendor’s Group to continue at any time after Completion to use the phrase “…delivering the perfect pizza” in the manner and in the territory currently used, which for the avoidance of doubt shall be outside the United Kingdom, in the ordinary course of the Excluded Business as part of any trade mark or logo of the Vendor’s Group or otherwise howsoever and the Purchaser hereby expressly authorises such use on a perpetual, royalty free basis.

7.5           The Purchaser undertakes to procure that after Completion neither the Purchaser nor any other member of the Purchaser’s Group shall use in any way whatsoever any name including the word or words “Papa”, “John” or “Papa John’s” or any other name intended or likely to be confused with any such names or suggest any connection with any member of the Vendor’s Group or use the “Papa John’s” logo or livery (including where the “Papa John’s” name, logo or livery appears on or is embedded in any item (including stationery)) and shall immediately change or remove or procure change or removal of any sign boards, fascias, logos, promotional materials or similar items at the Properties in the style of or containing the “Papa John’s” name or any related logo or livery.

7.6           The Purchaser shall not, after Completion, be allowed access to the Vendor’s “In-Touch” or “Airwaves” systems and the Purchaser undertakes to procure that none of its franchisees use or continue to use either of these systems. The Purchaser acknowledges and agrees that, to the extent that it is able to do so, immediately upon Completion the Vendor will terminate all rights of access of the Purchaser and its franchisees to those systems.

7.7           As soon as is reasonably practicable after Completion the Vendor and the Purchaser shall issue a statement in the Approved Form to the Franchisees and the suppliers of the Business informing them of the transfer of the Business to the Purchaser.

7.8           Each party undertakes to and covenants with the other that it shall not, and it shall procure that each member of (respectively) the Vendor’s Group or the Purchaser’s Group shall not for the period of 5 years after Completion (except as required by law or any regulatory authority) disclose or divulge to any person (other than to officers or employees of any member of the other party’s Group whose province it is to know the same or use (other than for the benefit of the other party) any Confidential Information which may be within or have come to its knowledge, possession, custody or control and it shall use its reasonable endeavours to prevent the publication, disclosure or misuse of any such Confidential Information.

8              VAT

8.1           All amounts expressed in this Agreement as payable by the Purchaser are expressed exclusive of any VAT which may be chargeable thereon.

8.2           The parties intend that the Business shall be transferred as a going concern with effect from the Effective Date and that the provisions of Article 5 of the Value Added Tax (Special Provisions) Order 1995 will apply to the transfer and the sale and purchase of the Business and the Assets.

8.3           The Purchaser will within 30 days of the Completion Date give notice of such transfer to the appropriate office of HM Revenue and Customs in accordance with applicable regulations and requirements.

8.4           The Purchaser warrants to (and hereby notifies) the Vendor that:

8.4.1        after the Completion Date it is the Purchaser’s intention that the Business will be carried on by it as a going concern and that the Assets will be used by it in carrying on the Business or the same kind of business whether or not as part of any existing business of the Purchaser;

8.4.2        it is properly registered for the purposes of VAT (and the Purchaser shall on or before Completion produce evidence reasonably satisfactory to the Vendor that it is so registered or has applied for such registration);

8.4.3        it has validly made an election to waive exemption pursuant to Schedule 10 Paragraph 2 VATA 1994 in respect of the Properties and such election has been notified in writing to H M Revenue and Customs, remains effective and will not after Completion be withdrawn or disapplied;

8.4.4        the election referred to in clause 8.4.3 will not be revoked within 3 months of its making;

8.4.5        article 5 paragraph (2B) of the Value Added Tax (Special Provisions) Order 1995/1268 does not apply to the Purchaser; and

8.4.6        the Purchaser will acquire and hold the Assets as beneficial owner and not as a nominee or trustee for or in a representative capacity for any other person.

8.5           The parties further intend that Section 49 VATA 1994 will apply to the transfer of the Business under this Agreement and accordingly:

8.5.1        on Completion, the Vendor shall retain the VAT Records; and

8.5.2        the Vendor shall make a request to HM Revenue and Customs for the VAT Records to be preserved by the Vendor rather than the Purchaser.

8.6           If, notwithstanding clause 8.2, HM Revenue and Customs shall determine that VAT is chargeable in respect of the supply of all or any part of the Business or the Assets under this Agreement, the Vendor shall notify the Purchaser of that determination within 10 Business Days of its being so advised by HM Revenue and Customs and the Purchaser shall pay to the Vendor by way of additional consideration a sum equal to the amount of VAT determined by HM Revenue and Customs to be so chargeable within 10 Business

Days of the Vendor notifying the Purchaser of that determination (and against delivery by the Vendor of an appropriate tax invoice for VAT purposes). If such determination is caused  as a direct result of any act or omission by the Purchaser, including non-compliance by the Purchaser with any of the matters warranted by it in clause 8.4, the Purchaser shall indemnify the Vendor in respect of any penalties, interest or other payments imposed on the Vendor by HM Revenue and Customs as a result of VAT not having been charged by the Vendor in respect of the sale of the Business and the Assets under this Agreement.

8.7           The Vendor shall be entitled to receive and to retain for its own benefit all reimbursement or credit from HM Revenue and Customs for VAT borne by the Vendor on goods and services supplied to the Vendor or any other member of the Vendor’s Group prior to Completion and any payments received in respect of VAT overpaid to HM Revenue and Customs prior thereto.

9              RISK AND INSURANCE

9.1           Subject to the provisions of this Agreement, title in, and risk of loss or damage to, the Business and the Assets shall pass to the Purchaser on Completion.

9.2           Nothing in this Agreement shall make the Vendor or any other member of the Vendor’s Group liable in respect of anything done or omitted to be done after Completion by any member of the Purchaser’s Group in relation to the Business or Assets other than as may be specifically agreed in writing to the contrary by the Vendor and the Purchaser shall indemnify the Vendor and all members of the Vendor’s Group and their respective officers, employees, representatives, agents and professional advisers in respect of anything so done or omitted to be done after Completion.

9.3           For the avoidance of doubt, all insurances relating to the Business previously provided by any member of the Vendor’s Group shall cease on Completion, and the Purchaser shall not be entitled to the benefit of any such insurances and shall make its own insurance arrangements in respect of the Business and Assets from Completion.

10            LIABILITIES

10.1         The Vendor shall remain responsible for and shall promptly pay, discharge or satisfy all debts payable by the Vendor and other obligations and liabilities arising from or attributable to the carrying on of the Business before the Completion Date which are not expressly assumed by the Purchaser under this Agreement including:

10.1.1      all liabilities to trade and other creditors including banks and all taxation liabilities of the Vendor;

10.1.2      all liabilities and obligations accrued or falling to be performed under the Supplier Contracts up to the Completion Date; and

10.1.3      all claims made by third parties on or after the Completion Date arising from defective products or parts of products manufactured by the Vendor prior to the Completion Date even if the defective products or parts were sold by the Purchaser provided that, on becoming aware of any such claim as is referred to in this clause 10.1.3, the Vendor shall promptly give notice of it to the Purchaser and shall not take any steps which might reasonably be expected to damage materially and adversely the commercial interests of the Purchaser without prior consultation with the Purchaser.

10.2         The Vendor shall indemnify the Purchaser in respect of those debts, obligations and liabilities for which it remains responsible under clause 10.1.

10.3         With effect from the Completion Date, the Purchaser shall:

10.3.1      observe and perform, or procure to be observed and performed, all the obligations of the Vendor under the Franchise Agreements and (subject to clause 14) the Supplier Contracts;

10.3.2      assume responsibility for payment for all goods delivered or services received under the Franchise Agreements and the Supplier Contracts after the Completion Date whether the invoices for such goods or services are received before or after the Completion Date; and

10.3.3      keep the Vendor indemnified against any liability howsoever arising from the Franchise Agreements and the Supplier Contracts as a result of any act or omission of the Purchaser after Completion.

10.4         With effect from the Completion Date, all complaints received by the Vendor or the Purchaser from Franchisees in relation to goods supplied before the Completion Date (including warranty claims arising in the normal course of the Business) shall be dealt with as follows:

10.4.1      all such complaints shall be promptly referred in the first instance to the Purchaser who may elect in respect of any such complaint either;

(a)           to endeavour to resolve it and to supply any replacement goods accordingly; or

(b)           to refer it to the Vendor who shall be responsible at its own expense for resolving the same;

10.4.2      each party shall provide any information or assistance reasonably requested by the other in dealing with complaints under this clause 10; and

10.4.3      the Vendor shall reimburse to the Purchaser on demand all expenses and costs incurred in dealing with any such complaint as is referred to in this clause 10.

10.5         The foregoing provisions of this clause 10 shall be without prejudice to the Vendor’s rights under clause 13 in relation to the Franchise Agreements.

11            APPORTIONMENTS

11.1         As soon as reasonably practicable after and in any event within one month of Completion the Vendor shall provide to the Purchaser in writing an apportionment (“Apportionment Statement”) in respect of the Business and Assets between periods up to and after the Effective Date (subject to any express statement to the contrary in this Agreement, the former to be for the benefit of or the responsibility of the Vendor and the latter for the benefit of or the responsibility of the Purchaser) of:

11.1.1      all recurring outgoings, accruals and expenses of the Business; and

11.1.2      the amount of all outstanding deposits and prepayments (if any) received by the Vendor  up to the Effective Date in respect of the Business and the amount of all outstanding payments in advance (if any) paid by the Vendor  up to the Effective Date in respect of the Business following which the Vendor and the Purchaser shall consult together with a view to agreeing the content of the Apportionment Statement.

11.2         All sums payable in respect of the Transferring Employees (including salaries, pension contributions, accrued holiday pay, national insurance and PAYE) are to be apportioned as part of the Apportionment Statement with effect from the Effective Date so that all sums relating to the period up to and including that date are the responsibility of the Vendor and all sums relating to the period from the Effective Date are the responsibility of the Purchaser.

11.3         Upon agreement of all the matters referred to in clauses 11.1 and 11.2:

11.3.1      the apportionments shall be netted off as appropriate; and

11.3.2      any sums due by one party to the other party as a consequence of the above shall be paid in full within 5 Business Days of such agreement.

11.4         If the Vendor and the Purchaser shall have failed to agree the Apportionment Statement within 20 Business Days after the Completion Date:

11.4.1      the Vendor or the Purchaser (as the case requires) shall within 5 Business Days thereafter make a payment of the minimum amount which would be due from the one to the other, according to that part of the Apportionment Statement which is undisputed (if any), but if the disputed items could result in a payment either way, no payment shall be made and any balance (or the whole payment if no minimum payment has been made) shall be paid within 5 Business Days of the resolution or determination of the dispute; and

11.4.2      the matter(s) in dispute may be referred at the instance of the Vendor or the Purchaser to an expert for determination in accordance with clause 21.

12            CONSENTS FOR TRANSFER OF CERTAIN BUSINESS ASSETS

12.1         Subject to clause 12.2 the Purchaser shall use all reasonable endeavours after Completion to obtain at its own cost and expense all such consents (if any) as may be necessary for the transfer of the Assets to the Purchaser with effect from the Effective Date and the Vendor declares itself, with effect from the Effective Date, trustee for the Purchaser in respect of all such Assets until the same shall, with any necessary consents from third parties, have been finally assigned to the Purchaser. The Vendor undertakes that until completion of such assignments it will with effect from the Completion Date, at the written request and expense of the Purchaser, act in accordance with the reasonable directions of the Purchaser in all matters relating to such Assets provided that the Purchaser shall fully and effectively indemnify the Vendor and all other members of the Vendor’s Group in respect of the consequences of any such act and whilst so acting.

12.2         Clause 12.1 shall not apply to the Franchise Agreements, the Supplier Contracts or the Properties.

13            FRANCHISE AGREEMENTS

13.1         The Vendor hereby assigns to the Purchaser, as at and with effect from the Effective Date, the benefit (subject to the burden) of each Franchise Agreement. Forthwith after Completion the Purchaser shall submit to each Franchisee a contract in the Approved Form, duly executed as a deed by the Purchaser, containing a direct covenant by the Purchaser with each Franchisee to observe and perform all the franchisor’s obligations contained in the relevant Franchise Agreement and the Purchaser shall deliver to the Vendor such evidence as the Vendor shall reasonably require that the Purchaser has complied with its obligations under this clause.

13.2         After Completion the Purchaser shall:

13.2.1      perform all the Vendor’s obligations under each Franchise Agreement; and

13.2.2      indemnify the Vendor in respect of the Franchise Agreements including any acts or omissions (or alleged acts or omissions) before as well as after Completion.

13.3         The Vendor undertakes that, if and to the extent it has the right at any time after Completion under the provisions of any franchise agreement (including any renewal or extension thereof) between it and any Franchisee which does not relate to the Business to prevent that Franchisee being party to the relevant Franchise Agreement or to any new franchise agreement relating to the Business, the Vendor shall not invoke such right.

13.4         The Purchaser undertakes that, if and to the extent at any time after Completion it has the right under any Franchise Agreement (including any renewal or extension thereof) to prevent any Franchisee from being a franchisee under any other franchise agreement (including any new franchise agreement entered into after Completion) between that franchisee and any member of the Vendor’s Group, the Purchaser shall not invoke such right.

14            SUPPLIER CONTRACTS

14.1         Subject to clauses 14.3 to 14.6 (inclusive) and to the provisions of clause 10 above the Vendor hereby assigns to the Purchaser, as at and with effect from the Effective Date, the benefit of each Supplier Contract.

14.2         The Vendor shall indemnify the Purchaser against all losses, costs, claims, expenses or liabilities suffered or incurred in relation to the Supplier Contracts for any claim occurring prior to the Effective Date or any breach of any Supplier Contracts occurring prior to the Effective Date.

14.3         If a Supplier Contract cannot be assigned to the Purchaser except by an agreement of novation with, or consent to assignment from, one or more third parties, this Agreement shall not constitute an assignment or attempted assignment of the Supplier Contract, and

14.3.1      the Vendor shall, at the Purchaser’s written request and at the Purchaser’s cost, use its reasonable endeavours with the co-operation of the Purchaser to procure such novation or consent;

14.3.2      subject to clause 14.4, unless and until the Supplier Contract is novated or assigned:

(a)           the Vendor will hold the benefit of the Supplier Contract on trust for the Purchaser and (so far as it lawfully may) at the Purchaser’s cost give its reasonable assistance to the Purchaser to enable to Purchaser to enjoy the benefits of the Supplier Contract and to enforce its rights under it; and

(b)           the Purchaser will (to the extent that the relevant contract permits without it causing a breach of its terms) perform the Supplier Contract in accordance with its terms and conditions as sub-contractor to the Vendor.

14.4         If it is unlawful or prohibited under the relevant contract for the Vendor to hold the benefit of the Supplier Contract on trust for the Purchaser and/or for the Purchaser to perform the Supplier Contract as sub-contractor to the Vendor:

14.4.1      this Agreement shall not constitute a declaration of trust over the Supplier Contract and/or the appointment or attempted appointment of a sub-contractor under the Supplier Contract (as the case may be); and

14.4.2      until such Supplier Contract is novated or assigned, the Vendor and the Purchaser shall each (at the cost and expense of the Purchaser) use their reasonable endeavours to do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as may be necessary in order (as nearly as may be possible) to put the Vendor and the Purchaser in the position in which they would have been had the benefit and burden of the Supplier Contract passed to the Purchaser on Completion in the manner contemplated by clause 14.1.

14.5         If the necessary consent of a third party to the novation or assignment of any Supplier Contract is refused or is not given on terms acceptable to the Vendor and the Purchaser within 60 Business Days after Completion and no alternative arrangements have been made on terms reasonably acceptable to the Vendor and the Purchaser within such period to enable the Purchaser to receive the benefits of that Supplier Contract, then the Purchaser (save in respect of the Split Contracts) may require the Vendor to serve notice to terminate that Supplier Contract in accordance with its terms or the Vendor (in respect of any Supplier Contract) may elect to serve such a notice and the Purchaser shall indemnify the Vendor in respect of the termination of such Supplier Contract.

14.6         The parties recognise that the Split Contracts relate both to services provided in respect of the Business and certain other goods and services provided by or to the Vendor and/or other members of the Vendor’s Group to, or by, the relevant customers or suppliers in respect of the Excluded Businesses. Accordingly, the provisions of this clause 14 shall not apply to the Split Contracts which shall be excluded from the sale and remain with the Vendor. The Vendor agrees and acknowledges that for a transitional period of up to 6 weeks after Completion the Vendor will place orders (if the Purchaser so requests) for the Purchaser with suppliers with whom there are Split Contracts in place and the Purchaser shall pay such suppliers directly or reimburse the Vendor, as appropriate, in respect of such orders placed with the suppliers. The Purchaser shall indemnify the Vendor in respect of any such orders placed including in respect of any non-payment or other default by the Purchaser in relation thereto.

14.7         The Vendor shall pay and discharge any amount which is or may become due and payable to Glanbia Cheese Limited (including by way of price adjustment) under the provisions of the Glanbia Contract in respect of the period prior to Completion and the Vendor shall indemnify the Purchaser in respect thereof.

14.8         To the extent that any payment is made to the Vendor in respect of the Purchaser’s performance of the Supplier Contracts after Completion the Vendor shall receive the same as trustee and shall account to the Purchaser for the same within 10 Business Days of receipt.

15            EMPLOYEES

15.1         The parties acknowledge and agree that it is their intention that pursuant to the Regulations the contracts of employment between the Vendor and each of the Transferring Employees will have effect as from the Effective Date as if originally made between the Purchaser and each of the Transferring Employees and the Purchaser agrees, on or before Completion, to offer employment to all of the Transferring Employees on the same terms as they enjoyed with the Vendor.

15.2         The Purchaser warrants that it intends to take no measures in connection with the Transferring Employees in accordance with regulation 10(3) of the Regulations.

15.3         The Vendor shall transfer all relevant employee records of the Transferring Employees to the Purchaser on or as soon as reasonably practicable after Completion.

15.4         The Vendor shall indemnify the Purchaser in respect of any matter connected with the employment, or, subject to clause 15.5.2, the termination of the employment, of a Transferring Employee up to Completion, including in respect of claims relating to redundancy, breach of contract, unfair dismissal, discrimination by reason of sex, race, disability, sexual orientation, religion or belief, equal pay, outstanding wages or other remuneration, PAYE, National Insurance contributions or pension contributions and, subject to the Purchaser having complied with clause 15.2, any protective award under the Regulations but excepting any claims for personal injury to the extent that such is covered by a policy of insurance of which the Purchaser has or acquires the benefit.

15.5         The Purchaser shall indemnify the Vendor in respect of any matter connected with:-

15.5.1      the employment, or termination of the employment, of any of the Transferring Employees on or after Completion, including claims relating to redundancy, breach of contract, unfair dismissal, discrimination by reason of sex, race, disability, sexual orientation, religion or belief, equal pay, outstanding wages or other remuneration, PAYE, National Insurance contributions, pension contributions and any claim for personal injury to the extent that any such claim and the subject matter of any such claim are as a result of any act or omission of the Purchaser after Completion; or

15.5.2      a Transferring Employee resigning or objecting to the transfer to the Purchaser on the grounds of any change in a Transferring Employee’s working conditions or terms and conditions of employment or any, or any intended, act or omission of the Purchaser; or

15.5.3      any breach by the Purchaser of the warranty set out in clause 15.2 and, in the event of such a breach, any protective award under the Regulations in relation to any Transferring Employee; or

15.5.4      any finding or allegation that the Regulations do not apply to any Transferring Employee.

15.6         If as a result of the Regulations, a contract of employment between a Non- Transferring Employee and the Vendor has effect as if originally made between such Non-Transferring Employee and the Purchaser or if any claim is made to that effect, then:

15.6.1      the Purchaser shall notify the Vendor in writing (such notice being an “NTE Notice”) and consult with the Vendor as to how such Non-Transferring Employee is to be dealt with;

15.6.2      without prejudice to the generality of clause 15.6.1 the Vendor may offer to re-employ such Non-Transferring Employee or give directions to the Purchaser to terminate such employment;

15.6.3      subject to clause 15.6.1, if the Vendor has neither re-employed such Non-Transferring Employee nor given directions for the termination of such employment within three months of the Vendor receiving the relevant NTE Notice, the Purchaser may terminate such employment with effect from the date three months after the date of delivery to the Vendor of the relevant NTE Notice; and

15.6.4      provided that the Purchaser has complied with clauses 15.6.1 to 15.6.3 (inclusive) including any directions for the termination of any such employment, the Vendor shall indemnify the Purchaser at all times in respect of any contract of employment between a Non-Transferring Employee and the Vendor being deemed to have effect as if originally made between such Non-Transferring Employee and the Purchaser, including:

(a)           the employment of any Non-Transferring Employee by the Purchaser up to the end of the three month period referred to in clause 15.6.3 or such a termination, if earlier;

(b)           any claims and liabilities arising out of or in connection with the employment of any Non-Transferring Employee prior to his employment by the Purchaser;

(c)           any claims and liabilities arising from the termination of the employment of any Non-Transferring Employee, including without limitation any claims arising out of the Purchaser complying with any directions given to it by the Vendor; and

(d)           in respect of any claim arising out of the actual or alleged application of the Regulations to any Non-Transferring Employee in connection with this Agreement and including, in each relevant case, claims relating to redundancy, breach of contract, unfair dismissal, discrimination by reason of sex, race, disability, sexual orientation, religion or belief, equal pay, personal injury, outstanding wages or other remuneration, PAYE, national insurance contributions, pension contributions or otherwise, or arising out of or in connection with any alleged failure to inform and consult with appropriate representatives pursuant to the Regulations.

16            VENDOR’S WARRANTIES

16.1         General

The Vendor hereby warrants to the Purchaser in the terms set out in Schedule 3 but subject to the exclusions and limitations set out in Schedule 4. The Vendor acknowledges that the Purchaser has been induced to enter into this Agreement on the basis of and in full reliance upon the Warranties.

16.2         Disclosures

The Warranties are given subject to all those matters fairly disclosed in the Disclosure Letter and the Purchaser shall accordingly have no claim in respect of any of the Warranties in relation to any matter  fairly disclosed in the Disclosure Letter.

16.3         Separate Warranties

Each of the Warranties shall be construed as a separate and independent warranty and (save where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other term of this Agreement or any other Warranty.

16.4         Scope of Warranties

The Purchaser acknowledges and agrees that the Vendor does not give any Warranty:

16.4.1      in respect of the Properties save for the Warranties in paragraph 34 of Schedule 3 and each of the other Warranties shall be deemed not to be given in respect of the Properties;

16.4.2      in respect of Environmental Matters save for the Warranties in paragraph 35 of Schedule 3 and each of the other Warranties shall be deemed not to be given in respect of matters relating to Environmental Matters, Environmental Liabilities or Environmental Law;

16.4.3      in respect of pensions save for the Warranties in paragraphs 31 to 33 (inclusive) of Schedule 3 and each of the other Warranties shall be deemed not to be given in respect of pensions; and

16.4.4      in respect of Taxation save for the Warranties in paragraphs 19 to 22 (inclusive) of Schedule 3 and each of the other Warranties shall be deemed not to be given in respect of Taxation.

16.5         Warranties given on the date of this Agreement

The Warranties are given on the date of this Agreement and the Vendor is under no  obligation to disclose to the Purchaser anything which is or may constitute a breach of or be inconsistent with any of the Warranties of which it may become aware after the date of this Agreement.

16.6         No Rescission

The Purchaser acknowledges that in the event that it becomes aware following the entering into of this Agreement that there has been a breach of the Warranties or any other term of this Agreement, the Purchaser shall not be entitled to rescind or otherwise treat this Agreement as terminated and its sole remedy (subject to clause 19.5) shall be in damages.

16.7         Treatment of Claims

Any payment made by the Vendor in respect of breach of the Warranties shall constitute a reduction in the Consideration.

16.8         Vendor’s Knowledge

Where any statement set out in Schedule 3 is expressed to be given or made “to the best of the Vendor’s knowledge and belief” or “so far as the Vendor is aware” or is qualified in some other manner having substantially the same effect, such statement shall mean that the Vendor is deemed to be aware of all those facts and matters within the actual knowledge of Daniel Cousineau and Stuart Greener, each having made reasonable enquiries into the subject matter of that statement or Warranty, including where they, acting reasonably, considered it appropriate due enquiry of the Vendor’s professional advisers but for the avoidance of doubt the Purchaser acknowledges that no enquiries have been made of any of the Franchisees.

16.9         Reliance on Warranties Only

The Purchaser acknowledges that it has not relied on any warranty, representation, covenant, undertaking, indemnity or other statement by or of the Vendor or any member of the Vendor’s Group or any of its or their officers, employees, agents or other representatives, other than the Warranties and further agrees that any breach by the Vendor of any Warranty shall not give rise to any claim other than a claim against the Vendor (not any other member of the Vendor’s Group or any of their or the Vendor’s officers, employees or representatives) in respect of such Warranty.

16.10       Purchaser’s Knowledge

The Purchaser shall not be entitled to bring any claim for breach of any of the Warranties to the extent that the subject matter of the claim was within the actual knowledge of Anthony Sherriff and/or Paul McGee on or before Completion.

16.11       Limitations of Liability

Schedule 4 shall have the effect of limiting further the liability of the Vendor in respect of the Warranties.

17            PURCHASER’S REMEDIES

17.1         Scope of the Purchaser’s Remedies

The rights conferred on the Purchaser by this Agreement shall be the Purchaser’s sole rights and remedies.

17.2         Undertaking by Purchaser

The Purchaser agrees and undertakes that it has no rights against and shall not make any claim against any present or former employee, officer, agent or other representative of the Vendor or any member of the Vendor’s Group in connection with this Agreement or its subject matter.

17.3         Exclusion of Liability

Notwithstanding any other provision in this Agreement and the Disclosure Letter, nothing herein or therein shall operate to limit or exclude the liability of the Vendor or the remedies of the Purchaser for fraud, fraudulent misrepresentation or wilful concealment on the part of the Vendor.

18            PURCHASER’S WARRANTIES

18.1         The Purchaser warrants to the Vendor that the Purchaser has the requisite power and authority to enter into and perform its obligations under the Relevant Documents and the execution and delivery of, and the performance by it of its obligations under the Relevant Documents, will not:

18.1.1      result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound;  or

18.1.2      result in a breach of any order, judgement or decree of any court or governmental agency to which it is a party or by which it is bound.

18.2         The Purchaser warrants to the Vendor that all of the Relevant Documents constitute binding obligations of the Purchaser.

18.3         The Purchaser warrants to the Vendor that:

18.3.1      no order has been made and no resolution has been passed for the winding up of the Purchaser or for a provisional liquidator to be appointed in respect of it and no petition has been served and no meeting has been convened for the purposes of winding up the Purchaser;

18.3.2      no administration order has been made and no petition for such an order has been presented in respect of the Purchaser;

18.3.3      no receiver (which expression shall include an administrative receiver) has been appointed in respect of the Purchaser;

18.3.4      the Purchaser is not insolvent or unable to pay its debts within the meaning of s.123 Insolvency Act 1986 and has not stopped paying its debts as they fall due;

18.3.5      no voluntary arrangement has been proposed under s.1 Insolvency Act 1986 in respect of the Purchaser;

18.3.6      no event analogous to any of the foregoing has occurred in or outside the United Kingdom with respect to the Purchaser;

18.3.7      the Purchaser has obtained all necessary shareholder and board approvals in respect of the entry into of this Agreement and the Relevant Documents; and

18.3.8      in relation to the acquisition of the Business and Assets under this Agreement the Purchaser is acting as principal and not directly or indirectly as an agent or other representative of any other person.

18.4         The Purchaser warrants to the Vendor that true, accurate and complete copies of each of the documents numbered 2.3.3, 2.3.5, 2.4.1, 2.4.3, 2.4.4 and 2.4.6 in the closing agenda contained at document 19.29 in the Disclosure Bundle and the memorandum and articles of association of the Purchaser as the same will be in force immediately after Completion have been supplied to the Vendor on or before execution of this Agreement.

19            RESTRICTIONS

19.1         It is agreed by the Vendor and the Purchaser that each of them has a legitimate business interest in retaining their goodwill and therefore that clauses 19.2 and 19.3 below are no more than is reasonably necessary for the protection of that legitimate business interest.

19.2         The Vendor undertakes that it will not within the Relevant Period, whether alone or jointly with or for or on behalf of another, directly and intentionally solicit from the Purchaser any Transferring Employee.

19.3         The Purchaser undertakes that it will not within the Relevant Period, whether alone or jointly with or for or on behalf of another, directly and intentionally solicit from the Vendor any Restricted Vendor Employee.

19.4         Nothing in clauses 19.2 or 19.3 shall prevent either the Vendor or the Purchaser from advertising for staff in the ordinary course of its business or from employing any person who responds to such an advertisement.

19.5         Without prejudice to any other rights and remedies they may have, the Vendor and the Purchaser each acknowledges and agrees that damages alone may not be an adequate remedy for any breach by the other of the provisions of this clause 19 and that accordingly the party not in breach of any such provision shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of such provision.

19.6         The parties agree that each of clauses 19.2 and 19.3 shall constitute an entirely separate and independent restriction but that, if any such restriction shall be adjudged by any court or authority of competent jurisdiction to be void or unenforceable but would be valid if part of the wording thereof were to be deleted and/or the period thereof were to be reduced, the said restriction shall apply within the jurisdiction of that court or authority with such modifications as are necessary to make it valid and effective.

19.7         For the purpose of this clause 19, the following definitions shall apply:

19.7.1      “Relevant Period” means the period commencing on the Completion Date and ending on the first anniversary thereof; and

19.7.2      “Restricted Vendor Employee” means any employee of the Vendor at Completion other than the Transferring Employees.

20            SET-OFF BY PURCHASER

20.1         For the purpose of clause 20.2 a Claim (as defined in Clause 20.2) shall be regarded as having been “settled” if either:

(a)           it has been admitted or agreed in writing by the Vendor; or

(b)           an amount has been awarded or adjudicated as being payable or due by the Vendor by a court of competent jurisdiction from which it has been determined that there is no further right to appeal and from which no appeal is made within the relevant time permitted and shall include any interest and costs if and to the extent the amount thereof has been so admitted, agreed or awarded in favour of the Purchaser.

20.2         If, prior to the date when any part of the Loan Notes or the Additional Loan Notes remain to be paid or satisfied by the Purchaser, the Purchaser shall have notified the Vendor in writing of a claim under the Warranties or otherwise under this Agreement (a “Claim”) and such Claim has been settled (and has not been withdrawn or set off by any previous application of this clause) the Purchaser shall be entitled to deduct the amount of the Claim firstly, from the amount of any interest due and payable on the Loan Notes and for the time being standing to the credit of the Escrow Account (as defined in the Escrow Agreement referred to in paragraph 1.1 of Part C of Schedule 5) and secondly, to the extent that the amount of such Claim has not been so satisfied, from the Loan Notes and accordingly from any amount due from the Purchaser in respect of outstanding payments due to the Vendor under the Loan Notes  which are in issue and the principal amount of the Loan Notes shall be permanently reduced by any amount so deducted and thirdly, to the extent that the amount of such Claim has not been so satisfied, from the Additional Loan Notes and accordingly from any amount due from the Purchaser in respect of outstanding payments due to the Vendor under the Additional Loan Notes which are in issue and the principal amount of the Additional Loan Notes shall be permanently reduced by any amount so deducted. The amount due to the Purchaser in respect of the settled Claim that forms the basis of any such deduction from the Loan Notes or the Additional Loan Notes (as the case may be) shall be reduced by the amount of such deduction. In the event of any such reduction in the Loan Notes or the Additional Loan Notes the Vendor shall, within 10 Business Days of demand by the Purchaser, deliver any certificates in respect of the Loan Notes and the Additional Loan Notes issued to it by the Purchaser for cancellation and the Purchaser shall issue new certificates to the Vendor for the reduced amount.

20.3         To the extent that in respect of a Claim an amount has been awarded or adjudicated as being payable or due by the Vendor by a court of competent jurisdiction from which there is a right of appeal and the Vendor has commenced appeal proceedings within the relevant time permitted then the amount which has been awarded or adjudicated (“Retention Amount”) shall be subject to the provisions of Clause 20.4.

20.4         If Clause 20.3 applies at any time when any sum payable under the Loan Notes or Additional Loan Notes remains outstanding then the Purchaser shall be entitled to withhold an amount equal to the Retention Amount from any sums payable under firstly, the Loan Notes and secondly, to the extent that the amount of the Loan Notes then outstanding is insufficient, the Additional Loan Notes provided that prior to the date upon which such sum or sums was or is due to be paid or satisfied it places an amount equal to the Retention Amount, not exceeding the maximum amount of Loan Notes and the Additional Loan Notes which remains unpaid, in an interest bearing deposit account (“Retention Account”) to be held by the Purchaser’s Solicitors and the Vendor’s Solicitors (jointly) subject to Clause 20.5 and otherwise upon such terms and conditions as the Vendor and the Purchaser, acting reasonably and in good faith, shall agree.

20.5         The Vendor and the Purchaser hereby irrevocably instruct the Purchaser’s Solicitors and the Vendor’s Solicitors to hold any sums paid into the Retention Account until the Claim or Claims to which the sums relate have been finally settled (or have been withdrawn) and to release the appropriate amount (together with all interest accrued thereon less any tax on bank charges) to the Vendor or the Purchaser (as the case may be) within 10 Business Days thereafter as appropriate. For the avoidance of doubt any interest accrued on the Retention Account shall belong to the Vendor and/or the Purchaser in proportion to the respective amounts released to the Vendor and/or the Purchaser from the Retention Account from time to time.

20.6         For the avoidance of doubt, the Purchaser shall not be entitled to any right of set off, counterclaim, withholding or deduction or similar right in relation to its obligation to pay for the Debts in accordance with clause 4.

21            EXPERT DETERMINATION

21.1         Where under any provision of this Agreement any disputed matter is to be referred to expert determination in accordance with this clause 21, the matter shall be referred to a single independent expert (“Expert”) to be appointed, in default of agreement between the parties within 10 Business Days, by the President for the time being of the Institute of Chartered Accountants in England and Wales on the application of either party.

21.2         In the event that a disputed matter is referred to an Expert:

21.2.1      each party shall prepare a written statement on the disputed matters which, together with any relevant documentation, they shall submit to each other and to the Expert;

21.2.2      each party shall, following receipt of the other’s written statement, be entitled to prepare and submit to each other and to the Expert one set of written comments on the other’s written statement.

21.3         The Expert shall, in his absolute discretion, be entitled:

21.3.1      to stipulate the time periods within which the parties shall prepare and submit the written statements and written comments referred to in clauses 21.2.1 and 21.2.2 respectively, and to disregard any written statement or comments not delivered within any such stipulated time periods;

21.3.2      to require the parties to attend one or more meetings and/or to raise enquiries of them about any matters which the Expert considers relevant;

21.3.3      in the absence of agreement between the parties within such time period as the Expert may specify, to determine such other procedures (including time periods for their completion) to assist with the conduct of the expert determination; and

21.3.4      to determine any issues of law or involving the interpretation of any provisions of this Agreement relevant to the matters which the Expert is required to determine.

21.4         The Expert shall be entitled, in his reasonable discretion, to appoint advisers (including legal advisers) to assist him in reaching his determination.

21.5         Each party shall co-operate with the Expert and provide him with such information as the Expert may reasonably require for the purposes of his determination; if either party claims such information to be confidential to it then, provided that in the opinion of the Expert that party has properly claimed the same to be confidential, the Expert shall not disclose the same to the other party or to any third party.

21.6         In making his decision, the Expert shall act as an expert and not as arbitrator and his decision shall (in the absence of manifest error) be final and binding on the parties.

21.7         In delivering his decision to the parties, the Expert shall show his reasoning and any relevant calculations.

21.8         The costs of the Expert (including any fees and costs of any advisers appointed by him) shall be borne by the parties in equal proportions unless the Expert otherwise directs having regard, without limitation, to the conduct of the parties, but each party shall be responsible for its own costs of making its written statement and written comments and otherwise presenting its case to the Expert. Each party undertakes promptly to enter into any engagement letter(s) reasonably requested by the Expert reflecting the provisions of this clause 21.

22            INDEMNIFIED PARTIES

22.1         Where either party is indemnified by the other under the provisions of this Agreement that party shall use all reasonable endeavours to mitigate any costs (including any redundancy costs), damages, claims, liabilities and expenses which the other may be or become responsible for under any such indemnity.

22.2         Without prejudice to the generality of clause 22.1, a party (“Claimant”) shall in relation to any actual or threatened claim, demand or proceeding against it or any of its group undertakings (a “Claim”) which might give rise to a claim against the other party (“Indemnifier”) under any indemnity in this Agreement:

22.2.1      as soon as is reasonably practicable given written notice thereof to the Indemnifier;

22.2.2      give the Indemnifier and its professional advisers reasonable access to the Claimant’s premises and personnel and to any relevant chattels, documents and records within the Claimant’s power, permission or control to enable the Indemnifier and its professional advisers to examine such chattels, accounts, documents and records and take copies or photocopies thereof at the Indemnifier’s own expense;

22.2.3      take such action as the Indemnifier may reasonably require to avoid, contest, dispute, resist, appeal, compromise or defend the Claim (including making counter claims and exercising all rights of set off) subject to being indemnified by the Indemnifier against all reasonable costs and expenses in connection therewith;

22.2.4      upon the written request of the Indemnifier, permit the Indemnifier in the name of and on behalf of the Claimant to have the conduct of all proceedings relating to the Claim including the appointment of solicitors and other professional advisers and the making of any settlement or compromise of the Claim;

22.2.5      render to the Indemnifier all such assistance as the Indemnifier may reasonably require (including providing access to information and to employees of the Claimant) for the purposes of avoiding, contesting, disputing, resisting, appealing, compromising or defending the Claim; and

22.2.6      the Claimant shall in any event keep the Indemnifier informed as to the steps which are being taken in connection with the Claim and no correspondence of a material nature with respect to the Claim shall be sent and, in particular but without limitation, no admission of liability, agreement, compromise or settlement shall be made by the Claimant with any person, body or authority in respect of the Claim without the prior written consent of the Indemnifier (such consent not to be unreasonably withheld or delayed).

23            INFORMATION

Subject to clause 8 (VAT), the Purchaser shall preserve all information, records and other documents relating to the Business, the Assets and the Transferring Employees delivered to the Purchaser pursuant to this Agreement for a period of not less than 7 years after the Completion Date and upon reasonable notice by the Vendor shall make such information, records and other documents available at all reasonable times during usual business hours for inspection by the Vendor (other than to the extent that such information, records and other documents contain confidential information relating to the Business) or its authorised agents who may (at the Vendor’s cost) take such copies therefrom as the Vendor may reasonably require. The Vendor shall preserve all information, records and other documents retained pursuant to this Agreement for a period of not less than 7 years after the Completion Date and upon reasonable notice by the Purchaser shall make such information, records and other documents available at all reasonable times during usual business hours for inspection by the Purchaser (other than to the extent that such information, records and other documents contain confidential information relating to the business of any member of the Vendor’s Group) or its authorised agents who may (at the Purchaser’s cost) take such copies therefrom as the Purchaser may reasonably require.

24            ANNOUNCEMENTS

The Purchaser and the Vendor each undertakes that, save as may be required by law or any regulatory authority or as expressly provided for in this Agreement, it will not directly or indirectly make, or cause to be made, before on or after Completion, (whether to the public, press, employees, customers or suppliers or otherwise), any media statement, announcement, communication or other disclosure whatsoever (including notifying Franchisees or suppliers of the Business of the change of ownership in general business correspondence) in relation to this Agreement and the other documents entered into contemporaneously with it, whether written or oral, without the prior written approval of the other.

25            COSTS

Save as expressly otherwise provided in this Agreement, each of the parties shall pay its own legal, accountancy and other professional costs, charges and expenses connected with the negotiation, preparation and implementation of this Agreement and of all other documents referred to in it and the Purchaser shall pay all stamp duty arising in relation thereto.

26            ENTIRE AGREEMENT AND THIRD PARTY RIGHTS

26.1         Save as may be otherwise agreed by the Vendor and the Purchaser in writing for the purposes of this clause 26, this Agreement together with the other documents entered into contemporaneously with or pursuant to this Agreement constitutes the entire agreement and understanding between the parties with respect to all matters referred to in them.

26.2         No variation of this Agreement or any of the documents entered into pursuant to this Agreement shall be effective unless it is made in writing and signed by or on behalf of each of the parties hereto or thereto. For the purpose of this clause 26.2, the expression “variation” includes any variation, supplement, deletion or replacement however effected.

26.3         Each member of the Vendor’s Group and (in respect of clauses 16.9 and 17.2 only) each of those persons referred to in clauses 16.8 and 17.2 shall be entitled, pursuant to the Contracts (Rights of Third Parties) Act 1999 (“TP Act”), in its/his own right to the benefit of and to enforce the provisions of this Agreement, subject to and in accordance with the provisions of this Agreement and the TP Act, save that the parties to this Agreement shall not be required to obtain the consent of any other person in order to rescind, vary or terminate this Agreement or any provision thereof.

26.4         Save as set out in clause 26.3 and 33.2, no provision of this Agreement shall be enforceable pursuant to the TP Act by any person who is not a party to it.

27            INTEREST ON LATE PAYMENT

If any sum due to be paid by one party to the other under this Agreement, except a payment due from the Purchaser to the Vendor under clause 4 (which shall be subject to the default rate set out in clause 4.6), is not paid on the due date for payment, such unpaid sum shall carry interest calculated on a daily basis (as well after as before judgement) at the rate of 4% per annum above the annual base lending rate (or equivalent published rate) of The Royal Bank of Scotland plc from time to time from the due date to the date of actual payment (both dates inclusive). Any such interest shall be payable upon demand being made to the defaulting party by the party entitled to receive the overdue payment concerned.

28            RIGHTS AND REMEDIES

No failure to exercise and no delay in exercising on the part of the Purchaser or the Vendor any right or remedy available to it under this Agreement shall operate as a waiver of such right or remedy.

29            NO SET-OFF AND GROSSING UP

Except as otherwise expressly agreed in this Agreement, the Loan Notes or the Additional Loan Notes all amounts due from the Purchaser to the Vendor under this Agreement, the Loan Notes, the Additional Loan Notes and/or the Debenture shall be paid in full:

29.1         without and clear of any set-off, abatement or cross claim; and

29.2         without and clear of all deductions or withholdings whatsoever save only as may be required by law, in which event the Purchaser shall be obliged to pay such sum as will after such deduction or withholding has been made leave the Vendor with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

30            FURTHER ASSURANCE AND IMPLIED COVENANTS

The Vendor hereby agrees, at the written request and expense of the Purchaser, to execute and deliver or do (as appropriate) such other documents and acts as may be reasonably necessary after Completion to vest in the Purchaser the legal and beneficial ownership of the Assets in accordance with the provisions of this Agreement.

31            PROVISIONS TO SURVIVE COMPLETION

All provisions of this Agreement so far as they are capable of being performed or observed and all warranties and undertakings herein contained shall continue in full force and effect notwithstanding Completion except in respect of those matters already then performed.

32            COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed by one or more of the parties hereto shall constitute an original but all of which, when dated with the same date, shall constitute one and the same agreement.

33            ASSIGNMENT

33.1         Subject to clause 33.2 this Agreement shall be binding upon and shall enure for the benefit of the successors of the parties but shall not be assignable in whole or in part by either party without the prior written consent of the other party.

33.2         Notwithstanding clause 33.1, the Purchaser may assign or otherwise encumber by way of security its rights under this Agreement but not its obligations for the benefit of National Westminster Bank plc and its transferees or assigns and any such security or encumbrance may be enforced or released. For the avoidance of doubt notwithstanding any such assignment the Purchaser shall remain liable to the Vendor for all its obligations under this Agreement.

34            NOTICES

34.1         Any notice or other communication under this Agreement shall be in writing and signed by or on behalf of the party giving it.

34.2         Any such notice may be served by delivering it personally or by sending it by pre-paid recorded delivery post (in the United Kingdom) or by courier with guaranteed next day delivery (to the United States of America) or by facsimile transmission:

34.2.1      in the case of the Vendor, at or to the following addresses and fax numbers or any other address or fax number in the United Kingdom or the United States of America which it may from time to time notify in writing to the Purchaser:

Address:

Attn: Daniel Cousineau

Papa John’s (GB) Limited (formerly Perfect Pizza Limited)

The Forum

Hanworth Lane

Chertsey

Surrey

KT16 9JX

Fax:

+44 1932 565904

and to:

Address:

Attn: General Counsel

Papa John’s International Inc

2002 Papa John’s Boulevard

Louisville

KY 40299

USA

Fax:

+1 502 261 4324

34.2.2      in the case of the Purchaser, at or to the following address or fax number or any other address or fax number in the United Kingdom which it may from time to time notify in writing to the Vendor:

Address:

Attn: Tony Sherriff

Smartfirst Limited

Sovereign House

Queen Street

Manchester

M2 5HR

Fax:

+44 161 832 6307

34.3         Any notice delivered personally shall be deemed to be received when delivered (or if delivered otherwise than between 9.00 am and 5.00 pm on a Business Day, at 9.00 am on the next Business Day), any notice sent by pre-paid recorded delivery post shall be deemed to be received two Business Days after posting and in proving the time of despatch it shall be sufficient to show that the envelope containing such notice was properly addressed stamped and posted; and any notice sent by facsimile transmission shall be deemed to have been received at the time of transmission (or if transmitted otherwise than entirely between 9.00 am and 5.00 pm on a Business Day, at 9.00 am on the next Business Day) and in proving the service of the same it shall be sufficient to show that such facsimile transmission was duly transmitted to a current facsimile number of the addressee provided that any service by facsimile transmission shall not be effective unless the sender shall have received printed confirmation of the transmission and a copy of such transmitted notice is sent by pre-paid recorded delivery post no later than two Business Days after the day of such facsimile transmission being effected.

35            GOVERNING LAW AND JURISDICTION

This Agreement (together with all documents referred to herein) shall be governed by and construed in accordance with the laws of England and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the English Courts for the settlement of all disputes or claims which may arise out of or in connection with this Agreement (and any documents referred to herein).

AS WITNESS the hands of the parties hereto or their duly authorised representatives the day and year first above written

SCHEDULE 1

TRANSFERRING EMPLOYEES

Simon Jarvis

Paul Rayment

Matthew Clewes

Jane Gilbert

Babinder Kaur

Roger Kendall

Alexis Baugh

Kerry Davies

Claire Dobbing

Philippa Dutton

Sharna Parkes

Alistair Waite

Simon Davies

Ronald Parker

Richard Perkins

Alan Sivorn

Anthony Whitehouse

Christopher Bartram

Kevin Harrison

R. M. Hollingmode

Austin Kingsley

Daniel Lee

Mark Parker

Garry Roberts

Simon Wellings

SCHEDULE 2

PART A
THE EXCLUDED ASSETS

1              All cash in hand or at the bank.

2              Any amounts recoverable by the Vendor in respect of Taxation relating to the Business attributable to periods ended on or before the Completion Date.

3              All intellectual property rights in and all rights to use the business name Papa John’s or any logo or mark incorporating such name and all other intellectual property rights of the Vendor’s Group save for those expressly assigned under this Agreement.

4              All rights in respect of the computer systems referred to in the IT Agreement.

5              All assets of the Vendor used by it in any business other than the Business.

6              The Split Contracts

7              The Generic Stock.

8              Any debts or other amounts owing to the Vendor, other than the Debts.

9              Any assets owned by the Franchisees or the Principals (as defined in the Franchise Agreements) or any company owned or controlled by any of them.

10            Any debts owed to the Vendor from former franchisees including in respect of Sidcup and Penn.

11            Any equipment belonging to the Vendor’s Group situated in the possession or control of suppliers of the Business.

12            Any BlackBerry (or similar) handheld devices used in connection with the Business.

13            The Cisco Router and Dell Proliant Server situated at the Gailey Park Site.

14            The PJ Equipment as defined in clause 2.3.6 of the Distribution Agreement.

15            The computer equipment stored on racking in the stock area at the Gailey Park Site.

SCHEDULE 2

PART B
THE EXCLUDED BUSINESSES

1              Any business other than the Business owned or operated by any member of the Vendor’s Group at or after the Completion Date including any business operated by Papa John’s Pizza Limited (Company Number 3872801).

2              Any business owned or operated by the Franchisees or the Principals (as defined in the Franchise Agreement) or any company owned or controlled by any of them.

SCHEDULE 3

WARRANTIES

PRELIMINARY

1              Schedules and Information

The details contained in Schedules 1, 5 (Parts A and B), 6, 7, 8 and 9 are true and accurate in all material respects.

2              Capacity, Title and Solvency of Vendor

2.1           The Vendor is entitled to transfer the legal and beneficial ownership of the Business and Assets to the Purchaser on the terms of this Agreement without the consent of any third party.

2.2           The execution and delivery of, and the performance by the Vendor of its obligations under, this Agreement will not:

2.2.1        result in a breach of, or constitute a default under, any instrument to which the Vendor is a party or by which the Vendor is bound; or

2.2.2        result in a breach of any order, judgement or decree of any court or governmental agency to which the Vendor is a party or by which the Vendor is bound.

2.3           This Agreement constitutes, and the Relevant Documents to which the Vendor is a party will constitute, binding obligations on the Vendor.

2.4           No order has been made and no resolution has been passed for the winding up of the Vendor or for a provisional liquidator to be appointed in respect of it and no petition has been served and no meeting has been convened for the purposes of winding up the Vendor.

2.5           No administration order has been made and no petition for such an order has been presented in respect of the Vendor.

2.6           No receiver (which expression shall include an administrative receiver) has been appointed in respect of the Vendor.

2.7           The Vendor is not insolvent or unable to pay its debts within the meaning of s.123 Insolvency Act 1986 and has not stopped paying its debts as they fall due.

2.8           No voluntary arrangement has been proposed under s.1 Insolvency Act 1986 in respect of the Vendor.

2.9           No event analogous to any of the foregoing has occurred in or outside the United Kingdom with respect to the Vendor.

2.10         The Vendor has obtained all necessary shareholder and board approvals in respect of the entry into of this Agreement and the Relevant Documents to which it is a party.

3              Position Since 31 December 2004

Since 31 December 2004 the Business has been carried on in the ordinary and usual course as regards its nature and extent and manner of carrying it on.

SUPPLIERS

4              Suppliers

Since 1 January 2006 the Business has not lost any important supplier (being a supplier accounting for more than 5% of the purchases of the Business on an annualised basis).

SUPPLIER CONTRACTS

5              Material terms disclosed

All material terms of each of the Supplier Contracts with any important supplier (within the meaning of paragraph 4 above) have been disclosed to the Purchaser in the Disclosure Letter.

6              Default

So far as the Vendor is aware no party or parties (including the Vendor) to a Supplier Contract with an important supplier (within the meaning of paragraph 4 above) is in default of any material obligation under such Supplier Contract where such default gives rise to a right to terminate such Supplier Contract.

FRANCHISE AGREEMENTS

7              The Disclosure Bundle contains true and complete copies of all the Franchise Agreements as the same are in force at the date hereof, including any amendments thereto.

8              So far as the Vendor is aware each of the Franchise Agreements is in full force and effect and neither the Vendor nor the relevant Franchisee has served any written notice of termination thereunder which notice is still outstanding.

9              So far as the Vendor is aware no party or parties (including the Vendor) to a Franchise Agreement is in default at the date hereof of any material obligation thereunder where such default gives rise to a right of any such party to terminate such Franchise Agreement.

INSURANCE

10            Details Provided

Details of all insurance policies maintained by the Vendor relating to the Business or the Assets are provided in the Disclosure Bundle and such details are true and accurate in all material respects.

ASSETS

11            Ownership of assets

11.1         The Vendor is the legal and beneficial owner of all of the tangible Assets free from any Encumbrances.

11.2         No Encumbrance over the whole or any part of the Assets is outstanding and the Vendor is not a party to any agreement or commitment to give or create any Encumbrance over the whole or any part of the Assets.

11.3         So far as the Vendor is aware there are no material assets other than the Assets required by the Vendor to carry on the Business as carried on immediately prior to the Completion Date and those Assets which are tangible are in the possession or under the control of the Vendor.

11.4         None of the Assets including the Debts, are the subject of any assignment, royalty, overriding royalty, factoring arrangement, leasing or hiring agreement, hire purchase agreement, agreement for payment on deferred terms or any similar agreement or arrangement.

11.5         The Vendor has not created any option, right to acquire, mortgage, pledge, charge, lien or other form of security or encumbrance of any nature on, over or affecting any part of the Assets, and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

DEBTS, STOCK ETC

12            Debts, Stock etc

12.1         The Debts have each been invoiced and have been incurred in the ordinary course of the Business and so far as the Vendor is aware are valid debts owing to the Vendor.

12.2         Since the date on which the Stock Statement was prepared since there have been no abnormal movements in levels of the Stock, other than in the ordinary course of business.

FINANCIAL INFORMATION

13            Sales Statement

13.1         The figure attributed to “Periods 1 to 12, 2005, System Sales” in column (2) of the Sales Statement does not overstate the system sales of the Perfect Pizza business operated by the Vendor in the period from 27 December 2004 to 25 December 2005.

13.2         The figure attributed to “Periods 1 to 12, 2005, Food Sales” in column (2) of the Sales Statement does not misstate in any material respect the food sales of the Vendor to Perfect Pizza franchisees in the period from 27 December 2004 to 25 December 2005.

13.3         The figure attributed to “Periods 1 to 12, 2005, Marketing Income” in column (2) of the Sales Statement does not overstate the invoiced marketing income of the Perfect Pizza franchising business as operated by the Vendor in the period from 27 December 2004 to 25 December 2005.

13.4         The figure attributed to “Periods 1 to 12, 2005, Distribution Costs” in column (2) of the Sales Statement does not misstate in any material respect the aggregate distribution costs of the Vendor in respect of distribution from the Gailey Park Site to Perfect Pizza franchisees and Papa John’s franchisees and other restaurants in the period from 27 December 2004 to 25 December 2005.

13.5         The figure attributed to “Periods 1 to 12, 2005, Adjusted System Sales” in column (2) of the Sales Statement does not overstate the system sales of the Franchise Sites in the period from 27 December 2004 to 25 December 2005.

13.6         The figure attributed to “2006, Adjusted Systems Sales” in column (2) of the Sales Statement does not overstate the systems sales of the Franchise Sites in the period from 27 December 2005 to 22 January 2006.

13.7         The figure attributed to “Periods 1 to 12, 2005, Admin Royalty Income” in column (2) of the Sales Statement does not overstate the invoiced admin royalties of the Perfect Pizza franchising business as operated by the Vendor in the period from 27 December 2004 to 25 December 2005.

14            Business since 22 January 2006

Since 22 January 2006 the Business has been carried on in its ordinary course without material interruption.

COMPLIANCE AND LITIGATION

15            Compliance with statute

15.1         No investigations or enquiries by or on behalf of any governmental or other body in respect of the Business or any of the Assets (other than routine taxation investigation or enquiries) have been notified to the Vendor.

15.2         So far as the Vendor is aware, neither the Vendor nor any of its officers, agents or employees which for the avoidance of doubt shall exclude any past or present franchisee of the Business (during the course of their duties in relation to the Business) has committed or omitted to do any act or thing the commission or omission of which is or could be in contravention of any statutory obligation or any other law of the United Kingdom giving rise to any fine, penalty, default proceedings or other liability in relation to the Business or any of the Assets which would in any such case materially and adversely affect the financial or trading position of the Business.

15.3         So far as the Vendor is aware the Business has been operated in all material respects in accordance with the laws of the United Kingdom.

16            Licences and consents

So far as the Vendor is aware insofar as any licence or consent is essential for the proper carrying on of the Business as presently carried on these have been duly obtained by the Vendor and are in full force and effect. So far as the Vendor is aware, no party to them (or any of them) is in material breach of any of the terms and conditions attached to them and there are no circumstances which indicate that any of them may be suspended, terminated, varied, revoked or not renewed in whole or in part.

17            Data Protection

The Vendor has not received any written notice or allegation from any person or third party in relation to the Business for failure or non-compliance with the Data Protection Act 1994 or 1998.

18            Litigation and Disputes

Save in respect of collection of debts in the ordinary course of business (none of which exceed £5,000), the Vendor is not engaged (whether as defendant, claimant or otherwise) in any litigation or arbitration proceedings or in any claim or dispute in respect of the Business or the Assets, and, so far as the Vendor is aware, there are no such proceedings or claims or disputes pending or threatened either by or against the Vendor.

TAXATION

19            VAT

So far as the Vendor is aware the Vendor has complied, in all material respects, with all statutory requirements, orders, provisions, directions or conditions relating to value added tax to the extent that they are relevant to the Business.

19.1         No security has been given by the Vendor over any of the Assets in favour of the Commissioners for Customs and Excuse under the provisions of paragraph 4 of schedule 11 to the Value Added Tax Act 1994.

19.2         An election has been made by the Vendor under paragraph 2 of schedule 10 to the Value Added Tax Act 1994 in relation to the Properties and a true copy of such election is contained in the Disclosure Bundle at document 19.6.

19.3         The Vendor has not received notice of an election under paragraph 2 of schedule 10 to the Value Added Tax Act 1994 from the holder of any interest immediately superior to that held by the Vendor in respect of any of the Properties.

19.4         So far as the Vendor is aware none of the Assets is a capital item the input tax on which may be subject to adjustment under part XV of the Value Added Tax Regulations 1995.

20            Disputes

The Vendor has not received written notice of any dispute with the HM Revenue & Customs or other relevant fiscal authority concerning any matter which, so far as the Vendor is aware, will affect the Business or any of the Assets in any material respect.

21            PAYE/NIC

21.1         The Vendor has properly operated the Pay As You Earn system, by making deductions, as required by the applicable Taxation statute, from all payments made, or treated as made, to the Transferring Employees, and has accounted HM Revenue & Customs for all Taxation so deducted and for all Taxation chargeable on the Vendor on benefits provided to the Transferring Employees.

21.2         All National Insurance contributions (both employer’s and employee’s) due in respect of the Transferring Employees have been duly paid.

22            STAMP DUTY

22.1         So far as the Vendor is aware all material documents in the possession or under the control of the Vendor or to the production of which the Vendor is entitled which are necessary to establish the title of the Vendor to any asset relating to the Business and which attract stamp duty on the United Kingdom or elsewhere have been properly stamped.

TRANSFERRING EMPLOYEES

23            Terms of employment

23.1         Particulars of the identity, date of commencement of employment, date of birth, job title and current salary of each Transferring Employee are set out in the Disclosure Letter.

23.2         Full particulars of all material terms and conditions of employment of all the Transferring Employees are set out in the Disclosure Letter.

23.3         Particulars of any profit sharing, commission, discretionary bonus arrangements, share option or phantom share option schemes, profit related pay schemes, employee share ownership plans or trusts or employee benefit trusts in which the Transferring Employees participate in are set out in the Disclosure Letter.

24            Employment Offers

Particulars have been given in the Disclosure Letter of any outstanding offer of employment made to any person to be engaged in the Business and there is no person who has accepted an offer of employment in the Business whose employment has not yet started.

25            Industrial Agreements

The Vendor has not entered into any recognition or other agreement or arrangement (whether legally binding or not) with any trade union or other body representing any of the Transferring Employees.

26            Leave of Absence

So far as the Vendor is aware there are no Transferring Employees on maternity leave, absent on grounds of disability or other leave of absence with a statutory or contractual right to return to work for the Business.

27            Compliance, Disputes and Disability

27.1         The Vendor has complied in all material respects with all its obligations under the Employment Rights Act 1996 in relation to the Transferring Employees.

27.2         No dispute between the Vendor and any Transferring Employee has occurred in the 12 months before Completion and has led to proceedings being issued against the Vendor.

27.3         So far as the Vendor is aware none of the Transferring Employees is disabled within the meaning of the Disability Discrimination Act 1995.

28            Termination of Employment

No Transferring Employee has given written notice to the Vendor terminating his contract of employment or is under notice of dismissal.

29            Variation of Transferring Employee Terms

The Vendor has not offered, promised or agreed (in each case on a binding basis) for the future any material variation in the current contract of employment of any Transferring Employee where such offer, promise or agreement remains outstanding.

30            Industrial Action

No industrial action or dispute is existing or, so far as the Vendor is aware, has been threatened against the Vendor in respect of or concerning any of the Transferring Employees.

31            Pension Arrangements Disclosed

31.1         In this paragraph:

“Approved” means approved by the Board of Inland Revenue for the purposes of Chapter I or Chapter IV of part XIV of ICTA 1988 and references to “Approval” shall be construed accordingly;

“Disclosed Schemes” means the Perfect Pizza Limited Group Personal Pension Plan (“the GPPP”) with Prudential and the Perfect Pizza Limited Pension Scheme (“the Final Salary Scheme”);

“ICTA 1988” means the Income and Corporation Taxes Act 1988;

“Members” means the employees engaged in the Business who are entitled to benefits under the Disclosed Schemes; and

31.2         The Vendor is not a party to any agreement or arrangement other than the Disclosed Schemes for the provision of any Relevant Benefits (as defined in section 612 of ICTA 1988) for any of the Transferring Employees engaged in the Business, including any retirement benefits pension or personal pension scheme or stakeholder arrangement.

31.3         In respect of the Final Salary Scheme the Purchaser has been supplied with:

31.3.1      true and complete copies of all the deeds and rules currently governing or relating to the Final Salary Scheme;

31.3.2      a copy of the report of the most recent actuarial valuation of the Final Salary Scheme; and

31.3.3      a copy of the Perfect Pizza Limited Pension Scheme report and accounts for the year ended 5 April 2005.

31.4         All material details of the GPPP which are sufficient to enable the Purchaser to determine the type of benefits payable and the contributions payable to the GPPP in respect of the Members of the GPPP have been disclosed to the Purchaser, and all benefits provided under the GPP are on a money purchase basis.

31.5         No undertaking or assurance has been given to any person as to the continuance introduction increase or improvement of any Relevant Benefits (whether or not there is any legal obligation to do so).

31.6         As far as the Vendor is aware there are in respect of the Disclosed Schemes no civil, criminal, arbitration, administrative or other proceedings, claims or disputes (including, without limitation, complaints under the internal disputes resolution procedure, to the Pensions Ombudsman or any investigation or enquiry, routine or otherwise by the Pensions Regulator) by any Group Company against any Member or by any Member previous member or prospective member against any Group Company in progress, pending or threatened in writing and, so far as the Vendor is aware, no circumstances exist which might give rise to any such proceedings, claims or disputes.

31.7         Each Disclosed Scheme is Approved and the Vendor is not aware of any circumstances which might give the Board of Inland Revenue reason to withdraw Approval.

31.8         All death in service benefits which may be payable under the Group Life Assurance Scheme, G91635, are fully insured, all insurance premiums have been duly paid and so far as the Vendor is aware there is no ground on which the relevant insurance company could avoid liability under any policy of insurance applicable to such benefit.

31.9         So far as the Vendor is aware the Disclosed Schemes have been administered so as to comply with all applicable legislation including all requirements relating to the payment of contributions.

32            Ex gratia Payments

The Vendor has not, in the last 12 months, made any material voluntary or ex gratia payments of any Relevant Benefits to or in respect of any Transferring Employee.

33            Undertakings

No undertaking has been given by the Vendor to any Transferring Employee as to the introduction, continuance, increase or improvement of any Relevant Benefits.

PROPERTY AND ENVIRONMENTAL

34            The Properties

34.1         All written replies to enquiries and requisitions relating to the Properties made or given by Thomas Eggar on behalf of the Vendor to the Purchaser (or to the Purchaser’s Solicitors) are true and accurate in all material respects.

34.2         The information relating to the Properties set out in Part A and Part B of Schedule 5 is true and accurate in all material respects.

34.3         So far as the Vendor is aware, there is no outstanding order, notice or claim (including any dilapidations order, notice or claim) which has been served upon or sent to the Vendor which relates to the state of repair and condition of the Properties or involves expenditure in complying with it.

35            Environmental Law

The Vendor has not received any formal written notice or complaint from any local authority, agency, body or third party threatening any civil, criminal or administrative action, proceeding or suit alleging breach of Environmental Laws in relation to the Gailey Park Site.

36            Intellectual Property

36.1         The Vendor is the sole unencumbered legal and beneficial owner and where registered the sole registered proprietor of all the Business Intellectual Property and the Vendor is not aware of any other Intellectual Property which is necessary to operate the Business.

36.2         Material particulars as to ownership, registration (and applications therefor) of the Business Intellectual Property including priority and renewal dates where applicable are set forth in Schedule 8 and/or in the Disclosure Letter and such details are complete and correct in all material respects. Such Intellectual Property comprises all material Intellectual Property which the Vendor has used in connection with the Business as carried on immediately prior to the date hereof or which is required to be used in connection with the operation of the Business as carried on immediately prior to the date hereof.

36.3         So far as the Vendor is aware the Business Intellectual Property is not the subject of any pending or threatened proceedings for opposition, cancellation, revocation or rectification or claims from employees and so far as the Vendor is aware there are no facts or matters which are likely to give rise to any such proceedings.

36.4         All the application and renewal fees and costs and charges regarding the Business Intellectual Property due on or before Completion have been duly paid in full.

36.5         Save for those agreements listed in the Disclosure Letter, the Vendor has not entered into any agreement, arrangement or understanding (whether legally enforceable or not) for the licensing or otherwise permitting or authorising the use or exploitation of the Business Intellectual Property or which would prevent restrict or otherwise inhibit the Purchaser’s freedom to use and exploit the Business Intellectual Property.

36.6         So far as the Vendor is aware none of the Business Intellectual Property is currently being infringed by any third party or has been so infringed in the two year period preceding Completion.

36.7         So far as the Vendor is aware there are no outstanding claims against the Vendor for infringement of any Business Intellectual Property and no such claims have been settled by the giving of any undertakings which remain in force.

37            Restrictive Agreements and Competition

So far as the Vendor is aware, the Vendor has not within the period of 2 years prior to the date of this Agreement been party to or involved in any agreement, understanding, arrangement, concerted practice or conduct directly or indirectly affecting the Business which may infringe or have infringed.

37.1         the Competition Act 1998;

37.2         the Enterprise Act 2002;

37.3         Articles 81 and 82 of the Treaty establishing the European Community; or

37.4         any other competition or anti-trust legislation or regulations which apply or have applied in the EEA or within any jurisdiction within the EEA or any other jurisdiction in the world and the Vendor has not in connection with any matter directly or indirectly affecting the Business received any notice, request, order or other communication of any kind from any authority, commission, government department, court or other public agency charged with the oversight or enforcement of any of the legislation referred to in this paragraph 37.

SCHEDULE 4

VENDOR’S LIMITATIONS OF LIABILITY

The provisions in this Schedule shall operate to limit the liability of the Vendor under and in respect of this Agreement and reference in this Schedule to “hereof”, “hereunder” and to “liability hereunder” shall be construed to refer to such liability as appropriate.

1              Minimum Claim Levels

No liability shall arise in respect of any claim for breach of the Warranties and/or the Gailey Park Indemnity unless and until the aggregate amount of all substantiated claims thereunder shall exceed £100,000 (one hundred thousand pounds) and, in addition, each individual substantiated claim to be counted towards the total sum referred to above must exceed £7,500 (seven thousand five hundred pounds), and in such event the Vendor shall be liable for the entire amount of the substantiated claims and not merely the excess. For the purpose of this paragraph 1, the expression “substantiated claim” means a claim (in whole or in part) which is admitted by the Vendor or proved in a court of competent jurisdiction.

2              Cap on Liability

The aggregate liability of the Vendor in respect of all claims under the Warranties and the Gailey Park Indemnity shall not exceed £4,600,000 (four million six hundred thousand pounds).

3              Time Limits

No claim shall be brought by the Purchaser against the Vendor in respect of any breach of the provisions of this Agreement unless notice in writing of any such claim (specifying so far as reasonably practicable the nature of the breach or claim and the amount claimed in respect thereof) shall have been given to the Vendor on or before the date which is 15 months after the Completion Date and proceedings are commenced by the Purchaser in respect of such claim within 6 months of notice in respect thereof being given to the Vendor and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been issued and served upon the Vendor.

4              Reimbursement

Where the Purchaser is entitled to recover from some other person (including its insurers) any sum in respect of any matter giving rise to a claim against the Vendor hereunder, the Purchaser shall at the reasonable request and expense of the Vendor procure that reasonable steps are taken to enforce such recovery and if any sum is so recovered then (i) the amount of the Vendor’s liability in respect of that claim shall be reduced by an amount equal to the sum so recovered (less the reasonable costs and expenses of recovering it) or (ii) if an amount shall already have been paid by the Vendor or otherwise satisfied in respect of that claim there shall be repaid to the Vendor an amount equal to the amount so recovered or (if less) the amount of such liability already satisfied by the Vendor provided that nothing in this clause shall require the Purchaser to act in any manner which is likely to be materially and adversely prejudicial to the goodwill of the Business.

5              Specific Limitations

5.1           No claim whatsoever shall be made by the Purchaser against the Vendor in respect of any breach of the provisions of this Agreement (and the Vendor shall not be liable in respect of any such claim which is made):-

5.1.1        to the extent that such breach or claim occurs or is increased as a result of any legislation not in force at the date hereof or occurs as a result of any increase in the rates of Taxation in force at the date hereof or occurs as a consequence of a change in the published practice of any taxation authority or in the interpretation of the law after the date hereof in any jurisdiction;

5.1.2        to the extent that such breach or claim would not have arisen but for:-

(a)           any voluntary act, omission, transaction or arrangement after Completion by the Purchaser or any other member of the Purchaser’s Group; or

(b)           any claim, election, surrender or disclaimer made or notice or consent given or any other thing done in respect of Taxation after Completion by the Purchaser or any other member of the Purchaser’s Group under the provisions of any enactment or regulation relating to Taxation; or

5.1.3        to the extent that reference, allowance, provision or reserve has been made in the Sales Statement Supporting Documents in respect of the matter to which such liability relates or such matter was taken into account in computing the amount of any such allowance provision or reserve or such matter was referred to in the notes to the Sales Statement Supporting Documents or is otherwise referred to in the Disclosure Letter or the Disclosure Bundle.

6              Contingent Claims

If any claim against the Vendor arises by reason of some liability of the Purchaser which, at the time such claim is notified to the Vendor, is contingent only or otherwise not capable of being quantified, then the Vendor shall not be under any obligation to make any payment in respect of such claim unless and until such liability ceases to be contingent or becomes capable of being quantified, as the case may be and if any such claim shall have been notified to the Vendor within the period stipulated in paragraph 3 above but does not cease to be contingent within 3 months of the giving of such notice then such claim shall lapse.

7              Recovery - Only Once

7.1           Payment of any claim shall pro tanto satisfy and discharge the amount payable in respect of any other claim which is capable of being made in respect of the same loss giving rise to such claim.

7.2           The Vendor shall not be liable in respect of any claim to the extent that the subject of the claim has been or is made good or is otherwise compensated for without cost to the Purchaser.

8              Conduct of Claims

If any claim comes to the notice of the Purchaser by reason or in consequence of which the Vendor may be liable under the Warranties the Purchaser shall:

8.1           as soon as reasonably practicable give written notice thereof to the Vendor;

8.2           not make any admission of liability, agreement or compromise with any person, body or authority in relation thereto without the prior written agreement of the Vendor (not to be unreasonably withheld or delayed);

8.3           give the Vendor and its professional advisers reasonable access to the premises and personnel of the Purchaser upon prior written notice during normal business hours and to any relevant documents and records within the power, permission or control of the Purchaser to enable the Vendor and its professional advisers to examine such accounts, documents and records and take copies thereof at their own expense; and

8.4           take all such reasonable steps or proceedings as the Vendor may reasonably consider necessary in order to mitigate such claim and provide such other reasonable assistance as the Vendor may reasonably request, subject to the Purchaser being indemnified against all reasonable costs and expenses in connection therewith.

Provided that nothing in this paragraph 8 shall require the Purchaser to act in any manner which is likely to be materially and adversely prejudicial to the goodwill of the Business.

9              Mitigation

Nothing in this Schedule 4 or elsewhere in this Agreement shall in any way reduce the obligation of the Purchaser or any other member of the Purchaser’s Group to mitigate any loss which it suffers, or may suffer, in consequence of the circumstances giving rise to any claim or potential claim against the Vendor.

SCHEDULE 5

PART A
THE LEASES

Date	Document	Parties	Property
10.04.00	Lease	Derrick Morgan (Construction) Ltd (1) Perfect Pizza Limited (2)	Gailey Park Distribution Centre, Staffs.

Date	Document	Parties	Property	Store ‘known as’
29.09.88	Lease	Regent Investments (1) United Biscuits (UK) Ltd (2)	36 Bank Street Ashford Kent	Ashford
11.1.91	Lease	W J Dando Limited (1) Gino’s Dial-A-Pizza Limited (2)	5 St Michaels Square, Ashton-Under-Lyne	Ashton Under Lyme
25.01.89	Lease	Victoria Street Properties Limited (1) United Biscuits (UK) Limited (2)	604 Bearwood Road, Smethwick	Bearwood Road
24.04.03	Lease	Star Amusements Limited (1) Perfect Pizza Limited (2)	128 London Road South Benfleet Essex	Benfleet
05.02.88/ 13.11.03	Leases	Kindale Ltd (1) Gino’s Dial-A-Pizza Ltd (2) M J Mcgrath, D Mcgrath And J Mcgrath (3)/ Beamworld Limited (1) Perfect Pizza Limited (2)	73 High Street, Bilston, West Midlands	Bilston
24.06.88	Lease	T Tratalos (1) United Biscuits (UK) Limited (2)	8 Victoria Avenue, Blackley	Blackley
16.07.91	Lease	Hourpass Ltd (1) Gino’s Dial-A-Pizza (2)	315 Tonge Moor Road, Bolton, Lancashire	Bolton
14.12.88	Lease	Hardanger Investments Ltd (1) Gino’s Dial-A-Pizza Ltd (2)	Unit 16 The Moor Shopping Centre, Brierley Hill	Brierley Hill
27.05.88	Lease	Steven Sharpe & Gavin Mark Sharpe (1) United Biscuits (UK) Ltd (2)	48 Lewes Road Brighton East Sussex	Brighton
18.10.91	Lease	Mr B.S. Chahal (1) Gino’s Dial-A-Pizza (2)	44 High Street Brownhills Walsall West Midlands	Brownhills

15.03.04	Lease	Lex Investments Ltd (1) Perfect Pizza Ltd (2)	49 High Road, Broxbourne, Hertfordshire	Broxbourne
24.05.91	Lease	A.S.Heath Esq. and N. Kellett (1) Gino’s Dial-A-Pizza Limited (2)	8 Market Place Burslem Stoke On Trent	Burslem
03.06.86	Lease	Bonne Bouche Catering Limited (1) United Biscuits (UK) Limited (2)	12 Bute Street, London	Bute Street
22.09.98	Lease	Ventress Property Developments Ltd (1) Perfect Pizza Ltd (2)	178 Mill Road Cambridge	Cambridge
26.04.85	Lease	James Reppin Bates (1) Allen Stewart Smith (2)	115 Furtherwick Road Canvey Island	Canvey Island
22.09.89	Lease	Mr & Mrs J.M. Cohen (1) UB Restaurants Ltd (2)	342 Cowbridge Road East Cardiff	Cardiff 2
27.08.99	Lease	Tindlesouth Ltd (1) Gino’s Dial-A-Pizza (2)	8 Hurst Lane Castle Bromwich Birmingham	Castle Bromwich
16.07.91	Lease	Hourpass Ltd (1) Gino’s Dial-A-Pizza Ltd (2)	486 Nottingham Road Chaddesden Derby	Chaddesden
15.02.91	Lease	Cheltenham Borough Council (1) Gino’s Dial A Pizza Limited (2)	32/34 St James Street, Cheltenham, Gloucestershire	Cheltenham
22.02.82	Lease	Nombans Limited And Wattsal Limited (1) Chesham Furnishers Limited (2)	50 Broad Street Chesham	Chesham
1.11.91	Lease	Brian Lewis (1) Gino’s Dial-A-Pizza Limited (2)	5 Sheffield Road, Chesterfield	Chesterfield
13.06.88	Lease	Vertex Ltd (1) United Biscuits (UK) Ltd (2)	36 The Hornet, Chichester, West Sussex	Chichester
17.10.85	Lease	(1) Lamrest Limited And (2) United Biscuits (UK) Limited	Ground Floor & Basement Shop, 299 Chiswick High Road	Chiswick
18.03.04	Underlease	Zeldam Company Limited (1) Perfect Pizza Limited (2)	Unit 3, 23 Watford Road, Cotteridge, Birmingham	Cotteridge
02.04.91	Lease	Majorstates Ltd (1) Gino’s Dial-A-Pizza (2)	13 Longfellow Road, Coventry, West Midlands	Coventry 1
24.09.91	Lease	Claud Cecil Granger And Sybil Mary Granger (1) Gino’s Dial-A-Pizza Limited (2)	469 Holyhead Road Coventry	Coventry 2

15.05.89	Lease	Hassall Properties Limited (1) Gino’s Dial A Pizza Limited (2)	Unit 3, 128b Nantwich Road, Crewe	Crewe
26.09.97	Lease	Jasper Properties Ltd (1) Perfect Pizza Ltd (2)	5 Davyhulme Circle Davyhulme Manchester	Davyhulme
23.11.90	Lease	Wei Kiang Lam (1) Gino’s Dial-A-Pizza Ltd (2)	88 Manchester Road Denton Manchester	Denton
27.10.87	Lease	Direct Properties Ltd (1) United Biscuits (UK) Ltd (2)	274 Lower Addiscombe Road East Croydon Surrey	East Croydon
13.08.87	Lease	J H Suckling (1) United Biscuits (UK) Limited (2)	92 Field End Road Eastcote PinnerMiddlesex	Eastcote
14.09.90	Lease	Paul Christian Seez (1) Gino’s Dial-A-Pizza Limited (2)	274 Pinhoe Road Exeter	Exeter Pinhoe
24.06.88	Lease	Anglo Scottish Development Ltd (1) United Biscuits (UK) Ltd (2)	186a West Street Fareham Hampshire	Fareham
10.08.87	Lease	Kindale Limited (1) Colin Hayward Barnes (2)	218 Farnborough Road Farnborough Hampshire	Farnborough
24.06.88	Lease	David Chontow And Miria Elisheva Chontow (1) Gino’s Dial-A-Pizza Limited (2) Michael John McGrath, Dennis McGrath And John McGrath (3)	13 Straits Parade, Fish Ponds, Bristol	Fishponds
17.04.02	Lease	Teves Investments Limited (1) Perfect Pizza Limited (2)	776 Stafford Road, Fordhouses, Wolverhampton	Fordhouses
04.12.89	Lease	Mr V B Goyal & Mr S Shukla (1) Messrs Ginos Dial A Pizza Limited (2)	25 Liskard Road, & 11 Liskard Road, Walsall (also known as Unit 9 Gillity Village)	Gillity Village Walsall
07.01.05	Underlease	Ranbrook Limited (1) Perfect Pizza Limited (2)	3 Cavendish Buildings, 144 Eastgate St, Gloucester	Gloucester
22.06.88	Lease	Mosspine Ltd (1) United Biscuits (UK) Ltd (2)	21 Epsom Road Guildford	Guildford
03.03.94	Lease	Central Midlands Co-Operative Society Ltd (1) G.D.P. (No.2) Ltd (2)	1500 Stratford Road Hall Green Birmingham	Hall Green

30.03.90	Lease	Watney Truman (1) Perfect Pizza Ltd (2)	28 High Street Harpenden St Albans Hertfordshire	Harpenden
2.12.05	Lease	Northlands Holding Limited (1) Perfect Pizza Limited (2)	22 Market Parade, Havant, Hampshire	Havant
19.07.83	Lease	Ravenseft Properties Ltd (1) Craft Cleaners Ltd (2)	6 Five Ways Parade, Hazelgrove, Stockport	Hazelgrove
18.11.91	Lease	Robin Archer (1) Ginos Dial A Pizza Limited (2)	43 Commercial Road Hereford	Hereford
29.10.90	Lease	J.P. & Miss Moreton (1) Grandmet Restaurants Limited (2)	Ground Floor Premises, 33 Regent St, Hinckley, Leicester	Hinckley
02.02.88	Lease	Hudson, Hudson, Hudson & Staniscia (1) United Biscuits (UK) Ltd (2)	Unit 3 Dalkeith House/25 Dalkeith Place Kettering	Kettering
15.5.00	Lease	Town House Investments Limited (1) Perfect Pizza Limited (2)	63 Bedford Street Leamington Spa	Leamington Spa
13.06.01	Lease	The Walsall Metropolitan Borough Council (1) Perfect Pizza Limited (2)	19 Leamore Lane, Leamore, Walsall	Leamore
17.02.89	Lease	B.R And J.B Mody (1) United Biscuits (UK) Limited (2)	199 Uppingham Road, Leicester	Leicester 1
17.12.01	Lease	Trustees of the Ferndale Executive Pension Scheme (1) Perfect Pizza Ltd (2)	Ground floor shop unit 4 Cranfleet Way Wilsthorpe Road Long Eaton Nottinghamshire	Long Eaton
31.07.91	Lease	Hourpass Limited (1) Gino’s Dial-A-Pizza Limited (2)	6 And 8 Upper Normacott Road Longton Stoke-on-Trent	Longton
06.02.89	Lease	A I Woo Esq. & Others (1) And United Biscuits (UK) Limited (2)	8 Denmark Road, Lowestoft	Lowestoft
24.09.98	Lease	Ravenseft Properties Limited (1) Perfect Pizza Limited (2)	15 Central Parade, Maghull, Liverpool	Maghull
09.05.97	Lease	Jewson Property Holdings Ltd (1) Perfect Pizza Ltd (2)	62 Queen Street Maidenhead Berkshire	Maidenhead
06.12.96	Lease	S J Wright Ltd (1) Perfect Pizza Ltd (2)	67 Union Street, Maidstone, Kent	Maidstone

30.11.90	Lease	S Royce & Son Limited (1) Gino’s Dial-A-Pizza Limited (2)	1 Berkeley Precinct, Maypole, Birmingham	Maypole
23.04.87	Lease	Goodwin Associates Ltd (1) United Biscuits (UK) Ltd (2)	255 London Road Mitcham Surrey	Mitcham
12.04.90	Lease	David Owen Kenna (1) Jane Elizabeth Kenna (2) Gino’s Dial A Pizza (3)	446 Chester Road New Oscott Sutton Coldfield	New Oscott
21.05.91	Lease	Hourpass Limited (1) Gino’s Dial-A-Pizza Limited (2)	176 Corporation Road, Newport	Newport
19.12.90	Lease	Mrs P K Sehmi (1) Grandmet Restaurants Limited (2)	212a Wellingborough Road Northampton	Northampton
08.11.78	Lease	Mr D A Greenway (1) Mr A B Plant (2)	21/22 The Green, Attleborough, Nuneaton	Nuneaton
8.08.91	Lease	Mellowbrook Limited (1) Gino’s Dial-A-Pizza Limited (2)	137 Yorkshire Street, Oldham, Greater Manchester	Oldham
10.03.93	Lease	Portrust Holdings Limited (1) Perfect Pizza Limited (2)	331 Penn Road, Penn Wolverhampton	Penn
25.11.04	Lease	Norton Properties (Essex) Limited (1) Perfect Pizza Limited (2)	Shop 2 and Flat 2, 71/73 High Street, Pitsea	Pitsea
08.02.88	Lease	Goodwin Associates Limited (1) United Biscuits (UK) Limited (2)	283/287 Barking Road Plaistow London E13	Plaistow
01.05.95	Underlease	Southern Fast Foods Limited (1) Perfect Pizza Limited (2)	Ground & Lower Ground Floor & Basement 35 Mutley Plain, Plymouth, Devon	Plymouth Mutley Plain
13.07.89	Lease	Mr A H G Al-Baghdadi (1) UB Restaurants Ltd (2)	Ground Floor 16 London Road North End Portsmouth	Portsmouth
13.05.88	Lease	E.G.L. Cox And Mrs J.M. Cox (1) United Biscuits (UK) Ltd (2)	41 Whitley Street Reading Berkshire	Reading
27.03.91	Lease	Victor Michael Dormer & Patricia Anne Dormer (1) Gino’s Dial A Pizza Limited (2)	83 Evesham Road, Headless Cross, Redditch	Redditch

02.05.00	Lease	Sheila Evett (1) Perfect Pizza Ltd (2)	143 Uxbridge Road Millend Rickmansworth Hertfordshire	Rickmansworth
06.08.01	Lease	The Borough Council Of Sandwell (1) Perfect Pizza Ltd (2)	354 Oldbury Road Rowley Regis Sandwell West Midlands	Rowley Regis
02.03.91	Lease	Josephine Burke (1) Gino’s Dial-A-Pizza Ltd (2)	294 Prince Of Wales Road, Sheffield	Sheffield 1
03.04.91	Lease	Susan Mary Good (1) Gino’s Dial-A-Pizza (2)	33 Castle Foregate, Shrewsbury, Shropshire	Shrewsbury
01.08.88	Lease	Mosspine Ltd (1) United Biscuits (UK) Ltd (2)	81 Station Road Sidcup	Sidcup
10.03.97	Lease	Guys Hospital Nominees (1) Perfect Pizza Limited (2)	275 High Street Slough	Slough
18.05.87	Lease	Trevian Properties Limited (1) United Biscuits (UK) Limited (2)	115 Elm Grove Southsea	Southsea
15.06.90	Lease	Anglo International Holdings Ltd (1) Gino’s Dial-A-Pizza (2)	Unit 6 North Walls Salter Street Stafford	Stafford
25.03.88	Lease	Mr & Mrs G.H. Amis (1) United Biscuits (UK) Limited (2)	Ground Floor Shop, 115/117 High St, Stevenage Hertfordshire	Stevenage
20.09.89	Lease	Sukhdev Singh Chhatwal (1) UB Restaurants Ltd (2)	812 Harrow Road Sudbury Middlesex	Sudbury
15.07.87	Lease	Buyquick Limited (1) Mann & Co (South Coast) Ltd (2)	60 Cricklade Road, Swindon, Wiltshire	Swindon
31.08.01	Lease	The Neighbourhood Retail Limited Partnership (1) Perfect Pizza Limited (2)	Unit 11 Meadway Shopping Centre Tilehurst	Tilehurst
02.10.89	Underlease	Derek William Overy & Christine Annie Overy (1) UB Restaurants Ltd (2)	Shop 3 & Flat 3 York Parade Trench Wood North Tonbridge	Tonbridge
16.04.97/ 23.11.05	Leases	CMS Properties (Kent) Ltd (1) Ursula Georgina Ball (2) Perfect Pizza Ltd (3) (same parties both Leases)	106 Camden Road, Tunbridge Wells, Kent	Tunbridge Wells
22.02.91	Lease	Vaktro Properties Limited (1) Gino’s Dial A Pizza Limited (2)	49 Arrow Park Road, Upton, Wirral	Upton

31.01.91	Lease	Ajit Kaur Bangay (1) Grandmet Restaurants Limited (2)	102 Cowley Road Uxbridge Middlesex	Uxbridge
15.01.88	Lease	Haworth & Airey Limited (1) United Biscuits (UK) Limited (2)	146/148 Halifax Road, Wadsley Bridge Sheffield, South Yorkshire	Wadsley Bridge
11.12.87	Lease	Co-Operative Wholesale Society Limited (1) United Biscuits (UK) Limited (2)	64 Woodcote Rd, Wallington, Surrey	Wallington
28.02.86	Lease	John St. Pierre Slatter & John Edwin Marchington (1) Bridgers (2)	99 Hersham Road Walton on Thames Surrey	Walton on Thames
07.03.89	Lease	Southcross Properties Ltd (1) United Biscuits (UK) Ltd (2)	25a Midland Road Wellingborough Northamptonshire	Wellingborough
14.03.99	Lease	Lamber Singh And Balbir Kaur (1) Gino’s Dial-A-Pizza Limited (2)	385a High Street, West Bromwich	West Bromwich
08.02.02	Lease	Mary Forryan (1) Perfect Pizza Limited (2)	15 Leicester Rd, Wigston, Leicestershire	Wigston
14.10.03	Lease	M C Loizou (1) Perfect Pizza Ltd (2)	164/166 The Broadway Wimbledon	Wimbledon
30.01.91	Lease	Highgold Properties Limited (1) Gino’s Dial A Pizza Limited (2)	Unit 2, 11/13 St Johns, Worcester	Worcester
01.07.05	Lease	Mohammed Yaqoob Moten (1) Perfect Pizza Limited (2)	6 Broadwater Street West Worthing West Sussex	Worthing
18.03.02	Lease	Hermitage Investments Limited (1) Perfect Pizza Limited (2)	Unit 5, 3 Imperial Buildings, Kings Street, Wrexham	Wrexham
31.10.90	Lease	Hourpass Ltd (1) Gino’s Dial-A-Pizza Ltd (2)	14 And 15 Abbotswood Yate Bristol	Yate
02.07.98	Lease	Names Consultancy (Guernsey) Limited (1) Perfect Pizza Limited (2)	98/100 Fishergate York	York

SCHEDULE 5

PART B
THE FRANCHISE UNDERLEASES

Date	Document	Parties	Property	Store ‘known as’

22.12.03	Underlease	Perfect Pizza Ltd (1) Cengizhan Cerit (2)	36 Bank Street Ashford Kent	Ashford
27.09.04	Underlease	Perfect Pizza Limited (1) Karim Samadpoor (2)	5 St Michaels Square, Ashton-Under-Lyne	Ashton Under Lyme
23.10.97	Underlease	Perfect Pizza Limited (1) Kulbant Singh (2)	604 Bearwood Road, Smethwick	Bearwood Road
16.06.05	Underlease	Perfect Pizza Limited (1) PP Benfleet Limited (2) Sabraj Samra (3)	128 London Road South Benfleet Essex	Benfleet
02.07.04	Underlease	Perfect Pizza Ltd (1) G Showker (2)	73 High Street, Bilston, West Midlands	Bilston
24.05.00	Underlease	Perfect Pizza Limited (1) Sajid Mahmood Mokhan Gill & Kulbant Singh (2)	8 Victoria Avenue, Blackley	Blackley
15.12.94	Underlease	Perfect Pizza Ltd (1) Angel Bay Enterprises Ltd (2) G N Grant and L Grant (3)	315 Tonge Moor Road, Bolton, Lancashire	Bolton
	No current Underlease in place as Landlord’s consent withheld	Current occupying franchisees Omar Ahmed, Adnan Bin Ashfaq and Mohammed Ahmed	Unit 16 The Moor Shopping Centre, Brierley Hill	Brierley Hill
24.09.02	Underlease	Perfect Pizza Ltd (1) Pages Premier Fastfoods Ltd Thomas Ernest Page (2)	48 Lewes Road Brighton East Sussex	Brighton
19.12.91/ 23.12.93	Underlease/Deed of Variation	Gino’s Dial-A-Pizza Ltd (1) Eccleston Electrical Installations Ltd (2) Gary Kenna & Steven Eccleston (3) Perfect Pizza Ltd (1) K Ahmed Esq (2)	44 High Street Brownhills Walsall West Midlands	Brownhills
15.03.04	Underlease	Perfect Pizza Ltd (1) Caner Cocelli (2)	49 High Road, Broxbourne, Hertfordshire	Broxbourne
23.12.04	Underlease	Perfect Pizza Limited (1) Steven Wesley Haywood (2)	8 Market Place Burslem Stoke On Trent	Burslem

01.08.94	Underlease	Perfect Pizza Ltd (1) M O Fahmy Esq (2)	12 Bute Street London	Bute Street
06.05.99	Underlease	Perfect Pizza Ltd (1) Instant Toppings Ltd (2)	178 Mill Road Cambridge	Cambridge
22.06.04	Underlease	Perfect Pizza Ltd (1) K H Investments Ltd (2) Hetal Desai and Kinnari Desai (3)	115 Furtherwick Road Canvey Island	Canvey Island
26.03.91	Underlease	Grandmet Restaurants Ltd (1) F. Ley & Sons Ltd (2) M. Ley Esq. (3)	342 Cowbridge Road East Cardiff	Cardiff 2
Undated	Underlease (not completed)	Gino’s Dial-A-Pizza (1) Amanda Maaskant & Owen Drysdale (2)	8 Hurst Lane Castle Bromwich Birmingham	Castle Bromwich
08.03.96	Underlease	Perfect Pizza Ltd (1) Staffordshire Pizzas Ltd (2)	486 Nottingham Road Chaddesden Derby	Chaddesden
01.02.99	Underlease	Perfect Pizza Ltd (1) Ernest Paul Zarb (2)	32/34 St James Street, Cheltenham, Gloucestershire	Cheltenham
30.06.98	Underlease	Perfect Pizza Limited (1) BNS (Chesham) Limited (2)	50 Broad Street Chesham	Chesham
24.03.92	Underlease NB may be invalid due to unauthorised assignment	Gino’s Dial-A-Pizza Limited (1) Northern and Provincial Limited (2)	5 Sheffield Road, Chesterfield	Chesterfield
01.04.05	Agreement for Underlease (Underlease not yet completed)	Perfect Pizza Ltd (1) Atlas Corporate Developments Ltd (2)	36 The Hornet, Chichester, West Sussex	Chichester
None	No current Underlease in place	Current occupying franchise believed to be Vishal Kumar Kakar	Ground Floor & Basement Shop, 299 Chiswick High Road	Chiswick
10.05.05	Underlease	Perfect Pizza Limited (1) Kulbant Singh (2)	Unit 3, 23 Watford Road, Cotteridge, Birmingham	Cotteridge
04.05.94	Underlease	Perfect Pizza Ltd (1) J S Dosanjh and S S Dosanjh (2)	13 Longfellow Road, Coventry, West Midlands	Coventry 1
22.06.92	Counterpart Underlease	Gino’s Dial-A-Pizza Limited (1) Jagdip Singh Dosanjh (2) Jasbir Kaur Dosanjh (3)	469 Holyhead Road Coventry	Coventry 2

08.06.92	Agreement For Underlease Executed Uncompleted Underlease	Gino’s Dial-A-Pizza Limited (1) Balkar Singh Sukhdev Singh (2)	Unit 3, 128b Nantwich Road, Crewe	Crewe
22.12.03	Underlease	Perfect Pizza Ltd (1) Gino’s Express Ltd (2) Satnam Singh Khag (3)	5 Davyhulme Circle Davyhulme Manchester	Davyhulme
09.02.99	Underlease	Perfect Pizza Ltd Javaid Sarwar	88 Manchester Road Denton Manchester	Denton
15.12.03	Underlease	Perfect Pizza Limited (1) Andresphillai Frances Xavier & Balasubramanium Thayalatheva (2)	274 Lower Addiscombe Road East Croydon Surrey	East Croydon
05.01.01	Underlease	Perfect Pizza Limited (1) Obaidula Mehak (2)	92 Field End Road Eastcote	Eastcote
04.12.03	Underlease	Perfect Pizza Limited (1) It’s A Bullseye Limited (2) Nicholas Taylor Kent Watson (3)	274 Pinhoe Road Exeter	Exeter Pinhoe
31.10.90	Underlease	Grandmet Restaurants Ltd (1) Restaurants Universal Ltd (2) Messrs N.H. & M.F.L. Davison (3)	186a West Street Fareham Hampshire	Fareham
04.06.03	Underlease	Perfect Pizza Limited (1) Mohammed Afzal Choudhery (2)	218 Farnborough Road Farnborough Hampshire	Farnborough
06.06.94	Underlease	Perfect Pizza Limited (1) Simon David Kerbes (2)	13 Straits Parade, Fish Ponds, Bristol	Fishponds
05.03.01	Underlease	Perfect Pizza Limited (1) Gurpal Showker and Hemant Patel (2)	776 Stafford Road, Fordhouse, Wolverhampton	Fordhouses
20.08.04	Underlease	Perfect Pizza Limited (1) Abdul Baseer Rehan & Anas Ahmed Rehan (2)	25 Liskaerd Road, & 11 Liskard Road, Walsall	Gillity Village Walsall
30.07.02	Sub-Underlease NB this has expired no new Sub-Underlease has yet been completed	Perfect Pizza Limited (1) Dharmendar Khag & Rakesh Lagan (2) Occupying franchisees: Satnam Singh Khag & Kirit Patel	3 Cavendish Buildings, 144 Eastgate St, Gloucester	Gloucester

13.07.89	Underlease	UB Restaurants Ltd (1) Asta Catering Ltd (2) A.J. Castle (3)	21 Epsom Road Guildford	Guildford
11.06.98	Underlease	Perfect Pizza Ltd (1) Miss Manjit Kaur Dhanda (2)	1500 Stratford Road Hall Green Birmingham	Hall Green
20.09.91	Underlease	Perfect Pizza Ltd (1) Cavendish Fast Foods Ltd (2)	28 High Street Harpenden St Albans Hertfordshire	Harpenden
02.12.05	Underlease	Perfect Pizza Limited (1) B C Ellis (2)	22 Market Parade, Havant, Hampshire	Havant
24.03.05	Underlease	Perfect Pizza Ltd (1) SBS Trade (UK) Ltd (2) Husnan Safdar Bukhari (3)	6 Five Ways Parade, Hazelgrove, Stockport	Hazelgrove
01.10.01	Underlease	Perfect Pizza Limited (1) Dharmendar Khag & Rakesh Lagan (2)	43 Commercial Road Hereford	Hereford
06.07.92	Underlease	Perfect Pizza Limited (1) K Katechia (2)	Ground Floor Premises, 33 Regent St, Hinckley, Leicester	Hinckley
25.07.00	Underlease	Perfect Pizza Ltd (1) Iraj Poshtmashad (2)	Unit 3 Dalkeith House Dalkeith Place Kettering	Kettering
20.11.00/ 11.02.02	Underlease/Deed of Variation of Underlease	Perfect Pizza Ltd (1) Kirit Parhubhair Patel and Satinderpal Dhaliwal (2)	63 Bedford Street Leamington Spa Warwickshire	Leamington Spa
12.07.01	Underlease	Perfect Pizza Limited (1) Kirit Patel & Satnam Khag (2)	19 Leamore Lane, Leamore, Walsall	Leamore
13.02.98	Underlease	Perfect Pizza Limited (1) Satnam Singh Khag Kirit Patel (2) Gurpal Singh Khag (3)	199 Uppingham Road, Leicester	Leicester 1
29.11.91/ 22.04.92	Underlease/Deed of Variation of Underlease	Gino’s Dial-A-Pizza Limited (1) Andrew Craig Stott and Jean Carol Stott (2)	6 and 8 Upper Normacott Road Longton Stoke-On-Trent	Longton
12.09.89	Underlease	UB Restaurants Limited (1) M J Kirby Esq (2)	8 Denmark Road, Lowestoft	Lowestoft
19.12.03	Underlease	Perfect Pizza Limited (1) Mayfair Products Limited (2) Iraj Posh-Mashad, Mohammad Zarabi and Mohammad-Reza Ghodrati (3)	15 Central Parade, Maghull, Liverpool	Maghull

	There is no current Underlease in place	Occuping franchisees believed to be:Shoukat & Amir Ali	62 Queen Street Maidenhead Berkshire	Maidenhead
07.05.97	Underlease	Perfect Pizza Ltd (1) Maswell Ltd (2) A M Sarrafan (3)	67 Union Street, Maidstone, Kent	Maidstone
25.08.94	Underlease	Perfect Pizza Limited (1) Calgarth Limited (2)	1 Berkeley Precinct, Maypole, Birmingham	Maypole
18.04.00	Underlease	Perfect Pizza Ltd (1) Aref Kharouti (2)	255 London Road Mitcham Surrey	Mitcham
22.03.05	Underlease	Perfect Pizza Limited (1) P S Sokhi and G S Sokhi and M S Sokhi (2)	446 Chester Road New Oscott Sutton Coldfield	New Oscott
06.05.99	Underlease	Perfect Pizza Limited (1) Miss H P Chave (2)	176 Corporation Road, Newport	Newport
2001	Uncompleted Underlease – not completed as PP’s Lease has expired unable to renew	Perfect Pizza Ltd (1) G Mandeir, B S Garcha B S Garcha (2)	21/22 The Green, Attleborough, Nuneaton	Nuneaton
07.10.05	Underlease	Perfect Pizza Limited (1) Gino’s Express Limited (2) Mr Kirit Patel (3)	137 Yorkshire Street, Oldham, Greater Manchester	Oldham
	No Underlease is in place	Current occupying franchisees believed to be: Larry & Hyacinth Chin-See	331 Penn Road, Wolverhampton	Penn
25.10.05	Underlease	Perfect Pizza Limited (1) Sundeep Singh Chhina (2)	Shop 2 and Flat 2, 71/73 High Street, Pitsea	Pitsea
13.03.88	Underlease	United Biscuits (UK) Limited (1) Tahir Mahmood Akram (2)	283/287 Barking Road Plaistow London E13	Plaistow
01.05.95	Underlease	Perfect Pizza Limited (1) Taylor Made Pizza Co. Limited (2)	Unit 1 Ground & Lower Ground Floor & Basement 35 Mutley Plain, Plymouth, Devon	Plymouth Mutley Plain

01.05.95	Sub-Underlease	Perfect Pizza Limited (1) Taylor Made Pizza Co. Limited (2)	Unit 2 Ground & Lower Ground Floor & Basement 35 Mutley Plain, Plymouth, Devon	Plymouth Mutley Plain
19.12.90/ 19.07.04	Underlease/Reversionary Underlease	Grandmet Restaurants Ltd (1) Corerun Ltd (2) M G Travis (3)/Perfect Pizza Ltd (1) Dayfield Ltd (2) Jaswant Singh Sahota (3)	Ground Floor 16 London Road North End Portsmouth	Portsmouth
19.10.88/ 07.02.01	Underlease/Deed of Variation of Underlease	United Biscuits (UK) Ltd (1) P.T. Smale Esq (2)/ Perfect Pizza Ltd (1) Kirpal Singh Sahota (2) Sundip Singh Sandhu (3)	41 Whitley Street Reading Berkshire	Reading
18.03.92	Underlease	Ginos Dial A Pizza Limited (1) William Tonks Peter James Tonks & Jeffrey Tonks (2)	83 Evesham Road, Headless Cross, Redditch	Redditch
02.05.00	Underlease	Perfect Pizza Ltd (1) Mohammad Javad Kashefi (2)	143 Uxbridge Road Millend Rickmansworth Hertfordshire	Rickmansworth
06.12.04	Underlease	Perfect Pizza Ltd (1) Aftaab Ahmed, Adnan Bin Ashfaq and Mohammed Ahmed (2)	354 Oldbury Road Rowley Regis Sandwell West Midlands	Rowley Regis
01.11.04	Underlease	Perfect Pizza Ltd (1) A M Hazara (2)	294 Prince Of Wales Road, Sheffield	Sheffield 1
18.10.91/ 25.10.94	Underlease/Deed of Variation of Underlease	Gino’s Dial-A-Pizza Ltd (1) Peter Price and David Pryce (2)/Perfect Pizza Ltd (1) Peter Price and David Pryce (2)	33 Castle Foregate, Shrewsbury, Shropshire	Shrewsbury
29.12.00	Underlease NB this has been recently forfeited	Perfect Pizza Ltd (1) Aref Kharouti (2)	81 Station Road Sidcup	Sidcup
27.11.00	Underlease	Perfect Pizza Limited (1) Satnam Singh Khag and Isaac Chang Yeboah (2)	275 High Street Slough	Slough
01.04.05	Agreement For Underlease	Perfect Pizza Limited (1) Atlas Corporate Developments Limited (2)	115 Elm Grove Southsea	Southsea

07.04.97	Underlease	Perfect Pizza Ltd (1) Mandale Ltd (2) Owen Drysdale & Amanda Maaskant (3)	Unit 6 North Walls Salter Street Stafford	Stafford
01.11.05	Underlease	Perfect Pizza Limited (1) Sami & Samiha Limited (2) Mohammaed Sofi Ullah (3)	Ground Floor Shop, 115/117 High St, Stevenage Hertfordshire	Stevenage
17.08.99	Underlease	Perfect Pizza Ltd (1) Wahidyullah Zia (2)	812 Harrow Road Sudbury Middlesex	Sudbury
02.02.05	Underlease	Perfect Pizza Ltd (1) Prem Kumar (2)	60 Cricklade Road, Swindon, Wiltshire	Swindon
22.01.02	Underlease	Perfect Pizza Limited (1) Sundip Singh Sandu Balbir Kaur Sandhu and Harvinder Singh Sandhu (2)	Unit 11 Meadway Shopping Centre Tilehurst	Tilehurst
24.10.05	Agreement For Underlease	Perfect Pizza Ltd (1) Mohammad-Reza Ghodrati & Parvin Asadi Kesheh (2)	Shop 3 & Flat 3 York Parade Trench Wood North Tonbridge	Tonbridge
09.09.05	Agreement for Underlease	Perfect Pizza Ltd (1) Pizza Perfection Ltd (2) Heshmat Gholampour (3)	106 Camden Road, Tunbridge Wells, Kent	Tunbridge Wells
27.01.04	Underlease	Perfect Pizza Limited (1) Eastbrite Limited (2) R.Sethi (3)	49 Arrow Park Road, Upton, Wirral	Upton
02.07.91	Underlease	Grandmet Restaurants Limited (1) Mohammad Amin Choudhery (2)	102 Cowley Road Uxbridge Middlesex	Uxbridge
03.02.95		Perfect Pizza Limited (1) S. Biggin (2)	146/148 Halifax Road, Sheffield, South Yorkshire	Wadsley Bridge
29.10.96	Underlease	Perfect Pizza Limited (1) Euroseller 2 Limited (2) Ahmed Abd Chalabi	64 Woodcote Rd, Wallington, Surrey	Wallington
10.01.05	Underlease	Perfect Pizza Ltd (1) Isaac Chang-Yeboah (2)	99 Hersham Road Walton On Thames Surrey	Walton on Thames
29.10.90	Underlease	Grandmet Restaurants Ltd (1) I. Postmashad Esq. (2)	25a Midland Road Wellingborough Northamptonshire	Wellingborough
06.08.02	Underlease	Perfect Pizza Limited (1) Gurmail Singh and Sukhvinder Singh Sidhu (2)	385a High Street, West Bromwich	West Bromwich
21.03.03	Underlease	Perfect Pizza Limited (1) Tarlaz Singh (2)	15 Leicester Rd, Wigston, Leicestershire	Wigston

Undated	Draft Franchise Underlease	Perfect Pizza Ltd (1) Esmail Safaei (2)	164/166 The Broadway Wimbledon	Wimbledon
14.08.96	Underlease	Perfect Pizza Limited (1) G.S.Lola (2)	Unit 2, 11/13 St Johns, Worcester	Worcester
04.07.05	Underlease	Perfect Pizza Ltd (1) A Wain-Smith Ltd (2) Alexander Wain-Smith (3)	6 Broadwater Street West Worthing West Sussex	Worthing
17.10.02	Underlease	Perfect Pizza Limited (1) Mokhan Singh Gill (2)	Unit 5, 3 Imperial Buildings, Kings Street, Wrexham	Wrexham
28.11.97	Underlease	Perfect Pizza Ltd (1) George Kyriacou and Bisti Kyriacou (2)	14 and 15 Abbotswood Yate Bristol	Yate

SCHEDULE 5

PART C

PROVISIONS RELATING TO THE PROPERTIES

1              Definitions and Interpretation

1.1           In this part of this Schedule unless expressly stated to the contrary, the following expressions shall have the following meanings:

1995 Act	The Landlord and Tenant (Covenants) Act 1995;
Ancillary Property Agreements

all contracts, licences, deeds, documents, agreements and arrangements disclosed to the Purchaser (including undocumented informal arrangements) other than the Leases and the Franchise Underleases relating to any of the Properties which provide rights or benefits and in respect of which a payment is or will become due or periodic payments are to be made;

Authorised Guarantee Agreement	has the meaning given to it in Section 16 Landlord and Tenant (Covenants) Act 1995;
Consents

the consents of the Reversioners, given in a duly executed licence to assign, to the assignment of each of the Leases and the Gailey Park Lease to the Purchaser in accordance with the terms of the relevant Lease or the Gailey Park Lease (as appropriate) (and “Consent” shall mean each or any of them);

Disposal Date

in respect of each Lease the date which is five Business Days after the date of each Consent having been obtained (or the date upon which the Court shall declare that Consent is not required or is being unreasonably withheld or delayed);

Escrow Agreement	an agreement, in the Approved Form, relating to the holding in escrow of interest payable under the Loan Notes pending successful assignment or underletting of the Properties;
Franchise Underleases

the underleases detailed in Part B of this Schedule and all deeds and documents supplemental thereto (whether or not expressed to be so) and the expression “Franchise Underlease” shall mean any one of them;

Gailey Park Lease	Lease made the 10th April 2000 between Derrick Morgan (Construction) Limited (1) and the Vendor (2);
General Conditions	The Standard Commercial Property Conditions (Second Edition);
Incumbrances	all matters referred to in Part E of this Schedule.
Lawfully Required	properly required by one or more of the Reversioners in accordance with the terms and provisions of a Relevant Lease;

Property Payments

includes

(a)   all rents, arrears of rents, shortfall rents payable after rent reviews, interest, service charges, insurance premiums, VAT or any other sums whatsoever due and payable under or pursuant to any Lease; and

(b)   all payments due under or pursuant to any Ancillary Property Agreement to the extent to which the Vendor remains liable therefor;

Property Receipts

all rents, arrears of rents, shortfall rents payable after rent reviews, interest, service charges, insurance premiums, VAT or any other sums whatsoever paid under or pursuant to any Franchise Underlease (or in respect of any Ancillary Property Agreement);

Leases

the Leases detailed in Part A of this Schedule and all deeds and documents supplemental thereto (whether or not expressed to be so) as detailed in paragraph 10 of Part E of this Schedule and the expression “Lease” shall mean any one of them (and for the purposes of paragraphs 3, 6, 7, 10, 11, 12.3 and 13.1 shall also include the Gailey Park Lease save as specifically mentioned);

Properties	the properties listed in Part A of this Schedule and for the purposes of paragraphs 3, 6, 10, 11, 12.3 and 13.1shall also include the Gailey Park Site;
Relevant Franchise Underlease	the Franchise Underlease to which a Relevant Lease is subject;
Relevant Incumbrances	Such of the Incumbrances that affect a Relevant Lease;
Relevant Lease	one or more of the Leases to which a particular provision or provisions of this Schedule is intended to apply;
Reversioners

the person or persons for the time being entitled to the reversion on the expiry of the Leases and each of them (and each and every person entitled to a superior interest) and the expression “Reversioner” shall mean any one of them;

Scott’s Agreement	the agreement dated 7 July 1997 between Scott’s Hospitality Limited (1) Diplema 351 Limited (2) and Perfect Pizza Limited (3); and
Scott’s Guarantee	the guarantee given under Clause 5 of the Scott’s Agreement.

1.2           In the event of any inconsistency between the provisions of this Schedule and the remainder of this Agreement the provisions of this Schedule shall prevail.

2              The Gailey Park Lease

Subject to the provisions of this Schedule:

2.1           On Completion  the Vendor shall assign and the Purchaser shall accept an assignment of the Gailey Park Lease provided that the Purchaser shall not be obliged to complete unless the consent of the Reversioner has been obtained.

2.2           The assignment to the Purchaser of the Gailey Park Lease shall be in the Approved Form and shall include declarations that:.

2.2.1        notwithstanding the covenant by the Vendor implied under Section 3(1) of the Law of Property (Miscellaneous Provisions) Act 1994 (the “1994 Act”) the transfer is subject to all matters to which it is expressed to be subject pursuant to the terms of this Agreement; and

2.2.2        the covenants by the Vendor under Section 4(1)(b) of the 1994 Act do not extend to any breach of the provisions relating to the physical state of the Property.

2.3           The Purchaser shall prepare and execute the transfer  of the Gailey Park Lease in duplicate and shall deliver the executed deed and any other documents to be entered into between the Vendor the Purchaser to the Vendor’s Solicitors on the Completion Date.

2.4           The Purchaser shall pay to the Vendor’s Solicitors on the Completion Date:

2.4.1        the annual rent paid pursuant to the Gailey Park Lease apportioned from the Effective Date to the next quarter day; and

2.4.2        an amount equal to the aggregate of each and every other sum or sums paid under or pursuant to the Gailey Park Lease by or on behalf of the Vendor apportioned from the Effective Date

Provided that the Vendor has paid to the Reversioner the amounts specified under paragraphs 2.4.1 and  2.4.2. up to the Effective Date

2.5           The Purchaser shall within seven days of Completion of registration of its title to the Gailey Park Lease provide to the Vendor  Official Copies of the Purchaser’s title.

3              Third Party Consents

3.1           Following the date of this Agreement, the Vendor shall apply for and use its best endeavours to obtain the Consents save that the use of ‘best endeavours’ shall not require the Vendor to do or procure to be done anything which is outside its direct control nor to incur any expenditure in obtaining the necessary Reversioners’ consents (other than its share of reasonable legal and other professional charges as provided in this Schedule and internal management costs and management time) nor to provide any guarantee or other form of security except an authorised guarantee (where the relevant Lease so provides or the Landlord reasonably so requires) and without prejudice to the generality of the foregoing:

3.1.1        the Vendor shall have conduct of such applications and the Purchaser shall have no direct contact with the Reversioners and/or their respective agents, surveyors, solicitors or other advisors save with the prior written consent of the Vendor;

3.1.2        the Vendor shall not allow the granting of the Consents to be unreasonably delayed as a result of any negotiations that the Vendor may have with the Reversioners as to the release of the Vendor from any liability under any relevant Lease;

3.1.3        the Vendor shall keep the Purchaser reasonably informed of the progress of such applications and shall take into account such proper and reasonable representations that the Purchaser may wish to make in respect thereof and if required by the Purchaser the Vendor will procure that a senior member of the Vendor’s property team at monthly intervals either meets with or discusses (at the option of the Purchaser) with a representative of the Purchaser the progress of the applications for consent and gives to the Purchaser copies of all relevant correspondence and documentation;

3.1.4        the Vendor shall not agree to any conditions suggested by any Reversioner to the granting of any of the Consents without first obtaining the prior consent of the Purchaser such consent of the Purchaser to be subject to the provisions of this Schedule and is otherwise not to be unreasonably withheld or delayed;

3.1.5        the Purchaser shall at its sole cost use all reasonable endeavours promptly to supply such information and references as the Reversioners (and each of them) may Lawfully Require;

3.1.6        the Purchaser shall subject to the limits specified in paragraph 3.1.7 promptly enter into such obligations and execute such documents  in such form as the Reversioners (and each of them) may Lawfully Require in order to authorise the assignment or transfer provided that no third party guarantees shall be provided by the Purchaser;

3.1.7        in the event that any of the Reversioners shall Lawfully Require cash security (by way of a rent deposit) as a condition for granting its Consent the Purchaser shall provide such security and the following provisions shall apply:

(a)           the Vendor shall provide by way of an interest free loan on Completion to the Purchaser an amount equal to Eighty Thousand Pounds (£80,000) if the aggregate amount  provided by the Purchaser (not taking into account the amount of the interest free loan) under this paragraph 3.1.7 shall exceed £140,000.00 (One Hundred and Forty Thousand Pounds) (“the Estimated Total”) (provided that the rent deposit to be given in respect of Gailey Park shall count as part of the Estimated Total) (the “Deposit Loan”);

(b)           the Purchaser shall account to the Vendor for all interest actually received by the Purchaser in respect of the Deposit Loan while it is held in an interest bearing account;

(c)           the Purchaser shall use all reasonable endeavours to procure that the aggregate amount provided by the Purchaser under this paragraph 3.1.7 shall be less than the Estimated Total and if and when any amount provided under this paragraph 3.1.7 (whether by the Purchaser or the Vendor) shall at any time be reduced by the repayment of any security so provided the amount so repaid shall be used first to repay the Deposit Loan and when the Deposit Loan has been repaid in full any excess shall belong to the Purchaser; and

(d)           the Purchaser shall provide the Vendor with a certified copy of all relevant security deeds and documents and shall notify the Vendor immediately in the event that any part of the Deposit Loan has or may become repayable as provided in this paragraph 3.1.7;

Provided that the parties acknowledge that nothing in this Agreement shall require the Purchaser to provide in aggregate to the Reversioners by way of rent deposit an amount in excess of the Estimated Total (plus the amount of the Deposit Loan actually paid to the Purchaser) so that if the whole of the Deposit Loan is made to the Purchaser the total amount of all rent deposits provided by the Purchaser shall not exceed £220,000 (Two Hundred and Twenty Thousand Pounds) unless the Purchaser shall in its absolute discretion otherwise determine.

3.1.8        the Vendor shall give the Purchaser written notice within 2 Business Days after each Consent has been obtained;

3.1.9        the Vendor shall promptly enter into an Authorised Guarantee Agreement with any of the Reversioners if the Reversioners shall Lawfully Require; and

3.1.10      the Purchaser shall pay (and shall indemnify the Vendor against) fifty per cent of all costs and expenses payable to the Reversioners (and/or the Reversioners’ advisors) including without limitation any VAT thereon and in addition the Purchaser shall upon demand pay to the Vendor one half of all and any amounts which the Vendor’s Solicitors shall reasonably require to hold on account against any undertaking given by the Vendor’s Solicitors to the Reversioners (and/or the Reversioners’ advisors) to pay such costs and expenses.

3.2           If any Consent is not obtained within six calendar months of the Completion Date then, if the Vendor or Purchaser reasonably requests and the parties have received the advice of Counsel that there is a good prospect of success for an application to Court the Purchaser shall be a party to any application made by the Vendor to a Court of competent jurisdiction for a declaration to the effect that the Consent is not required, or is being unreasonably withheld or delayed. The Purchaser will use all reasonable endeavours to assist the Vendor and the Vendor and Purchaser shall each bear their own costs and expenses and (subject thereto) all other costs and expenses incurred in relation to such application shall be shared equally between the Vendor and the Purchaser.

3.3           If the consent of the Reversioners or any of them permitting the assignment of any one or more of the Leases is not obtained within fifteen calendar months of the Completion Date then the Vendor or the Purchaser may serve a written notice upon the other under this paragraph specifying the Relevant Lease or Relevant Leases and on the date being five Business Days after the date of such notice the Vendor and the Purchaser shall forthwith jointly apply for and use all reasonable endeavours to obtain the consent of the Reversioners to the grant of an underlease or underleases of the Relevant Properties as the case may be to the Purchaser and on receipt of such consent the Vendor shall grant (or shall procure the grant) and the Purchaser shall accept an underlease of the whole of the premises comprised in the Relevant Lease (or the Relevant Leases as the case may be) such underlease (or underleases as the case may be) to be on the following terms:

3.3.1        for a term equal to the unexpired residue of the Relevant Lease less one day;

3.3.2        to include the whole of the premises comprised in the Relevant Lease;

3.3.3        to be made subject to the Relevant Franchise Underlease and to the relevant Incumbrances; and

3.3.4        to include a provision that the Vendor will not exercise any break clause in the Relevant Lease without the consent of the Purchaser and the Vendor will procure that on any assignment of the Relevant Lease any assignee (other than the Purchaser) will covenant with the Purchaser to similar effect and to reserve the same rent and to include the same covenants, terms and conditions as the Relevant Lease with such reasonable modifications as may be Lawfully Required under the terms of the Relevant Lease or as necessary to give effect to the intent of this Schedule or as may be agreed between the Vendor and the Purchaser.

3.4           If notice is served under this paragraph 3.4 then the provisions of this Schedule relating to the transfer of the Property shall apply to the grant of the Underlease to the Purchaser mutatis mutandis (so far as such provisions are applicable and not inconsistent with the express provisions of this paragraph 3.4).

3.5           Save where provided otherwise in this Schedule the parties shall each pay their own costs in relation to the obtaining of the Consents and neither the Vendor nor the Purchaser will cause any unreasonable delay in performing their respective obligations under this paragraph 3.

3.6           If the Court shall declare that formal consent is not required or is being unreasonably withheld then the relevant assignment shall be completed within five Business Days of notice of the decision of the Court.

3.7           The parties acknowledge that the transfers to the Purchaser of certain of the Leases may need to be registered at H M Land Registry and both parties will use their reasonable endeavours to obtain a suitable plan where required by the Land Registry for the Relevant Leases where appropriate and to obtain the Reversioners consent to such suitable plan.

4              The Scott’s Guarantee

4.1           The parties acknowledge that the Vendor is liable under the covenant and indemnity set out in Clause 5 of the Scott’s Agreement and will remain liable until such time as Scott’s Hospitality Limited is released from the Scott’s Guarantee.

4.2           The Purchaser shall request the Reversioners upon any future assignment of a Relevant Lease which is the subject of the Scott’s Guarantee to release the Scott’s Guarantee but the Purchaser shall not be under any obligation to enter into any replacement guarantee or incur any expenditure to obtain such release but shall notify the Vendor promptly of the Reversioners’ response to such request.

4.3           The Purchaser shall not assign or transfer the Relevant Lease or Relevant Leases without requiring the assignee or transferee to enter into a covenant with the seller agreeing to be bound by the obligations in paragraph 4.2 in the event of any subsequent assignment or transfer).

4.4           The Purchaser shall at all times keep the Vendor fully informed of its negotiations with the Reversioners in relation to the provisions of this Clause and shall take into account such reasonable representations made from time to time by the Vendor in relation thereto.

5              Interim Provisions

The following provisions of this paragraph shall apply in respect of the periods from the Completion Date until the date of completion of the assignment or transfer of each of the Leases (or grant of an Underlease) where Consent is required.

5.1           Subject as hereinafter provided, as from the Completion Date the Purchaser shall be fully liable for (and shall indemnify the Vendor against):

5.1.1        the observance and performance of all the covenants, agreements, obligations and conditions contained or referred to in the Ancillary Property Agreements and in each of them (as if the Purchaser were the contracting party thereunder);

5.1.2        the observance and performance of all the tenant’s covenants and conditions contained or referred to in the Leases and in each of them (as if the Purchaser were the tenant thereunder);

5.1.3        the observance and performance of all the landlord’s covenants and conditions contained or referred to in the Franchise Underleases and in each of them (as if the Purchaser were the landlord thereunder); and

5.1.4        all third party public and employer’s liability costs, claims, liabilities and damages whatsoever arising directly or indirectly as a result of any occupation of the Properties and/or the use of them (save to the extent that such costs, claims, liabilities and damages arise as a result of any act or default of the Vendor or its servants and agents).

and subject to paragraph 5.3 the Purchaser shall be entitled to all income from the Properties but shall be responsible for (and shall indemnify the Vendor against) all Property Payments (apportioned with effect from the Effective Date on a day to day basis) payable under or pursuant to the Leases (and the Ancillary Property Agreements as the case may be) and each of them or otherwise in respect of the Properties.

5.2           The Vendor and the Purchaser shall after Completion authorise each of the tenants under the Franchise Underleases to pay all Property Receipts due under or pursuant to the Franchise Underleases into a designated deposit account in the name of the Vendor (the “Designated Rent Account”) until the relevant Disposal Date and the following provisions shall apply:

5.2.1        the Vendor shall on Completion pay into the Designated Rent Account any Property Receipts (including arrears) paid to the Vendor in respect of the period from the Effective Date by any of the tenants under the Franchise Underleases (except to the extent that such Property Receipts have been used to pay the equivalent Property Payments under the Relevant Lease);

5.2.2        the Vendor shall also pay into the Designated Rent Account any Property Receipts received after the Effective Date to the extent that such sums relate to a period or periods after the Effective Date;

5.2.3        the Purchaser shall pay into the Designated Rent Account any Property Receipts received by the Purchaser to the extent that such sums relate to a period or periods after the Effective Date and shall pay to the Vendor any Property Receipts received by the Purchaser to the extent that such sums relate to a period up to and including the Effective Date;

5.2.4        on the date which is five Business Days before any Property Payments shall be due and payable under each Lease the Purchaser shall pay into the Designated Rent Account out of its own resources an amount equal to any shortfall between the amount paid into the Designated Rent Account in respect of the Relevant Franchise Underlease and the amount or amounts of all Property Payments in respect of the relevant Lease and/or the relevant Ancillary property Agreement Provided that

(a)           the Vendor issues an invoice to each Franchise Underlessee where the rent is due under the relevant franchise Underlease on the same date as the Relevant Lease at least twenty Business Days prior to the due date of any payment which is due under any Franchise Underlease (or forthwith following Completion if the period between Completion and the due date of any such payment is less than twenty Business Days) and where the rent is due under the relevant Franchise Underlease is payable one month prior to the date it is due under the Relevant Lease at least five Business Days prior to the due date of payment under the Relevant Franchise Underlease (or forthwith following Completion if the period between Completion and the due date of any such payment is less than five Business Days) and promptly sends a copy of such invoice to the Purchaser;

(b)           immediately following the issue of an invoice specified in sub-paragraph (a) of this paragraph 5.2.4 the Vendor will assign to the Purchaser the right to collect the debt referred to in such invoice and the right to threaten forfeiture proceedings for breach of covenant; and;

(c)           if reasonably requested by the Purchaser the Vendor will take steps to forfeit any relevant Franchise Underlease or to distrain where there are arrears due from such Franchise Underlessee;

5.2.5        the Vendor shall discharge Property Payments from the Designated Rent Account;

5.2.6        to the extent that any sum or sums attributable to any Franchise Underlease (a “Surplus”) remains in the Designated Rent Account after the full amount required to pay all sums due under the Relevant Lease has been paid as provided in paragraph 5.2.4 the Surplus shall be paid or repaid (as the case may be) to the Purchaser; and

5.2.7        as between the Vendor and the Purchaser the Vendor shall have no liability to pay or discharge any amounts due under or pursuant to any of the Leases save to the extent that the amount required to be paid or discharged has been paid into the Designated Rent Account and the Purchaser and the Vendor shall indemnify each other in respect of any breach of their obligations under this Clause.

5.3           Subject to the provisions of paragraph 5.2.4 the Purchaser hereby irrevocably appoints the Vendor as its agent exclusively to manage each of the Properties from the Completion Date until the relevant Disposal Date and prior to the Disposal Date of any Lease the Vendor shall be entitled to retain the 5% difference between the rent payable under the Relevant Franchise Underlease and the rent payable under the Relevant Lease by way of management charge.

5.4           The Purchaser will notify the Vendor where the Purchaser is aware of any material breach by a Franchise Underlessee of the terms of any Franchise Underlease.

5.5           Until completion of the assignments or transfers of the Leases in the Approved Form this Agreement shall not operate or be deemed to operate as a demise of any of the Properties nor shall the Purchaser have or be entitled to any estate, right, title or interest in any of the Properties.

5.6           Notwithstanding the provisions of this paragraph 5 the Vendor shall not vary, surrender or agree to vary or surrender the Leases; make any application under the Leases (except in relation to the Consents); agree or enter into negotiations to agree the rent under the Leases on any review of that rent under the Leases; serve any notices upon the Reversioners or enter into any document supplemental to the Leases without the Purchaser’s consent (which shall not be unreasonably withheld or delayed).

5.7           The Vendor shall promptly send a copy to the Purchaser of any notice or other material communication received by the Vendor in respect of any of the Leases.

5.8           The Vendor shall promptly supply to the Purchaser copies of all invoices, demands, notices, accounts and other communications received or sent by the Vendor in connection with the Leases or the Franchise Underlease.

5.9           The Vendor will use reasonable endeavours to procure that the Designated Rent Account is transferred from the sole name of the Vendor to the joint names of the Vendor and the Purchaser and until such time as that transfer takes place the Vendor will within 3 Business Days of any request from the Purchaser provide a statement showing all Property Receipts and the relevant Franchise Underleases to which they relate and all Property Payments and the relevant Leases to which they relate.

6              Escrow Agreement

On Completion the Vendor and the Purchaser will enter into the Escrow Agreement.

7              Pending rent reviews under the Leases

7.1           The Vendor shall forward to the Purchaser or the Purchaser’s Solicitors copies of all correspondence and/or notices in connection with or relevant to any current review of the rent payable under the Leases sent or received by the Vendor or its agents and solicitors within 5 Business Days of such sending or receipt.

7.2           The Vendor shall at the request of the Purchaser be obliged to commence, and shall where already commenced, continue with the review of rent up to the Disposal Date in respect of any rent review under the Leases which is or falls due prior to Completion but the Vendor shall not enter into any agreement as to the rent payable under the Relevant Lease or Relevant Leases or as to the third party to determine that rent in default of agreement without the consent in writing of the Purchaser which consent shall not be unreasonably withheld or delayed and the Vendor shall put forward to the relevant Reversioner or the third party any reasonable representations required by the Purchaser.

7.3           Following Completion in respect of any rent review which is continuing at the relevant Disposal Date:

7.3.1        the Purchaser will use its reasonable endeavours to proceed as expeditiously as possible with any outstanding rent review  which is outstanding prior to any relevant Disposal Date in accordance with the Relevant Lease;

7.3.2        the Purchaser will keep the Vendor informed as to progress of such review;

7.3.3        the Purchaser will receive and give proper consideration to the Vendor’s representations;

7.3.4        the Purchaser shall not enter into any agreement as to the rent payable under the Relevant Lease or Relevant Leases or as to the third party to determine that rent in default of agreement without the consent in writing of the Vendor which consent shall not be unreasonably withheld or delayed;

7.3.5        the Purchaser will notify the Vendor within 7 Business Days of agreement or determination of the amount of the revised rent;

7.3.6        in the event that the Vendor shall be liable to settle the amount of any shortfall in the rent payable under the Relevant Lease following any rent review the Purchaser shall on demand pay to the Vendor (or pay into the Designated Rent Account) the proportion of the amount required in settlement (including without limitation interest payments and penalties) for the period from the Effective Date to the extent that the same shall not have been paid to the Vendor under the relevant Franchise Agreement provided that the Vendor shall be responsible for and pay to the Reversioner the part of any such shortfall (including interest and penalties) which shall relate to the period prior to the Effective Date (and shall be entitled to receive the amount of any shortfall payable by the Relevant Franchisee under the Relevant Franchise Underlease in respect of the same period); and

7.3.7        if any rent review has at Completion been referred for determination by a third party (whether by an expert or any arbitrator) and the required determination has not yet been made the Vendor shall take all steps in its power to transfer the conduct of the referral to the Purchaser and the Purchaser shall pay or indemnify the Vendor against all reasonable and proper costs incurred in procuring such transfer.

8              The Franchise Underleases

The provisions of Part D of this Schedule shall apply to the Franchise Underleases.

9              Assignment

Subject to the provisions of this Schedule:

9.1           on the Disposal Date the Vendor shall assign and the Purchaser shall accept an assignment of the Relevant Leases and each of them by way of a deed of assignment in the Approved Form and completion of the assignment or transfer of the Leases will take place on a property by property basis.

9.2           The assignments to the Purchaser of each of the Leases shall include:-

9.2.1        a covenant by the Purchaser with the Vendor that it will from the date of the assignment:

(a)           duly observe and perform all the covenants and conditions contained or referred to in the Registers of Titles (save for any financial charges) as at the date of this Agreement to the extent the same are still subsisting; and

(b)           duly observe and perform the covenants to be observed and performed on the part of the lessor contained in the Relevant Franchise Underlease and the deeds and documents referred to in paragraph 10 of Part E of this Schedule (to the extent that the same relate to the Relevant Lease)

and will indemnify the Vendor from any breach non-observance or non-performance thereof.

9.3           The Purchaser shall prepare and execute the transfer or assignment of each of the Leases in duplicate and shall deliver the executed deeds and any other documents to be entered into between the Vendor the Purchaser and any guarantor (with or without other parties) to the Vendor’s Solicitors no later than two Business Days before the relevant Disposal Date.

9.4           The Purchaser shall within seven days of completion of registration provide to the Vendor  Official Copies of the Purchaser’s title.

10            Title

The Purchaser acknowledges that the Vendor’s title (if any) to the Properties demised by or created by each of the Leases having been deduced to the satisfaction of the Purchaser prior to the date of this Agreement and that the Purchaser accepts the same without any enquiries, objections or requisitions whatsoever except in respect of any financial charges registered against the name of the Vendor at the Land Charges Registry or the Land Registry or save for further Incumbrances created or permitted by the Vendor after the Completion Date and registered against the title to the Properties to which the Purchaser has not consented and the Vendor confirms that it will not further encumber any of the Properties without the consent of the Purchaser.

11            Matters subject to which the Properties are assigned, transferred or underlet

The Properties and each of them are assigned or transferred or underlet (as the case may be) subject to and where appropriate together with the benefit of the Leases the Franchise Underleases and the Incumbrances and the Purchaser shall be deemed to purchase with full notice and knowledge of the same and shall not raise any requisitions or make any objection in relation to them save in respect of any matter arising or disclosed after the date hereof.

12            Dilapidations and Disposal Costs

12.1         It is acknowledged between the parties that the Consideration takes into account the state of repair and condition of the Properties; the tenant’s (and any undertenant’s) liability for dilapidation costs (“Dilapidation Costs”);.

12.2         In the event that the Reversioners or any of them shall lawfully refuse consent for the assignment (and/or the grant of an underlease) of any one or more of the Properties then (unless such refusal shall be attributable to any breach of the Vendor’s obligations under this Schedule) the Purchaser shall nevertheless indemnify the Vendor in respect of:

12.2.1      all net rents and outgoings attributable to the Relevant Lease: and

12.2.2      any covenant or obligation to keep the Properties in repair and/or to reinstate the same and/or deliver up the same in accordance with the terms and provisions of the Leases relating to the repair and condition of the Properties provided that the Vendor shall not settle or agree any claim by a Reversioner for dilapidations without the prior written consent of the Purchaser which shall not be unreasonably withheld and in the event of any failure of the Vendor and the Purchaser to agree any claim for dilapidations the dispute shall be determined by an independent surveyor appointed in default of agreement on the application of either party by the President from time to time of the RICS and the decision of such independent surveyor shall be binding on the parties.

12.3         The Vendor will keep the Purchaser fully and promptly informed in writing on a regular basis of any potential claim under this paragraph 12 and will take into account all reasonable representations made by or on behalf of the Purchaser in negotiating any Dilapidation Claims.

13            Representations and Environmental

13.1         The Purchaser agrees and acknowledges that it enters into this Agreement entirely on the basis of its own inspections and surveys and the replies of the relevant authorities to its enquiries and on the basis of the statements and representations given by Thomas Eggar in relation to the Properties in written replies to written enquiries raised or in correspondence by the Purchaser’s Solicitors before the date of this Agreement.

13.2         The Vendor covenants to indemnify the Purchaser in respect of all and any Environmental Liabilities and/or any other liability whatsoever arising in relation to the Gailey Park Site to the extent that it arises from any Hazardous Substances deposited by the Vendor at the Gailey Park Site prior to the Completion Date PROVIDED THAT any  such Environmental Liability shall be  the responsibility of  the Purchaser where it arises as the result of any action or intervention by the Purchaser which causes any such Hazardous Substances to migrate within or beyond  the Gailey Park Site or otherwise creates an Environmental Liability where none previously existed.

13.3         Upon becoming aware of any potential claim under this Paragraph 13 the Purchaser will promptly give notice of it to the Vendor.

13.4         The liability of the Vendor under paragraph 13.2 shall only extend to any settlement of a claim made by the Purchaser with the prior written approval of the Vendor (not to be unreasonably withheld) in respect of  the reasonable costs and expenses incurred by the Purchaser in complying with an Environmental Notice.

13.5         The parties hereby agree and declare that nothing in Paragraph 13 shall impose any liability on the Vendor in respect of any Environmental Liabilities in relation to the Properties other than the Gailey Park Site nor in relation to Environmental Liabilities arising from any Hazardous Substances at the Gailey Park Site which were not deposited by the Vendor during its period of occupation of the Gailey Park Site.

14            Standard Conditions of Sale

The General Conditions shall apply to this Agreement but where there is a conflict between the General Conditions and the express terms of this Agreement then this Agreement prevails.

15            New Franchisees

The Purchaser agrees that until such time as any Lease (“Relevant Lease”) is assigned to the Purchaser in accordance with the foregoing provisions of this Schedule it will comply with the following obligations with respect to such Relevant Lease:

15.1         no new franchisee (“New Franchisee”) will be permitted to enter into any franchise agreement with the Purchaser or any member of the Purchaser’s Group in respect of the Property to which the Relevant Lease relates unless, not later than the time at which such franchise agreement is entered into:

15.1.1      such New Franchisee has been subjected to vetting procedures (including as to its creditworthiness) which the Purchaser, acting reasonably, considers satisfactory: and

15.1.2      such New Franchisee has accepted in its own name an assignment or underlease of the Relevant Lease;

15.2         at all times the tenant or sub-tenant under each Relevant Lease shall be the current franchisee at the Property to which the Relevant Lease relates; and

15.3         the Vendor shall be notified, on a timely basis, as to any change of franchisee in respect of the Property to which the Relevant Lease relates and any assignment or underlease or other disposal in relation to the Relevant Lease and shall be entitled to receive such information concerning any New Franchisee or assignment, underlease or other disposal of the Relevant Lease as the Vendor may reasonably request from time to time, subject to the Vendor keeping any such information strictly confidential (save as may be required by law).

SCHEDULE 5

PART D

TERMS AND PROVISIONS RELATING TO THE FRANCHISE UNDERLEASES

1              Recovery of arrears

1.1           In this paragraph “arrears” means all arrears of rent licence fees service charges insurance rent and all other sums of whatsoever nature payable to the Vendor as landlord under any of the Franchise Underleases.

1.2           The Vendor will if requested assist and if necessary join in any claim action or proceedings instituted by the Purchaser for recovery of the arrears subject to the Purchaser indemnifying the Vendor against all liability incurred or suffered by the Vendor.

2              Rent deposits

All money deposited with or held by the Vendor as security for payment of rent and other sums payable and for performance of covenants by the tenant under any of the Franchise Underleases (the “rent deposit”) shall be dealt with as follows:

2.1           Unless prohibited from doing so by the terms on which the rent deposit is held the Vendor will on Completion:

2.1.1        account for the rent deposit to the Purchaser with all accrued interest on it;

2.1.2        assign by deed to the Purchaser the benefit of the rent deposit subject to the terms on which it is held.

2.2           The Purchaser will in the assignment covenant with the Vendor to observe and perform the obligations of the Vendor as landlord in respect of the rent deposit and to indemnify the Vendor against all liability for future breach of those obligations.

2.3           The Purchaser will give notice of the assignment to the tenants within 14 days after the Disposal Date.

3              Landlord release

3.1           The Vendor intends that it will serve notice on the tenant under the Relevant Franchise Underlease in accordance with section 8(1) of 1995 Act requesting complete release of the Vendor from future liability under the landlord covenants contained in the Relevant Franchise Underlease in case of Franchise Underleases granted on or after the 1st January 1996.

3.2           The Purchaser undertakes to supply promptly at the Purchaser’s cost such information as the Vendor may reasonably require to satisfy the tenant under the Relevant Franchise Underlease or the court that the release requested is reasonable and to act in good faith in respect of the provisions of this paragraph.

3.3           The Vendor shall be under no obligation:

3.3.1        to apply to the court if the tenant under the Relevant Franchise Underlease objects to the Vendor’s release; or

3.3.2        to appeal against the refusal of the court to declare that the release of the Vendor is reasonable.

If the Vendor does not receive consent (whether express or implied) for its release from all the landlord covenants contained in the lease then the Purchaser will notify the Vendor of any subsequent transfer of the Relevant Lease so that the Vendor has an opportunity to serve further notices under section 8(1) of the Landlord and Tenant (Covenants) Act 1995 and the Purchaser will obtain a covenant from its transferee with the Vendor in the terms of this paragraph.

PART E
INCUMBRANCES AFFECTING THE PROPERTIES OR ANY ONE OR MORE OF THEM (AND SUBJECT TO WHICH THE PROPERTIES ARE TRANSFERRED)

1                                          Matters discoverable by inspection of the Properties or any of them before the date of this Agreement.

2                                          Matters relating to the Properties or any of them about which the Vendor does not know.

3                                          Matters disclosed or which would be disclosed by any searches or as a result of enquiries (formal or informal and made in person in writing or orally) made by or for the Purchaser or which a prudent Purchaser ought to make.

4                                          All public or private rights of way, water, drainage, sewerage, telephone and telegraphic services, electricity and gas supplies, watercourses and all rights of light and air and all other easements and quasi or purported easements, rights and privileges (if any) affecting the Properties or any of them and to any liability to repair or contribute to the repair of roads, ways, passages, sewers, gutters, drains (and connected manholes), cables, wires, poles, conduits, water or gas mains or apparatus, fences and other like matters.

5                                          All actual or proposed resolutions, charges, notices, orders, restrictions, agreements, schemes or plans under any planning legislation or scheme and any bye-law, building regulations or statutory provisions affecting the Properties or any of them or any part thereof, whether of a general or local or specific application whether or not disclosed to the Purchaser and the Purchaser shall be deemed to have made its own enquiries of the appropriate authorities and shall be deemed to purchase the Properties or any of them with knowledge in all respects of the authorised use of the Properties or any of them under planning legislation.

6                                          All local land charges, whether registered or not before the date of this Agreement and all matters capable of registration as local land charges whether or not actually so registered.

7                                          All duties and payments (if any) ecclesiastical or civil charged upon or payable out of the Properties or any of them whether or not disclosed to the Purchaser.

8                                          The Leases and all deeds and documents ancillary or supplemental thereto (whether or not expressed to be so).

9                                          The Franchise Underleases and all deeds and documents ancillary or supplemental thereto (whether or not expressed to be so).

Provided that the Gailey Park Site is not transferred subject to the Incumbrances set out in Paragraphs 1 to 9 of this Part E of this Schedule to the extent that they relate to Environmental Matters covered by the indemnity in Paragraph 13.2 of Part C of this Schedule.

10                                    All provisions set out or referred to in the following deeds and documents:

36 Bank Street Ashford Kent

Date	Document	Parties	Comments

Headlease Documentation
29.09.88	Lease	Regent Investments United Biscuits (UK) Ltd
15.10.91	Licence	Majnoor Rashid Grandmet Restaurants Ltd Perfect Pizza Ltd Scott’s Hospitality Ltd

04.11.91	Assignment	Grandmet Restaurants Ltd Perfect Pizza Ltd
28.07.03	Lease	Regent Investments Ltd Perfect Pizza Ltd
Underlease Documentation
22.12.03	Underlease	Perfect Pizza Ltd Cengizhan Cerit

5 St Michaels Square, Ashton-Under-Lyne

Date	Document	Parties	Comments

Headlease Documentation
11.01.91	Lease	W J Dando Limited (1) Gino’s Dial-A-Pizza Limited (2)
23.11.92	Licence to Assign	W J Dando Limited (1) G.D.P Realisations Limited (2) Perfect Pizza Limited (3) Scott’s Hospitality Limited (4)
10.12.92	Assignment	G.D.P Realisations Limited (1) Perfect Pizza Limited (2)
2.04.03	Rent Review Memorandum	W J Dando Limited (1) Gino’s Dial-A-Pizza Limited (2)
Underlease Documentation
12.07.04	Agreement for Lease	Perfect Pizza Limited (1) Karim Samadpoor (2)
27.09.04	Licence to Sub-Let	W J Dando Limited (1) Perfect Pizza Limited (2) Karim Samadpoor (3)
27.09.04	Underlease	Perfect Pizza Limited (1) Karim Samadpoor (2)
22.12.05	Licence to Assign	W J Dando Limited (1) Perfect Pizza Limited (2) Karim Samadpoor (3) Reza Rahimi, Amir Omidi and Hussein Moradi Cherati (4)

604 Bearwood Road, Smethwick

Date	Document	Parties	Comments

Headlease Documentation
25.01.89	Lease	(1) Victoria Street Properties Limited (2) United Biscuits (UK) Limited
15.01.04	Rent Review Memorandum	(1) Topland Portfolio No 1 Limited (2) Perfect Pizza Limited
09.07.91	Licence	(1) Victoria Street Properties Limited (2) Grandmet Restaurants Limited (3) Perfect Pizza Limited
Underlease Documentation
23.10.97	Licence Permitting Subletting	(1) Amresco Retail Ventures 1 Limited (2) Perfect Pizza Limited (3) Kulbant Singh
23.10.97	Underlease	(1) Perfect Pizza Limited (2) Kulbant Singh
17.03.03	Licence to Assign	(1) Topland Portfolio No 1 Limited (2) Perfect Pizza Limited (3) Kulbant Singh (4) Gurmail Singh and Ram Tirth Singh Sidhu

128 London Road South Benfleet Essex

Date	Document	Parties	Comments

Headlease Documentation
24.04.03	Lease	Star Amusements Limited (1) Perfect Pizza Limited (2)
Underlease Documentation
16.06.05	Underlease	Perfect Pizza Limited PP Benfleet Limited Sabraj Samra

73 High Street, Bilston, West Midlands

Date	Document	Parties	Comments

Headlease Documentation
05.02.88	Lease	Kindale Ltd (1) Gino’s Dial-A-Pizza Ltd (2) M J Mcgrath, D Mcgrath and J Mcgrath (3)
13.11.03	Lease	Beamworld Ltd (1) Perfect Pizza Ltd (2)
01.02.93	Assignment	GDP Realisations Ltd (1) Perfect Pizza Ltd (2) M J Mcgrath, D Mcgrath and J Mcgrath (3)

22.01.93	Licence to Assign	Themeville Ltd (1) G D P Realisations Ltd (2) Perfect Pizza Ltd (3) Scott’s Hospitality Ltd (4)
30.11.93	Licence to Underlet	Themeville Ltd (1) Perfect Pizza Ltd (2) G S Showker (3)
Underlease Documentation
02.07.04	Underlease	Perfect Pizza Ltd (1) G Showker (2)
Not yet complete	Licence to Assign Underlease	(1) Perfect Pizza Ltd (2) G S Showker (3) K Patel

8 Victoria Avenue, Blackley

Date	Document	Parties	Comments

Headlease Documentation
18.07.91	Licence	T Tratalos (1) Grandmet Restaurants Limited (2) Scott’s Hospitality Limited (3)
18.07.91	Transfer	Grandmet Restaurants Limited (1) Perfect Pizza Limited (2)
24.05.00	Licence to Sublet	Angela Tratalos & Denise Clark (1) Perfect Pizza Limited (2) Sajid Mahmood Mokhan Gill & Kulbant Singh (3)
24.06.88	Lease	T Tratalos (1) United Biscuits (UK) Limited (2)
Underlease Documentation
25.04.02	Licence to Assign	Angela Tatalos & Denise Clark (1) Perfect Pizza Limited (2) Sajid Mahmood Mlkhan Gill & Kulbant Singh (2) Raminder Khag & Mohammed Tayab (4)
24.05.00	Underlease	Pefect Pizza Limited (1) Sajid Mahmood Mokhan Gill & Kulbant Singh (2)

315 Tonge Moor Road, Bolton, Lancashire

Date	Document	Parties	Comments

Headlease Documentation
16.07.91	Lease	Hourpass Ltd (1) Gino’s Dial-A-Pizza (2)
14.04.92	Deed of Variation	Hourpass Ltd (1) Gino’s Dial-A-Pizza Ltd (2)
23.10.92	Licence to Assign	Fordway Investments Ltd (1) GDP Realisations Ltd (2) Perfect Pizza Ltd (3) Scott’s Hospitality Ltd (4)
Underlease Documentation
15.12.94	Underlease	Perfect Pizza Ltd (1) Angel Bay Enterprises Ltd (2) G N Grant and L Grant (3)

Unit 16 The Moor Shopping Centre, Brierley Hill

Date	Document	Parties	Comments

Headlease Documentation
14.12.88	Lease	Hardanger Investments Ltd (1) Gino’s Dial-A-Pizza Ltd (2)
26.10.92	Licence to Assign	London & Associated Investment Trust Plc (1) G D P Realisations Ltd (2) Perfect Pizza Ltd (3)
Underlease Documentation
	No current Underlease in place as Landlord’s consent withheld	Current occupying franchisees Omar Ahmed, Adnan Bin Ashfaq and Mohammed Ahmed

48 Lewes Road Brighton East Sussex

Date	Document	Parties	Comments

Headlease Documentation
26.04.88	Agreement for Lease	Steven Sharpe & Gavin Mark Sharpe United Biscuits (UK) Ltd
27.05.88	Lease	Steven Sharpe & Gavin Mark Sharpe United Biscuits (UK) Ltd
08.09.88	Licence to Carry Out Alterations	Steven Sharpe & Gavin Mark Sharpe United Biscuits (UK) Ltd

08.07.91	Licence to Assign	Steven Sharpe & Gavin Mark Sharpe Grandmet Restaurants Ltd Perfect Pizza Ltd Scott’s Hospitality Ltd
Underlease Documentation
20.09.02	Licence to Sub-Let	Harbour Trustees Ltd Perfect Pizza Ltd Pages Premier Fastfoods Ltd Thomas Ernest Page
24.09.02	Underlease	Perfect Pizza Ltd Pages Premier Fastfoods Ltd Thomas Ernest Page

44 High Street Brownhills Walsall West Midlands

Date	Document	Parties	Comments

Headlease Documentation
18.10.91	Lease	Mr B.S. Chahal Gino’s Dial-A-Pizza
26.10.92	Licence to Assign	B.S. Chahal G.D.P. Realisations Ltd Perfect Pizza Ltd
05.11.92	Assignment	G.D.P. Realisations Ltd Perfect Pizza Ltd
24.11.05	Supplemental Lease	Harjit Singh Bola and Sital Kaur Bola Perfect Pizza Ltd
Underlease Documentation
19.12.91	Underlease	Gino’s Dial-A-Pizza Ltd Eccleston Electrical Installations Ltd Gary Kenna & Steven Eccleston
23.12.93	Licence to Assign	Perfect Pizza Ltd Eccleston Electrical Installations Ltd K. Ahmed Esq..
23.12.93	Deed of Variation	Perfect Pizza Ltd K. Ahmed Esq..
17.04.00	Licence to Assign	Balbir Singh Chahal Perfect Pizza Ltd Kalid Ahmed Shafqat Javed
Incomplete	Surrender	Perfect Pizza Ltd Shafqat Javed
Incomplete	Underlease	Perfect Pizza Ltd 5 Star Perfect Pizza Ltd Majinder Bagri & Jatinder Mann

49 High Road, Broxbourne, Hertfordshire

Date	Document	Parties	Comments

Headlease Documentation
15.03.04	Lease	Lex Investments Ltd (1) Perfect Pizza Ltd (2)
Underlease Documentation
15.03.04	Underlease	Perfect Pizza Ltd (1) Caner Cocelli (2)

8 Market Place Burslem Stoke On Trent

Date	Document	Parties	Comments

Headlease Documentation
24.05.91	Lease	A.S.Heath Esq.. and N. Kellett to Gino’s Dial-A-Pizza Limited
23.11.92	Licence to Assign	A.S. Heath and G.D.P Realisations Limited Perfect Pizza Limited
Underlease Documentation
23.12.04	Underlease With Provisions for Surrender	Perfect Pizza Limited Steven Wesley Haywood
23.12.04	Licence to Underlet	Alan Steven Heath Perfect Pizza Limited Steven Wesley Haywood

12 Bute Street, London

Date	Document	Parties	Comments

Headlease Documentation
03.06.86	Lease	(1) Bonne Bouche Catering Limited (2) United Biscuits (UK) Limited
22.10.01	Rent Review Memorandum	(1) Bonne Bouche Catering Limited (2) Perfect Pizza Limited
29.04.87	Licence to Alter	(1) Bonne Bouche Catering Limited (2) United Biscuits (UK) Limited
10.06.92	Licence and Deed of Covenant	(1) Bonne Bouche Catering Limited (2) Grandmet Restaurants Limited (3) Perfect Pizza Limited (4) Scott’s Hospitality Limited

15.06.92	Assignment	(1) Grandmet Restaurants Limited (2) Perfect Pizza Limited	* Sublease Referred to Granted to Eagleforce Limited Appears to Have Expired
02.06.94	Licence and Deed of Covenant	(1) Bonne Bouche Catering Limited (2) Perfect Pizza Limited (3) Monir Onsi Fahmy (4) Scott’s Hospitality Limited
18.08.97	Encroachment Licence Re 12 & 14 Bute Street	(1) The Trustees of The Independent Order of Odd Fellows Manchester United Friendly Society (2) Perfect Pizza Limited (3) Tavich Limited	Licence Re Extraction
Underlease Documentation
01.08.94	Underlease	(1) Perfect Pizza Limited (2) M O Fahmy Esq..

178 Mill Road Cambridge

Date	Document	Parties	Comments

Headlease Documentation
22.09.98	Lease	Ventress Property Developments Ltd Perfect Pizza Ltd
12.04.99	Licence for Alterations	Ventress Property Developments Ltd Perfect Pizza Ltd
Underlease Documentation
06.05.99	Underlease	Perfect Pizza Ltd Instant Toppings Ltd

115 Furtherwick Road Canvey Island

Date	Document	Parties	Comments

Headlease Documentation
26.04.85	Lease	James Reppin Bates Allen Stewart Smith
14.01.86	Deed of Rectification and Licence for Assignment	J.R. Bates A.S. Smith Mr & Mrs D.E. Anglin
27.01.86	Assignment	A.S. Smith Mr & Mrs D.E. Anglin
01.03.88	Licence	James Frederick Gibb and Ivy Mary Atkins David Ernest Anglin and Jeanne Lesley Anglin United Biscuits (UK) Ltd

01.03.88	Assignment	David Ernest Anglin and Jeanne Lesley Anglin United Biscuits (UK) Ltd
21.06.91	Licence	James Frederick Gibb and Ivy Mary Atkins Grandmet Restaurants Ltd Perfect Pizza Ltd
21.06.91	Assignment	Grandmet Restaurants Ltd Perfect Pizza Ltd
17.12.03	Deed of Variation of Lease	James Frederick Gibb and Ivy Mary Atkins Perfect Pizza Ltd
Underlease Documentation
22.06.04	Underlease	Perfect Pizza Ltd K H Investments Ltd Hetal Desai and Kinnari Desai

342 Cowbridge Road East Cardiff

Date	Document	Parties	Comments

Headlease Documentation
22.09.89	Lease	Mr & Mrs J.M. Cohen UB Restaurants Ltd
25.06.91	Licence	J.M. Cohen & J. Cohen Grandmet Restaurants Ltd Perfect Pizza Ltd
17.07.91	Assignment	Grandmet Restaurants Ltd Perfect Pizza Ltd
Underlease Documentation
26.03.91	Underlease	Grandmet Restaurants Ltd F. Ley & Sons Ltd M. Ley Esq..
30.09.96	Licence to Assign	Perfect Pizza Ltd F. Ley & Sons Ltd Martin James Ley Total Fast Foods Ltd Simon Kerbes
18.09.00	Licence to Assign	Lisa Victoria Cohen Perfect Pizza Ltd Total Fast Foods Ltd Shafqat Javed, Zaheer Ahmed & Shakil Malik

Incomplete	Surrender	Perfect Pizza Ltd Shafqat Javed, Zaheer Ahmed & Shakil Malik

8 Hurst Lane Castle Bromwich Birmingham

Date	Document	Parties	Comments

Headlease Documentation
27.08.99	Lease	Tindlesouth Ltd Gino’s Dial-A-Pizza
26.10.92	Licence to Assign	J H Roberts & R J Roberts G.D.P. Realisations Ltd Perfect Pizza Ltd
Underlease Documentation
Undated	Underlease (not completed)	Gino’s Dial-A-Pizza Amanda Maaskant & Owen Drysdale

486 Nottingham Road Chaddesden Derby

Date	Document	Parties	Comments

Headlease Documentation
16.07.91	Lease	Hourpass Ltd Gino’s Dial-A-Pizza Ltd
14.04.92	Deed of Variation of Lease	Hourpass Ltd Gino’s Dial-A-Pizza Ltd
23.10.92	Licence to Assign	Fordway Investments Ltd G.D.P. Realisations Ltd Perfect Pizza Ltd Scott’s Hospitality Ltd
Underlease Documentation
08.03.96	Underlease	Perfect Pizza Ltd Staffordshire Pizzas Ltd
08.03.96	Licence to Sub-Let	Morgan Industrial Properties Ltd
18.03.96	Licence to Assign	Morgan Industrial Properties Ltd Perfect Pizza Ltd Staffordshire Pizzas Ltd
18.03.96	Deed of Covenant	Morgan Industrial Properties Ltd Perfect Pizza Ltd Staffordshire Pizzas Ltd Gurpal Showker An Ravinder Singh Bhupa
26.04.99	Licence to Assign	Morgan Industrial Properties Ltd Perfect Pizza Ltd Gurpal Showker and Ravinder Singh Bhupa

32/34 St James Street, Cheltenham, Gloucestershire

Date	Document	Parties	Comments

Headlease Documentation
15.02.91	Lease	Cheltenham Borough Council (1) Gino’s Dial a Pizza Limited (2)
Underlease Documentation
01.02.99	Licence to Sublet	Cheltenham Borough Council (1) Perfect Pizza Limited (2)
01.02.99	Underlease	Perfect Pizza Ltd (1) Ernest Paul Zarb (2)
06.12.00	Licence to Assign	Cheltenham Borough Council (1) Perfect Pizza Limited (2) Ranjit Singh Amarjit Singh & Gurnam Singh (3) Amarjit Singh & Gurnam Singh (4)

50 Broad Street Chesham

Date	Document	Parties	Comments

Headlease Documentation
22.02.82	Lease	Nombans Limited Wattsal Limited to Chesham Furnishers Limited
02.12.86	Licence	Nombans Limited Wattsal Limited to Chesham Furnishers Limited United Biscuits (U.K) Limited
08.02.88	Licence	Nombans Limited Wattsal Limited United Biscuits (U.K) Limited Henri Limited Its Guarantor
16.08.91	Licence to Underlet	(1) Nombans Limited (2) Perfect Pizza Limited (3) Bns (Chesham) Limited (4) Mohammed Shofiq Ullah
04.11.91	Licence to Assign	Nombans Limited and Anor Grand Met Restaurants Limited Others

Underlease Documentation
27.04.98	Schedule of Dilapidations	-
30.06.98	Underlease	Perfect Pizza Limited BNS (Chesham) Limited

5 Sheffield Road, Chesterfield

Date	Document	Parties	Comments

Headlease Documentation
20.04.94	Licence to Assign	Brian Lewis (1) GDP (No 2) Limited (2) Perfect Pizza Limited (3) Scotts Hospitality Limited (4)
1.11.91	Lease	Brian Lewis (1) Gino’s Dial-A-Pizza Limited (2)
Underlease Documentation
24.03.92	Underlease	Gino’s Dial-A-Pizza Limited (1) Northern and Provincial Limited (2)	Underlease may be invalid due to unauthorised assignment

36 The Hornet, Chichester, West Sussex

Date	Document	Parties	Comments

Headlease Documentation
13.06.88	Lease	Vertex Ltd (1) United Biscuits (UK) Ltd (2)
23.07.91	Licence to Assign	Vertex Ltd (1) Grandmet Restaurants Ltd (2) Perfect Pizza Ltd (3) Scott’s Hospitality Ltd (4)
23.07.91	Assignment	Grandmet Restaurants Ltd (1) Perfect Pizza Ltd (2)
Incomplete	Lease extension/ reversionary Lease	Astrea Ltd (1) Perfect Pizza Ltd (2)
Underlease Documentation
01.04.05	Agreement for Underlease (Underlease not yet completed)	Perfect Pizza Ltd (1) Atlas Corporate Developments Ltd (2)

Ground Floor & Basement Shop, 299 Chiswick High Road

Date	Document	Parties	Comments

Headlease Documentation
17.10.85	Lease	(1) Lamrest Limited and (2) United Biscuits (UK) Limited
04.07.05	Rent Review Memorandum	Ts & Ak Ebrahim Perfect Pizza Limited
07.10.91	Licence to Assign	(1) Santalina Properties Limited (2) Grandmet Restaurants Limited (3) Perfect Pizza Limited (4) Scott’s Hospitality Limited	Nb – The Underlease to David Chin Referred to In This Licence Appears to Have Been Surrendered Presumably By Operation of Law, The Underlease Itself Is Not Disclosed Herewith
07.10.91	Certified Copy Transfer	(1) Grandmet Restaurants Limited (2) Perfect Pizza Limited
Underlease Documentation
None		No present written underlease to current franchisee Vishal Kumar Kakar

Unit 3, 23 Watford Road, Cotteridge, Birmingham

Date	Document	Parties	Comments

Headlease Documentation
18.03.04	Lease	(1) Zeldam Company Limited (2) Perfect Pizza Limited
21.09.90	Deed of Variation and Deed of Licence	(1) Zeldam Co. Limited (2) United Biscuits (UK) Limited	Whilst The Deed Varies The Old Lease, It Also Deals With Consent to Works, The Old Lease Is Not Disclosed Herewith
Underlease Documentation
10.05.05	Underlease	(1) Perfect Pizza Limited (2) Kulbant Singh	Includes Copies of Notice (28.01.05) and Declaration (03.03.05) Re Exclusion of Sections 24 to 28 of The Landlord and Tenant Act 1954

13 Longfellow Road, Coventry, West Midlands

Date	Document	Parties	Comments

Headlease Documentation
02.04.91	Lease	Majorstates Ltd (1) Gino’s Dial-A-Pizza (2)
20.11.92	Licence	Majorstates Ltd (1) GDP Realisations Ltd (2) Perfect Pizza Ltd (3)
27.11.92	Assignment	GDP Realisations Ltd (1) Perfect Pizza Ltd (2)
Underlease Documentation
04.05.94	Licence	Majorstates Ltd (1) Perfect Pizza Ltd (2) J S Dosanjh and S S Dosanjh (3)
02.04.91	Licence to Sublet	Majorstates Ltd (1) Gino’s Dial A Pizza Ltd (2) J S Dosanjh and SS Dosanjh (3)
04.05.94	Underlease	Perfect Pizza Ltd (1) J S Dosanjh and S S Dosanjh (2)
12.05.94	Licence	Perfect Pizza Ltd (1) J S Dosanjh and S S Dosanjh (2) R G Turner (3)
03.12.96	Licence	Perfect Pizza Ltd (1) R G Turner (2) J S Nagra (3)
24.03.00	Licence	Dukecourt Property Company Ltd (1) Perfect Pizza Ltd (2) J S Nagra (3) D S Khag and R Lagan (4)

469 Holyhead Road Coventry

Date	Document	Parties	Comments

Headlease Documentation
24.09.91	Lease	Claud Cecil Granger and Sybil Mary Granger (1) Gino’s Dial-A-Pizza Limited (2)

15.12.92	Licence to Assign	Claud Cecil Granger and Sybil Mary Granger (1) GDP Realisations Limited (2) Perfect Pizza Limited (3) Scotts Hospitality Limited (4)
Underlease Documentation
22.06.92	Underlease	Gino’s Dial-A-Pizza Limited Jagdip Singh Dosanjh Jasbir Kaur Dosanjh
12.05.94	Licence to Assign	(1) Perfect Pizza Limited (2) J.S. & J.K. Dosanjh (3) R.G. Turner Esq..
02.12.96	Licence	Perfect Pizza Limited Richard George Turner and Sukhbir Singh
25.03.98	Licence to Assign	(1) Perfect Pizza Limited (2) Sukhbir Singh (3) Gino’s Pizza Limited

Unit 3, 128b Nantwich Road, Crewe

Date	Document	Parties	Comments

Headlease Documentation
15.05.89	Lease	Hassall Properties Limited (1) Gino’s Dial a Pizza Limited (2)
14.12.92	Licence to Assign and Deed of Guarantee	Hassall Properties Limited (1) GDP Realisations Limited (2) Perfect Pizza Limited (3) Scotts Hospitality Limited (4)
15.01.93	Copy Transfer	G D P Realisations Limited (1) Perfect Pizza Limited (2)
Underlease Documentation
8.06.92	Agreement for Underlease	Gino’s Dial-A-Pizza Limited (1) Balkar Singh Sukhdev Singh (2)
	Executed Uncompleted Underlease	Gino’s Dial-A-Pizza Limited (1) Balkar Singh and Sukhdev Sing (2)

5 Davyhulme Circle Davyhulme Manchester

Date	Document	Parties	Comments

Headlease Documentation
26.09.97	Lease	Jasper Properties Ltd (1) Perfect Pizza Ltd (1)
Underlease Documentation
22.12.03	Underlease	Perfect Pizza Ltd (1) Gino’s Express Ltd (1) Satnam Singh Khag (1)

88 Manchester Road Denton Manchester

Date	Document	Parties	Comments

Headlease Documentation
23.11.90	Lease	Wei Kiang Lam Gino’s Dial-A-Pizza Ltd
03.02.93	Assignment	G.D.P. Realisations Ltd Perfect Pizza Ltd
02.01.98	Licence	Wilkincroft Ltd Perfect Pizza Ltd
29.01.93	Licence to Assign	Rugpark Ltd G.D.P. Realisations Ltd Perfect Pizza Ltd
Underlease Documentation
09.02.99	Underlease	Perfect Pizza Ltd Javaid Sarwar

274 Lower Addiscombe Road East Croydon Surrey

Date	Document	Parties	Comments

Headlease Documentation
27.10.87	Lease	Direct Properties Ltd (1) United Biscuits (UK) Ltd (2)
11.01.91	Licence	Tarlok Singh Patheja (1) Grandmet Restaurants Ltd (2) Apixdale Ltd (3) Balasundaram (4)
21.01.91	Licence to Assign	Grandmet Restaurants Ltd (1) Apixdale Ltd (2) B Ravindran (3)
21.06.91	Licence	Tarlok Singh Patheja (1) Grandmet Restaurants Ltd (2) Perfect Pizza Limited (3) Scott’s Hospitaility Ltd (4)
12.07.91	Assignment	Grandmet Restaurants Ltd (1) Perfect Pizza Ltd (2)

Underlease Documentation
15.12.03	Underlease	Perfect Pizza Ltd (1) Andrewsphillai Frances Zavier & Balasubramanium Thaylatheva (2)

92 Field End Road Eastcote

Date	Document	Parties	Comments

Headlease Documentation
13.08.87	Lease	JH Suckling (1) United Biscuits (UK) Ltd (2)
03.09.91	Licence to Assign	JH Suckling (1) Perfect Pizza Ltd (2)
17.09.91	Deed of Assignment	Grandmet Restaurants Ltd (1) Perfect Pizza Ltd (2)
18.08.03	Rent Review Memorandum
Underlease Documentation
05.01.01	Licence to Underlet	J F Suckling (1) Perfect Pizza Ltd (2) Obaidulla Mehak (3)
05.01.01	Underlease	Perfect Pizza Ltd (1) Obaidulla Mehak (2)
19.08.03	Licence to Assign	J F Suckling (1) Perfect Pizza Ltd (2) Obaidulla Mehak (3) Mohammed Afzal Choudhery (4)

274 Pinhoe Road Exeter

Date	Document	Parties	Comments

Headlease Documentation
14.09.90	Lease	Paul Christian Seez Gino’s Dial-A-Pizza Limited
18.11.92	Licence to Assign	P.C. Seez (1) G.D.P. Realisations Limited (2) Perfect Pizza Limited (3) Scott’s Hospitality Limited (4)
Underlease Documentation
03.12.03	Licence to Sub-Let	Paul Christian Seez (1) Perfect Pizza Limited (2) It’s A Bullseye Limited (3) Nicholas Taylor and Kent Watson (4)
04.12.03	Underlease	Perfect Pizza Limited (1) It’s A Bullseye Limited (2) Nicholas Taylor and Kent Watson (3)
01.07.05	Licence to Assign	Paul Christian Seez (1) Perfect Pizza Limited (2) It’s A Bullseye Limited (3) Gurminder Singh Lola (4)

186a West Street Fareham Hampshire

Date	Document	Parties	Comments

Headlease Documentation
24.06.88	Lease	Anglo Scottish Development Ltd United Biscuits (UK) Ltd
19.10.88	Licence	Anglo Scottish Development Ltd United Biscuits (UK) Ltd
01.07.91	Licence to Assign	Kantilal Raojibhai Patel, Danishbhai Raojibhai Patel, Pankajbhai Vitthalbhai Patel and Madhusudan Ishwarbhai Patel Grandmet Restaurants Ltd Perfect Pizza Ltd Scott’s Hospitality Ltd
Underlease Documentation
31.10.90	Underlease	Grandmet Restaurants Ltd Restaurants Universal Ltd Messrs N.H. & M.F.L. Davison
22.10.92	Copy Licence	Kantilal Raojibhai Patel, Danishbhai Raojibhai Patel, Pankajbhai Vitthalbhai Patel and Madhusudan Ishwarbhai Patel Perfect Pizza Ltd Restaurants Universal Ltd Ramila Pandya

218 Farnborough Road Farnborough Hampshire

Date	Document	Parties	Comments

Headlease Documentation
10.08.87	Lease	Kindale Limited Colin Hayward Barnes
20.09.88	Deed of Variation	Kindale Limited Ad Colin Haywood Barnes
15.05.92	Agreement	National Westminster Bank Plc Perfect Pizza Limited
02.06.92	Licence	Julian Overseas Corporation, National Westminster Bank Plc Perfect Pizza Limited

16.06.92	Assignment	National Westminster Bank Plc Perfect Pizza Limited
Underlease Documentation
04.06.03	Licence to Sub-Let	Sydney Howard Catlin & Beryl Catlin Perfect Pizza Limited Mohammed Afzal Choudhery
04.06.03	Underlease	Perfect Pizza Limited Mohammed Afzal Choudhery

13 Straits Parade, Fish Ponds, Bristol

Date	Document	Parties	Comments

Headlease Documentation
24.06.88	Lease	David Chontow and Miria Elisheva Chontow (1) Gino’s Dial-A-Pizza Limited (2) Michael John Mcgrath, Dennis Mcgrath John Mcgrath (3)
11.01.93	Licence to Assign	D Chontow & M E Chontow (1) GDP Realisations Limited (2) Perfect Pizza Limited (3)
14.01.93	Assignment	GDP Realisations Limited (1) Perfect Pizza Limited (2) Michael John Mcgrath, Dennis Mcgrath and John Mcgrath (3)
24.06.98	Rent Review Memorandum	D & Me Chontow Trustees (1) Perfect Pizza Limited (2)
Underlease Documentation
15.01.91	Agreement for Underlease	Gino’s Dial-A-Pizza Limited (1) Simon David Kerbes (2)
10.05.94	Licence to Underlet	David Chontow and Miriam Chontow (1) Perfect Pizza Limited (2) Simon David Kerbes (3)
6.06.94	Underlease	Perfect Pizza Limited (1) Simon David Kerbes (2)
18.0699	Licence to Assign	D Chontow and M E Chontow (1) Perfect Pizza Limited (2) Simon David Kerbes (3) Taranjit Singh Bains (4)

776 Stafford Road, Fordhouses, Wolverhampton

Date	Document	Parties	Comments

Headlease Documentation
7.11.05	Rent Review Memorandum	Teves Investments Limited (1) Perfect Pizza Limited (2)
8.05.02	Licence to Assign	Perfect Pizza Limited (1) Gurpal Showker and Hemant Patel (2) Hemant Patel (3)
17.04.02	Lease	Teves Investments Limited (1) Perfect Pizza Limited (2)
Underlease Documentation
5.03.01	Underlease	Perfect Pizza Limited (1) Gurpal Showker and Hemant Patel (2)

Gailey Park Distribution Centre, Staffs

Date	Document	Parties	Comments

Headlease Documentation
10.04.00	Lease	Derrick Morgan (Construction) Ltd (1) Perfect Pizza Limited (2)

25 Liskaerd Road, & 11 Liskard Road (known as 9 Gillity Village), Walsall

Date	Document	Parties	Comments

Headlease Documentation
23.12.92	Assignment	G.D.P. Realisations Limited (1) Perfect Pizza Limited (2)
18.12.92	Licence to Assign	V.B. Goyal & S Shukla (1) G.D.P Realisations Limited (2) Perfect Pizza Limited (3) Scott’s Hospitality Limited (4)
04.12.89	Lease	Mr V B Goyal & Mr S Shukla (1) Messrs Ginos Dial a Pizza Limited (2)

Underlease Documentation
20.08.04	Underlease	Perfect Pizza Limited (1) Abdul Baseer Rehan & Anas Ahmed Rehan (2)
20.08.04	Licence to Sublet	Vidya Bhushan Goyal & Sukhdev Shukla (1) Perfect Pizza Limited (2) Abdul Baser Rehan & Anas Ahmed Rehan (3)

3 Cavendish Buildings, 144 Eastgate St, Gloucester

Date	Document	Parties	Comments

Headlease Documentation
21.09.83	Underlease	Barjack Properties Limited (1) Rita Patricia Joan Blake (2)
19.09.91	Assignment	Joanna Jayne Kelley (1) Sally-Ann Bliss (2) Gino’s Dial a Pizza Limited (3)
19.09.91	Licence	Ruralspar Limited (1) Sally Ann Bliss (2) Ginos Dial a Pizza Limited (3)
27.11.91	Licence for Alterations	Ruralspar Limited (1) Gino’s Dial a Pizza Limited (2)
11.11.92	Licence	Ruralspar Limited (1) GDP Realisations Limited (2) Perfect Pizza Limited (3)
13.11.92	Assignment	G.D.P Realisations Limited (1) Perfect Pizza Limited (2)
07.01.05	Further Lease	Ranbrook Limited (1) Perfect Pizza Limited (2)
Underlease Documentation
27.5.02	Licence	Ranbrook Limited (1) Pefect Pizza Limited (2) Dharmendar Khag & Rakesh Lagan (2)
30.07.02	Sub-Underlease	Pefect Pizza Limited (1) Dharmendar Khag & Rakesh Lagan (2)	NB this has expired

21 Epsom Road Guildford

Date	Document	Parties	Comments

Headlease Documentation
22.06.88	Lease	Mosspine Ltd United Biscuits (UK) Ltd
01.08.91	Licence	Alan Isaac Woo & Pauline Yeh Grandmet Restaurants Ltd Perfect Pizza Ltd Scott’s Hospitality Ltd
Underlease Documentation
15.05.89	Licence to Underlet	Alan Isaac Woo & Pauline Yeh United Biscuits (UK) Ltd Asta Catering Ltd
13.07.89	Underlease	UB Restaurants Ltd Asta Catering Ltd A.J. Castle
01.08.92	Licence to Assign	Alan Isaac Woo & Pauline Yeh Perfect Pizza Ltd Asta Catering Ltd Hamid Keeshbafan
11.10.00	Licence to Assign	A.I. Wood & P. Yeh Perfect Pizza Ltd H. Keeshbafan Guildford Ltd H. Keeshbafan

1500 Stratford Road Hall Green Birmingham

Date	Document	Parties	Comments

Headlease Documentation
03.03.94	Lease	Central Midlands Co-Operative Society Ltd G.D.P. (No.2) Ltd
03.03.94	Assignment	G.D.P. (No.2) Ltd Perfect Pizza Ltd
03.03.94	Licence	Central Midlands Co-Operative Society Ltd G.D.P. (No.20 Ltd Perfect Pizza Ltd
06.05.97	Deed of Variation	Central Midlands Estates Ltd Perfect Pizza Ltd
Underlease Documentation
06.05.98	Licence to Underlet	Central Midlands Estates Ltd Perfect Pizza Ltd Manjit Kaur Dhanda

11.06.98	Underlease	Perfect Pizza Ltd Miss Manjit Kaur Dhanda
17.11.03	Licence to Assign	Central Midlands Estates Ltd Perfect Pizza Ltd Manjit Kaur Wade (Nee Dhanda) Sukhdip Singh Sangha and Hardip Singh Sangha

28 High Street Harpenden St Albans Hertfordshire

Date	Document	Parties	Comments

Headlease Documentation
30.03.90	Lease	Watney Truman Perfect Pizza Ltd
01.08.90	Licence for Alterations	Watney Truman Ltd Perfect Pizza Ltd
10.07.91	Licence to Assign	Watney Truman Ltd Taverners Table Ltd Perfect Pizza Ltd Scott-S Ltd
10.08.01	Rent Review Memorandum
Underlease Documentation
02.05.91	Licence	Watney Truman Ltd Perfect Pizza Ltd Cavendish Fast Foods Ltd
20.09.91	Underlease	Perfect Pizza Ltd Cavendish Fast Foods Ltd
01.03.94	Licence to Assign	Perfect Pizza Ltd Cavendish Fast Foods Ltd D.M. Gardiner
01.03.94	Licence to Assign	Watney Truman Ltd Perfect Pizza Ltd Cavendish Fast Foods Ltd David Mackay Gardiner
15.11.96	Licence to Assign	Perfect Pizza Ltd D.M. Gardiner Palmrange Ltd D. Titley & S.F. Karunaratne
31.10.01	Licence to Assign	Queensbridge Assets Sa Perfect Pizza Ltd Palmrange Ltd P & SB (Harpenden) Ltd Eric Bonney

22 Market Parade, Havant, Hampshire

Date	Document	Parties	Comments

Headlease Documentation
2.12.05	Lease	Northlands Holding Limited (1) Perfect Pizza Limited (2)
Underlease Documentation
2.12.05	Underlease	Perfect Pizza Limited (1) B C Ellis (2)

6 Five Ways Parade, Hazelgrove, Stockport

Date	Document	Parties	Comments

Headlease Documentation
19.07.83	Lease	Ravenseft Properties Ltd (1) Craft Cleaners Ltd (2)
13.05.88	Licence	Ravenseft Properties Ltd (1) Craft Cleaners Ltd (2) Johnson Brothers (Cleaners) Ltd (3)
20.01.89	Assignment	John Brothers (Cleaners) Ltd (1) Gino’s Dial-A-Pizza Ltd (2) John Mcgrath (3)
15.02.89	Licence	Ravenseft Properties Ltd (1) Johnson Brothers (Cleaners) Ltd (2) Gino’s Dial-A-Pizza Ltd (3) John Mcgrath (4)
27.11.92	Licence	Ravenseft Properties Ltd (1) GDP Realisations Ltd (2) Perfect Pizza Ltd (3)
01.12.92	Assignment	GDP Realisations Ltd (1) Perfect Pizza Ltd (2) John Mcgrath (3)
30.10.03	Deed of Variation of Lease	Sharplink Ltd (1) Perfect Pizza (2)
Underlease Documentation
24.03.05	Underlease	Perfect Pizza Ltd (1) SBS Trade (UK) Ltd (2) Husnan Safdar Bukhari (3)

43 Commercial Road Hereford

Date	Document	Parties	Comments

Headlease Documentation
19.02.92	Transfer	G.D.P. Realisations Limited (1) Perfect Pizza Limited (2)
08.02.93	Licence to Assign	S.Z. Khan (1) G.D.P. Realisations Limited (2) Perfect Pizza Limited (3) Scott’s Hospitality Limited (4)
18.11.91	Lease	Robin Archer (1) Ginos Dial a Pizza Limited (2)
Underlease Documentation
01.10.01	Licence to Underlet	John Rowland Ashley Owens & Diana Owens (1) Perfect Pizza Limited (2) Dharmendar Khag & Rakesh Lagan (3)
01.10.01	Underlease	Perfect Pizza Limited (1) Dharmendar Khag & Rakesh Lagan (2)

Ground Floor Premises, 33 Regent St,  Hinckley, Leicester

Date	Document	Parties	Comments

Headlease Documentation
29.10.90	Lease	J.P. & Miss Moreton (1) Grandmet Restaurants Limited (2)
01.08.91	Licence to Assign	Mrs J.P. & Miss R.J. Moreton (1) Grandmet Restaurants Limited (2) Perfect Pizza Limited (3) Scott’s Hospitality Limited (4)
20.08.91	Licence to Underlet	J.P. Moreton & R.J. Moreton (1) K. Katechia (2)
Underlease Documentation
06.07.92	Underlease	Perfect Pizza Limited (1) K Katechia (2)

Unit 3 Dalkeith House Dalkeith Place Kettering

Date	Document	Parties	Comments

Headlease Documentation
02.02.88	Lease	Hudson, Hudson, Hudson & Staniscia United Biscuits (UK) Ltd
11.07.91	Licence to Assign	Hudson & Hudson Grandmet Restaurants Ltd Perfect Pizza Ltd Scott’s Hospitality Ltd

25.07.91	Deed of Assignment	Grandmet Restaurants Ltd Perfect Pizza Ltd
12.01.05	Rent Review Memorandum
Underlease Documentation
25.07.00	Underlease	Perfect Pizza Ltd Iraj Poshtmashad

63 Bedford Street Leamington Spa

Date	Document	Parties	Comments

Headlease Documentation
15.05.00	Lease	Town House Investments Ltd (1) Perfect Pizza Ltd (2)
Underlease Documentation
20.11.00	Underlease	Perfect Pizza Ltd (1) Kirit Parbhubhai Patel and Satinderpal Dhaliwal (2)
11.02.02	Deed of Variation of Underlease	Perfect Pizza Ltd (1) Kirit Parbhubhai Patel and Satinderpal Dhaliwal (2)

19 Leamore Lane, Leamore, Walsall

Date	Document	Parties	Comments

Headlease Documentation
13.06.01	Lease	The Walsall Metropolitan Borough Council (1) Perfect Pizza Limited (2)
Incomplete	Lease renewal	The Walsall Metropolitan Borough Council (1) Perfect Pizza Limited (2)
Underlease Documentation
12.07.01	Underlease	Perfect Pizza Limited (1) Kirit Patel & Satnam Khag (2)

199 Uppingham Road, Leicester

Date	Document	Parties	Comments

Headlease Documentation
17.02.89	Lease	B.R and J.B Mody to United Biscuits (UK) Limited
26.09.90	Licence for Alterations to Premises	Messrs B.R and J.B Mody to Grand Met Restaurants Limited
25.07.91	Licence to Assign	Messrs B.R. Mody and J.B Mody (1) Grandmet Restaurants Limited (2) Perfect Pizza Limited (3) Scott’s Hospitality Limited (4)
25.07.91	Assignment	Grandmet Restaurants Limited to Perfect Pizza Limited
Underlease Documentation
13.02.98	Underlease	Perfect Pizza Limited Satnam Singh Khag Kirit Patel Gurpal Singh Khag
11.02.98	Licence	Messrs B R and J B Mody (1) Perfect Pizza Limited (2) Ss Khag and Others (3)
13.09.99	Licence to Assign	(1) Bhagwanji Rugnath Mody & Jitrendra Bhagwanji Mody (2) Perfect Pizza Limited (3) Satnam Singh Khag & Gurpal Singh Khag (4) Gurbinder Singh Dhasi

Unit 4  Cranfleet Way Long Eaton

Date	Document	Parties	Comments

Headlease Documentation
03.10.01	Agreement for Lease	Trustees of the Ferndale Executive Pension Scheme (1) Perfect Pizza Ltd (2)
17.12.01	Lease	Trustees of the Ferndale Executive Pension Scheme (1) Perfect Pizza Ltd (2)
Underlease Documentation
None

6 and 8 Upper Normacott Road Longton Stoke-On-Trent

Date	Document	Parties	Comments

Headlease Documentation
31.07.91	Lease	Hourpass Limited Gino’s Dial-A-Pizza Limited
14.04.92	Deed of Variation of Lease	Hourpass Limited Gino’s Dial-A-Pizza Limited
23.10.92	Licence to Assign	Fordway Investments Limited (1) G.D.P Realisations Limited (2) Perfect Pizza Limited (3) Scott’s Hospitality Limited (4)
Underlease Documentation
29.11.91	Underlease	Gino’s Dial-A-Pizza Limited (1) andrew Craig Stott Jean Carol Stott (2)
22.04.92	Deed of Variation of Underlease	Gino’s Dial-A-Pizza Limited (1) Andrew Craig Stott Jean Carol Stott
03.04.02	Licence to Assign	The Trustees of The Norman Linton Executive Pension Scheme (1) Perfect Pizza Limited (2) andrew Craig Stott Jean Carol Stott (3) Amrik Singh Bansal (4)

8 Denmark Road, Lowestoft

Date	Document	Parties	Comments

Headlease Documentation
06.02.89	Lease	A I Woo Esq. & Others (1) United Biscuits (UK) Limited (2)
25.08.05	Rent Review Memorandum	A I Woo, G Wood C K Woo & P Yeh (1) Perfect Pizza Limited (2)
11.06.91	Licence	A I Woo, G Woo, C K Woo & P Yeh (1) Grandmet Restaurants Limited (2) Perfect Pizza Limited (3) Scott’s Hospitality Limited (4)
02.06.91	Copy Assignment	Grandmet Restaurants Limited (1) Perfect Pizza Limited (2)
Underlease Documentation
12.09.89	Underlease	UB Restaurants Limited (1) M J Kirby Esq. (2)
30.03.90	Licence to Assign	Grandmet Restaurants Limited (1) M J Kirby Esq.. (2) Mr and Mrs G Catania (3)

08.08.00	Licence to Assign	A I Woo, G Woo, C K Woo & P Yeh (1) Perfect Pizza Limited (2) G C & M Catania (3) (4) F Capello

15 Central Parade, Maghull, Liverpool

Date	Document	Parties	Comments

Headlease Documentation
2.06.00	Licence to Carry Out Works	Central Square/Westway (Maghull) (No.1) Limited (1) Central Square/Westway Precinct (Maghull) (No.2) Limited (2) Perfect Pizza Limited (3)
24.09.98	Lease	Ravenseft Properties Limited (1) Perfect Pizza Limited (2)
24.09.98	Letter	Ravenseft Properties Limited
Underlease Documentation
19.12.03	Underlease	Perfect Pizza Limited (1) Mayfair Products Limited (2) Iraj Posh-Mashad, Mohammad Zarabi and Mohammad-Reza Ghodrati (3)

62 Queen Street Maidenhead Berkshire

Date	Document	Parties	Comments

Headlease Documentation
09.05.97	Lease	Jewson Property Holdings Ltd Perfect Pizza Ltd
Underlease Documentation
	There is no current Underlease in place	Occupying franchisees believed to be: Shoukat & Amir Ali

67 Union Street, Maidstone, Kent

Date	Document	Parties	Comments

Headlease Documentation
06.12.96	Lease	S J Wright Ltd (1) Perfect Pizza Ltd (2)
06.12.96	Licence for Alterations	S J Wright Ltd (1) Perfect Pizza Ltd (2)
07.05.97	Licence to Sublet	S J Wright Ltd (1) Perfect Pizza Ltd (2) Maswell Ltd (3) A M Sarrafan (4)
Underlease Documentation
07.05.97	Underlease	Perfect Pizza Ltd (1) Maswell Ltd (2) A M Sarrafan (3)
02.10.00	Licence to Assign	S J Wright (1) Perfect Pizza Ltd (2) Maswell Ltd (3) Mandhir Singh Thandi (4)

1 Berkeley Precinct, Maypole, Birmingham

Date	Document	Parties	Comments

Headlease Documentation
30.11.90	Lease	S Royce & Son Limited (1) Gino’s Dial-A-Pizza Limited (2)
10.11.92	Licence	S Royce & Sons Limited (1) GDP Realisations Limited (2) Perfect Pizza Limited (3)
1.12.92	Assignment	GDP Realisations Limited (1) Perfect Pizza Limited (2)
Underlease Documentation
9.08.94	Licence	S Royce & Son Limited (1) Perfect Pizza Limited (2) Calgarth Limited (3) Robert Paul Williams (4)
25.08.94	Underlease	Perfect Pizza Limited (1) Calgarth Limited (2)
26.08.94	Licence	S Royce & Son Limited (1) Perfect Pizza Limited (2) Calgarth Limited (3) Kulbant Singh (4)

255 London Road Mitcham Surrey

Date	Document	Parties	Comments

Headlease Documentation
23.04.87	Lease	Goodwin Associates Ltd United Biscuits (UK) Ltd
21.11.91	Licence	Goodwin Associates Ltd Grandmet Restaurants Ltd Perfect Pizza Ltd Scott’s Hospitality Ltd
21.11.91	Assignment	Grandmet Restaurants Ltd Perfect Pizza Ltd
Underlease Documentation
18.04.00	Underlease	Perfect Pizza Ltd Aref Kharouti
06.11.00	Licence to Assign	Perfect Pizza Ltd Aref Kharouti Mahmoud Zolfaghari & Maria Ca Fernandes
20.02.03	Licence to Assign	Perfect Pizza Ltd Mahmoud Zolfaghari & Maria Ca Fernandes Reza Babaysharife Zamine

446 Chester Road New Oscott Sutton Coldfield

Date	Document	Parties	Comments

Headlease Documentation
12.04.90	Lease	David Owen Kenna (1) Jane Elizabeth Kenna (2) Gino’s Dial a Pizza (3)
22.03.05	Lease	(1) David Owen Kenna and Jane Elizabeth Kenna (2) Perfect Pizza Limited
Underlease Documentation
22.03.05	Underlease	Perfect Pizza Limited (1) P S Sokhi and G S Sokhi and M S Sokhi

176 Corporation Road, Newport

Date	Document	Parties	Comments

Headlease Documentation
21.05.91	Lease	Hourpass Limited (1) Gino’s Dial-A-Pizza Limited (2)
14.04.92	Deed of Variation of Lease	Hourpass Limited (1) Gino’s Dial-A-Pizza Limited (2)
23.10.92	Licence to Assign	Fordway Investments Limited (1) G.D.P Realisations Limited (2) Perfect Pizza Limited (3) Scott’s Hospitality Limited (4)
29.10.92	Transfer	G.D.P Realisations Limited (1) Perfect Pizza Limited (2)
Underlease Documentation
6.05.99	Underlease	Perfect Pizza Limited (1) Miss H P Chave (2)
10.05.99	Licence to Underlet	Lalitaben Chandubhai Patel (1) Perfect Pizza Limited (2) Helen Pamela Chave (3)
23.09.02	Licence to Assign	L C Patel (1) Perfect Pizza Limited (2) H P Chave (3) F Difranco and C Fletcher (4)

212a Wellingborough Road Northampton

Date	Document	Parties	Comments

Headlease Documentation
19.12.90	Lease	Mrs P K Sehmi (1) Grandmet Restaurants Ltd (2)

23.10.91	Licence to Assign	Mrs P K Sehmi (1) Grandmet Restaurants Ltd (2) Perfect Pizza Ltd (3) Scotts Hospitality Ltd (4)
24.10.91	Assignment	Grandmet Restaurants Ltd (1) Perfect Pizza Ltd (2)
Underlease Documentation
None

21/22 The Green, Attleborough, Nuneaton

Date	Document	Parties	Comments

Headlease Documentation
08.11.78	Lease	Mr D A Greenway (1) Mr A B Plant (2)
26.11.79	Assignment	Mr A B Plant (1) T Dillon & Co Ltd (2)
19.12.79	Licence	Mr D A Greenway (1) Mr A B Plant (2) T Dillon & Co Ltd (3)
11.12.87	Licence	Mrs M E Greenway (1) Hil Ltd (2) Sales Jewellers Ltd (3)
11.12.87	Assignment	Hil Ltd (1) Zales Jewellers Ltd (2)
03.11.88	Licence	Mrs M E Greenway (1) Zales Jewellers Ltd (2) Dillons Newsagents Ltd (3)
03.11.88	Assignment	Zales Jewellers Ltd (1) Dillons Newsagents Ltd (2)
11.10.89	Licence to Assign	Mrs M E Greenway (1) Newdil Ltd (2) T & S Stores Plc (3)
11.10.89	Assignment	Newdil Ltd (1) T & S Stores Plc (2)
27.11.98	Licence	Mrs M E Greenway (1) T & S Stores Plc (2) Perfect Pizza Ltd (3)
27.11.98	Assignment	T & S Stores Plc (1) Perfect Pizza Ltd (2)
Underlease Documentation
2000	Agreement	Perfect Pizza Ltd (1) Gurmit Mandeir, Bilhar Singh Garcha and Baljit Singh Garcha (2)	Agreement signed but unexchanged. PP’s Lease has expired so unable to exchange/complete subletting
20.09.01	Court Application Cpr Part 8	Perfect Pizza Ltd (1) G Mandeir, B S Garcha and B S Garcha (2)
21.09.01	Court Order	Perfect Pizza Ltd (1) G Mandeir, B S Garcha and B S Garcha (2)
2001	Underlease	Perfect Pizza Ltd (1) G Mandeir, B S Garcha and B S Garcha (2)	Signed and Uncompleted

137 Yorkshire Street, Oldham, Greater Manchester

Date	Document	Parties	Comments

Headlease Documentation
8.08.91	Lease	Mellowbrook Limited (1) Gino’s Dial-A-Pizza Limited (2)
29.11.95	Assignment	G.D.P (No.2) Limited (1) Perfect Pizza Limited (2)
28.11.95	Licence to Assign	Mellowbrook Limited (1) G.D.P (No.2) Limited (2) Perfect Pizza Limited (3)
12.12.05	Rent Review Memorandum	Mellowbrook Limited (1) Perfect Pizza Limited (2)
Underlease Documentation
25.05.04	Agreement for Sub-Let	Perfect Pizza Ltd (1) Gino’s Express Ltd (2) Mr Kirit Patel (3)
13.09.05	Licence to Sub-Let	Mellowbrook Limited (1) Perfect Pizza Limited (2) Gino’s Express Limited (3) Kirit Patel (4)
7.10.05	Underlease	Perfect Pizza Limited (1) Gino’s Express Limited (2) Mr Kirit Patel (3)

331 Penn Road, Wolverhampton

Date	Document	Parties	Comments

Headlease Documentation
10.03.93	Lease	Portrust Holdings Limited (1) Perfedt Pizza Limited (2)
Underlease Documentation
	No underlease is in place	Current occupying franchisee believed to be: Larry & Hyacinth Chin-See

Shop 2 and Flat 2, 71/73 High Street, Pitsea

Date	Document	Parties	Comments

Headlease Documentation
25.11.04	Lease	(1) Norton Properties (Essex) Limited (2) Perfect Pizza Limited
03.03.95	Lease	(1) Stephen Arthur Norton & Paul Kevin Norton (2) Perfect Pizza Limited	2004 Lease By Reference to This Earlier Lease
Underlease Documentation
25.10.05	Underlease	Perfect Pizza Limited (1) Sundeep Singh Chhina (2)	Includes Copies of Notice and Statutory Declaration Re Exclusions of Sections 24 to 28 of The Landlord and Tenant Act 1954

283/287 Barking Road Plaistow London E13

Date	Document	Parties	Comments

Headlease Documentation
08.02.88	Lease	Goodwin Associates Limited (1) United Biscuits (UK) Limited (2)
30.10.91	Licence	Goodwin Associates Limted (1) Grandmet Restaurants Limited (2) Perfect Pizza Limited (3)
04.11.91	Assignment	Grandmet Restaurants Limited (1) Perfect Pizza Limited (2)
Underlease Documentation
13.03.88	Underlease	Perfect Pizza Limited (1) Tahir Mahmood Akram (2)
13.02.04	Licence to Assign	Goodwin Associates Limited (1) Perfect Pizza Limited (2) M R Din & N Din (3) Z Hussain (4)
19.10.01	Licence to Assign	Goodwin Associates Limited (1) Perfect Pizza Limited (2) T M Akram (3)

Ground & Lower Ground Floor & Basement 35 Mutley Plain, Plymouth, Devon

Date	Document	Parties	Comments

Headlease Documentation
01.05.95	Underlease	Southern Fast Foods Limited (1) Perfect Pizza Limited (2)
Underlease Documentation Unit 1
01.05.95	Underlease	Perfect Pizza Limited (1) Taylor Made Pizza Co.Limited (2)
01.05.95	Licence to Sub-Underlet	Parman Group Limited (1) Southern Fast Foods Limited (2) Perfect Pizza Co.Limited (3) Taylor Made Pizza Co.Limited (4)
29.09.95	Deed of Rectification	Perfect Pizza Limited (1) Taylor Made Pizza Co Limited (2) Parman Group Limited & Southern Fast Foods Limited (3)
Underlease Documentation Unit 2
01.05.95	Licence to Sub-Underlet	Parman Group Limited (1) Southern Fast Foods Limited (2) Perfect Pizza Limited (3) Taylor Made Pizza Co. Limited (4)
01.05.95	Sub-Underlease	Perfedt Pizza Limited (1) Taylor Made Pizza Co. Limited (2)
29.09.95	Deed of Rectification	Peffect Pizza Limited (1) Taylor Made Pizza Co. Limited (2)
01.05.95	Licence for Alterations By Sub-Tenant	Parman Group Limited (1) Southern Fast Foods Limited (2) Perfect Pizza Limited (3) Taylor Made Pizza Co.Limited (4)

Ground Floor 16 London Road North End Portsmouth

Date	Document	Parties	Comments

Headlease Documentation
13.07.89	Lease	Mr A H G Al-Baghdadi UB Restaurants Ltd
02.08.91	Licence	Ahmed Hamdi Gargis Al-Baghdadi Grandmet Restaurants Ltd Perfect Pizza Ltd Scott’s Hospitality Ltd
21.08.91	Assignment	Grandmet Restaurants Ltd Perfect Pizza Ltd
Underlease Documentation
19.12.90	Underlease	Grandmet Restaurants Ltd Corerun Ltd M G Travis
21.06.91	Licence to Assign	Grandmet Restaurants Ltd Corerun Ltd R Pandya

04.04.00 / 23.03.00	Licence to Assign & Letter Signed By Mr Al-Baghadi	A H G Al-Baghdadi Perfect Pizza Ltd R Pandya M & P Jackson
19.07.04	Licence to Assign	Perfect Pizza Ltd Mark Nicholas Jackson & Paul Cornelius Jackson Dayfield Ltd Jaswant Singh Sahota
19.07.04	Reversionary Underlease	Perfect Pizza Ltd Dayfield Ltd Jaswant Singh Sahota

41 Whitley Street Reading Berkshire

Date	Document	Parties	Comments

Headlease Documentation
13.05.88	Lease	E.G.L. Cox and Mrs J.M. Cox United Biscuits (UK) Ltd
27.06.91	Licence to Assign	E.G.L. Cox and J.M. Cox Grandmet Restaurants Ltd
27.06.91	Assignment	Grandmet Restaurants Ltd Perfect Pizza Ltd
26.05.98	Licence to Assign	Rd Cox Esq. Perfect Pizza Ltd Cavendish Fast Foods Ltd
Underlease Documentation
19.10.88	Underlease	United Biscuits (UK) Ltd P.T. Smale Esq.
07.02.01	Deed of Variation	Perfect Pizza Ltd Kirpal Singh Sahota and Sundip Singh Sandhu

83 Evesham Road, Headless Cross, Redditch

Date	Document	Parties	Comments

Headlease Documentation
27.03.91	Lease	Victor Michael Dormer & Patricia Anne Dormer (1) Gino’s Dial a Pizza Limited (2)
25.11.92	Licence to Assign	V M Dormer & P A Dormer (1) G.D.P. Realisations Limited (2) Perfect Pizza Limited (3)
27.11.92	Assignment	G.D.P. Realisations Limited (1) Pefect Pizza Limited (2)

18.10.91	Licence to Underlet	Mr & Mrs V M Dormer (1) Ginos Dial a Pizza Limited (2) Messrs W Tonks Pj Tonks & J Tonks (3)
Underlease Documentation
18.03.92	Underlease	Ginos Dial a Pizza Limited (1) William Tonks Peter James Tonks & Jeffrey Tonks (2)
08.07.93	Copy Licence to Assign	V M & P A Dormer (1) W Tonks P J Tonks & J Tonks (2) E J P Tomlinson (3)
08.07.93	Copy Licence	Perfect Pizza Limited (1) Messrs W Tonks P J Tonks & J Tonks (2) E J P Tomlinson (3)
18.06.02	Licence to Assign	P A Dormer (1) Perfect Pizza Limited (2) E J P Tomlinson (3) M K Wade (4)

143 Uxbridge Road  Millend  Rickmansworth  Hertfordshire

Date	Document	Parties	Comments

Headlease Documentation
02.05.00	Lease	Sheila Evett Perfect Pizza Ltd
Underlease Documentation
02.05.00	Underlease	Perfect Pizza Ltd Mohammad Javad Kashefi

354 Oldbury Road  Rowley Regis  Sandwell  West Midlands

Date	Document	Parties	Comments

Headlease Documentation
06.08.01	Lease	The Borough Council of Sandwell Perfect Pizza Ltd
Underlease Documentation
06.12.04	Underlease	Perfect Pizza Ltd Aftaab Ahmed, Adnan Bin Ashfaq and Mohammed Ahmed

294 Prince of Wales Road, Sheffield

Date	Document	Parties	Comments

Headlease Documentation
02.03.91	Lease	Josephine Burke (1) Gino’s Dial-A-Pizza Ltd (2)
08.01.93	Assignment	G D P Realisations Ltd (1) Perfect Pizza Ltd (2)
13.02.95	Deed of Surrender	Perfect Pizza Ltd (1) The Sheffield City Council (2)
20.08.01	Deed of Rectification and Variation	J Posen and Y Filip (1) Perfect Pizza Ltd (2)
Underlease Documentation
01.11.04	Licence	J Posen and Y Filip (1) Perfect Pizza Ltd (2) A M Hazara (3)
01.11.04	Underlease	Perfect Pizza Ltd (1) A M Hazara (2)

33 Castle Foregate, Shrewsbury, Shropshire

Date	Document	Parties	Comments

Headlease Documentation
03.04.91	Lease	Susan Mary Good (1) Gino’s Dial-A-Pizza (2)
26.11.92	Assignment	GDP Realisations Ltd (1) Perfect Pizza Ltd (2)
Underlease Documentation
18.10.91	Underlease	Gino’s Dial-A-Pizza Ltd (1) Peter Price and David Pryce (2)
25.10.94	Deed of Variation	Perfect Pizza Ltd (1) P Price and D Pryce (2)
24.01.95	Licence to Assign	Perfect Pizza Ltd (1) P Price and D Pryce (2) G S Showker and C E Hardiman (3)
19.02.01	Licence to Assign	S M Good (1) Perfect Pizza Ltd (2) C E Hardiman (3) S S Khag, G Khag and K P Patel (4)

81 Station Road Sidcup

Date	Document	Parties	Comments

Headlease Documentation
01.08.88	Lease	Mosspine Ltd United Biscuits (UK) Ltd
18.03.04	Copy Letter Re. Rent Review	From Consortium Properties Plc
20.11.91	Licence	Mohammad Saeed Akhtar Grandmet Restaurants Ltd Scott’s Hospitality Ltd	Gives Consent to Assignment to Perfect Pizza Ltd
20.11.91	Assignment	Grandmet Restaurants Ltd Perfect Pizza Ltd
Underlease Documentation
29.12.00	Licence to Sub-Let	Mohammad Saeed Akhtar Perfect Pizza Ltd Aref Kharouti
29.12.00	Underlease	Perfect Pizza Ltd Aref Kharouti
18.10.01	Licence to Assign	Mohammed Saeed Akhtar Perfect Pizza Ltd Aref Kharouti Ahsan Ullah Khan

275 High Street Slough

Date	Document	Parties	Comments

Headlease Documentation
10.03.97	Lease	(1) Guys Hospital Nominees (2) Perfect Pizza Limited
10.03.97	Rent Deposit Deed	(1) Guys Hospital Nominees (2) Perfect Pizza Limited
Underlease Documentation
27.11.00	Underlease With Provisions for Surrender	Perfect Pizza Limited (1) Satnam Singh Khag and Isaac Chang Yeboah

115 Elm Grove Southsea

Date	Document	Parties	Comments

Headlease Documentation
18.05.87	Lease	Trevian Properties Limited to United Biscuits (UK) Limited
25.07.91	Licence	Sarwan Singh Sohi and Inderjit Kaur Sohi (1) Grandmet Restaurants Limited (2) Perfect Pizza Limited (3) Scott’s Hospitality Limited (4)

25.07.91	Assignment	Grandmet Restaurants Limited to Perfect Pizza Limited
Underlease Documentation
01.04.05	Agreement for Underlease	Perfect Pizza Limited Atlas Corporate Developments Limited

Unit 6  North Walls Salter Street Stafford

Date	Document	Parties	Comments

Headlease Documentation
15.06.90	Lease	Anglo International Holdings Ltd Gino’s Dial-A-Pizza
03.11.92	Licence to Assign	Anglo International Holdings Ltd GDP Realisations Ltd Perfect Pizza Ltd
19.11.92	Copy Transfer	GDP Realisations Ltd Perfect Pizza Ltd	Underlease Referred to Granted to David Ian & Christopher Bromley Appears to Have Been Superseded/ Surrendered
06.06.96	Memorandum of Rent Review	Signed On Behalf of Rayhelm Ltd
Underlease Documentation
04.03.97	Licence to Underlet	Rayhelm Ltd Perfect Pizza Ltd Mandale Ltd Owen Drysdale & Amanda Maaskant
07.04.97	Underlease	Perfect Pizza Ltd Mandale Ltd Owen Drysdale & Amanda Maaskant

Ground Floor Shop, 115/117 High St, Stevenage Hertfordshire

Date	Document	Parties	Comments

Headlease Documentation
25.03.88	Lease	Mr & Mrs G.H. Amis (1) United Biscuits (UK) Limited (2)
Underlease Documentation
01.11.05	Underlease	Perfect Pizza Limited (1) Sami & Samiha Limited (2) Mohammaed Sofi Ullah (3)

01.11.05	Licence to Sublet	Mr & Mrs G.H. Amis (1) Perfect Pizza Limited (2) Sami & Samiha Limited (3) Mohammed Sofi Ullah

812 Harrow Road  Sudbury  Middlesex

Date	Document	Parties	Comments

Headlease Documentation
20.09.89	Lease	Sukhdev Singh Chhatwal UB Restaurants Ltd
14.05.99	Licence	Sukhdev Singh Chhatwal Grandmet Restaurants Ltd Scott’s Hospitality Ltd Perfect Pizza Ltd
27.05.92	Assignment	Grandmet Restaurants Ltd Perfect Pizza Ltd
22.01.98	Licence to Underlet	Sukhdev Singh Chhatwal Perfect Pizza Ltd Shahid Mahmoud Khan
26.07.99	Licence to Underlet	Sukhdev Singh Chhatwal Perfect Pizza Ltd Wahidyullah Zia
Underlease Documentation
17.08.99	Underlease	Perfect Pizza Ltd Wahidyullah Zia

60 Cricklade Road, Swindon, Wiltshire

Date	Document	Parties	Comments

Headlease Documentation
15.07.87	Lease	Buyquick Limited (1) Mann & Co (South Coast) Ltd (2)
21.03.89	Assignment	Mann & Co (South Coast) Ltd (1) Taylors Estate Agents Ltd (2)
24.06.91	Assignment	Taylors Estate Agents Ltd (1) Gino’s Dial-A-Pizza Ltd (2)
24.06.91	Deed of Variation	D J Norris and M V Norris (1) Taylors Estate Agents Ltd (2) Gino’s Dial-A-Pizza Ltd (3)
04.11.92	Licence	D J Norris and M V Norris (1) G D P Ltd (2) Perfect Pizza Ltd (3)

13.11.92	Assignment	G D P Realisations Ltd (1) Perfect Pizza Ltd (2)
Underlease Documentation
02.02.05	Underlease	Perfect Pizza Ltd (1) Prem Kumar (2)

Unit 11  Meadway Shopping Centre  Tilehurst

Date	Document	Parties	Comments

Headlease Documentation
31.08.01	Licence for Alterations	Neighbourhood Retail Limited Partnership Perfect Pizza Limited
31.08.01	Letter	Neighbourhood Retail Limited Partnership
31.08.01	Lease	(1) The Neighbourhood Retail Limited Partnership (2) Perfect Pizza Limited
Underlease Documentation
22.01.02	Underlease	Perfect Pizza Limited Sundip Singh Sandu Balbir Kaur Sandhu Harvinder Singh Sandhu

Shop 3 & Flat 3 York Parade Trench Wood North Tonbridge

Date	Document	Parties	Comments

Headlease Documentation
02.10.89	Licence to Sub-Let and Change Use	Bhupesh Harshad Rana & Sudhir Thakarshi Wadhia Derek William Overy and Christine Annie Overy UB Restaurants Ltd
02.10.89	Underlease	Derek William Overy & Christine Annie Overy UB Restaurants Ltd

Perfect Pizza Have Provisionally Agreed Terms With Mr and Mrs Overy to Extend Their Underlease But No Draft Has Yet Been Received (However Please See Enclosed Letter and Enclosure From Gaby Hardwicke Dated 11th October 2005) – Please Refer to Clause 2.1 of The Agreement for Underlease With Mr Ghodrati and Ms Kesheh for Details of Terms

13.11.91	Licence to Assign	Dw & Ca Overy Grandmet Restaurants Ltd Perfect Pizza Ltd
15.11.91	Assignment	Grandmet Restaurants Ltd Perfect Pizza Ltd
27.10.05	Rent Review Memorandum	Derek William Overy & Christine Annie Overy Perfect Pizza Ltd
Underlease Documentation
24.10.05	Agreement for Underlease (Includes Attached Draft Underlease & Notice & Statutory Declaration Both Dated 24.10.05 to Exclude Sections 24 to 28 of The Landlord & Tenant Act 1954)	Perfect Pizza Ltd Mohammad-Reza Ghodrati & Parvin Asadi Kesheh	Please Note This Agreement Is Conditional – Please Refer to Its Terms for Details

106 Camden Road, Tunbridge Wells, Kent

Date	Document	Parties	Comments

Headlease Documentation
16.04.97	Lease	CMS Properties (Kent) Ltd (1) Ursula Georgina Ball (2) Perfect Pizza Ltd (3)
23.11.05	Lease	CMS Properties (Kent) Ltd (1) Ursula Georgina Ball (2) Perfect Pizza Ltd (3)
Underlease Documentation
09.09.05	Agreement for Underlease	Perfect Pizza Ltd (1) Pizza Perfection Ltd (2) Heshmat Gholampour

49 Arrow Park Road, Upton, Wirral

Date	Document	Parties	Comments

Headlease Documentation
02.12.92	Licence	Vaktro Properties Limited (1) G.D.P. Realisations Limited (2) Perfect Pizza Limited (3)
22.02.91	Licence to Carry Out Works	Vaktro Properties Limited (1) Gino’s Dial a Pizza Limited (2)
22.02.91	Lease	Vaktro Properties Limited (1) Gino’s Dial a Pizza Limited (2)
27.01.04	Licence to Sublet	Second Property Trding Limited (1) Perfect Pizza Limited (2) R Sethi (3)
Underlease Documentation
27.01.04	Lease	Perfect Pizza Limited Eastbrite Limited (1) R.Sethi (2)

102 Cowley Road Uxbridge Middlesex

Date	Document	Parties	Comments

Headlease Documentation
31.01.91	Lease	Ajit Kaur Bangay (1) Grandmet Restaurants Limited (2)
18.12.92	Licence	Ajit Kaur Bangay (1) Scott’s Hospitality Limited (2)
Underlease Documentation
02.07.91	Underlease	Grandmet Restaurants Limited (1) Mohammad Amin Choudhery (2)

146/148 Halifax Road, Wadsley Bridge, Sheffield, South Yorkshire

Date	Document	Parties	Comments

Headlease Documentation
04.11.94	Licence to Underlet	Haworth & Airey Limited (1) Perfect Pizza Limited (2) Steven Biggin (3)
22.05.92	Licence to Assign	Haworth & Airey Limited (1) Grandmet Restaurants Limited (2) Perfect Pizza Limited (3) Scott’s Hospitality Limited (4)

15.01.88	Lease	Haworth & Airey Limited (1) United Biscurits (UK) Limited (2)
Underlease Documentation
03.02.95	Underlease	Perfect Pizza Limited (1) S. Biggin (2)

64 Woodcote Rd, Wallington, Surrey

Date	Document	Parties	Comments

Headlease Documentation
11.12.87	Lease	Co-Operative Wholesale Society Limited (1) United Biscuits (UK) Limited (2)
18.10.91	Licence	Co-Operative Wholesale Society Limited (1) Grandmet Restaurants Limited (2) Perfect Pizza Limited (3)
23.10.91	Transfer	Grandmet Restaurants Limited (1) Perfect Pizza Limited (2)
29.10.96	Licence to Underlet	Co-Operative Wholesale Society Limited (1) Perfect Pizza Limited (2) Euroseller 2 Limited (3) Ahmed Abd Al Chalabi (4)
Underlease Documentation
12.03.03	Licence to Assign	Sureshchandra Navinbhai Patel & Mandakini Sureshchandra Patel (1) Perfect Pizza Limited (2) Freshcontrol Limited (3) Kamran Khan & Haan Doran (4)
08.10.97	Licence to Assign	Co-Operative Wholesale Society Limited (1) Perfect Pizza Limited (2) Euroseller 2 Limited (3) Fresh Control Limited (4) Ahmed Adb Al Chalabi & Araf Kharouti (5)
29.10.96	Underlease	Perfect Pizza Limited (1) Euroseller 2 Limited

99 Hersham Road Walton On Thames Surrey

Date	Document	Parties	Comments

Headlease Documentation
28.02.86	Lease	John St. Pierre Slatter & John Edwin Marchington Bridgers

15.09.93	Deed of Licence and Variation of Lease	John St. Pierre Slatter & John Edwin Marchington Perfect Pizza Ltd
Underlease Documentation
16.12.04	Licence to Underlet	John St. Pierre Slatter & John Edwin Marchington Perfect Pizza Ltd Isaac Chang-Yeboah
10.01.05	Underlease	Perfect Pizza Ltd Isaac Chang-Yeboah

25a Midland Road Wellingborough Northamptonshire

Date	Document	Parties	Comments

Headlease Documentation
07.03.89	Lease	Southcross Properties Ltd United Biscuits (UK) Ltd
12.06.91	Licence to Assign	Southcross Properties Ltd Grandmet Restaurants Ltd Perfect Pizza Ltd Scott’s Hospitality Ltd
Underlease Documentation
29.10.90	Underlease	Grandmet Restaurants Ltd I. Postmashad Esq.
15.08.01	Licence to Assign	Ralph Elman Perfect Pizza Ltd Iraj Postmashad Parviz Mohammadpour Varenkesh

385a High Street, West Bromwich

Date	Document	Parties	Comments

Headlease Documentation
14.03.99	Lease	Lamber Singh and Balbir Kaur (1) Gino’s Dial-A-Pizza Limited (2)
28.01.93	Licence to Assign	Lamber Singh and Balbir Kaur (1) G.D.P Realisations Limited (2) Perfect Pizza Limited (3) Scotts Hospitality Limited (4)

5.02.93	Assignment	G.D.P Realisations Limited (1) Perfect Pizza Limited (2)
Underlease Documentation
6.08.02	Underlease	Perfect Pizza Limited (1) Gurmail Singh and Sukhvinder Singh Sidhu (2)

15 Leicester Rd, Wigston, Leicestershire

Date	Document	Parties	Comments

Headlease Documentation
08.02.02	Lease	Mary Forryan (1) Perfect Pizza Limited (2)
Underlease Documentation
03.10.05	Licence to Assign	Perfect Pizza Limited (1) Cagney’s Limited (2) Gurpal Singh Khag (3)
21.03.03	Underlease	Perfect Pizza Limited (1) Tarlaz Singh (2)

164/166 The Broadway Wimbledon

Date	Document	Parties	Comments

Headlease Documentation
09.05.90	Licence to Make Alterations	Miss Mary Caroline Loizou Grandmet Restaurants Ltd
14.10.03	Lease	M C Loizou Perfect Pizza Ltd
Underlease Documentation
Undated	Draft Underlease	Perfect Pizza Ltd Esmail Safaei	Franchisee Will Not Complete Underlease As Believes Adjoining Occupier Is Encroaching - Further Instructions Awaited From Pp.

Unit 2, 11/13 St Johns, Worcester

Date	Document	Parties	Comments

Headlease Documentation
07.08.96	Licence to Sublet	Highgold Properties Limited (1) Perfect Pizza Liited (2) G.S. Lola (3)
27.10.92	Licence	Highgold Properties Limited (1) GDP Realisations Limited (2) Perfect Pizza Limited (3)
12.05.99	Deed of Rectification In Relation to Transfer	Kindale Limited (1) Perfect Pizza Limited (2)
30.01.91	Lease	Highgold Properties Limited (1) Gino’s Dial a Pizza Limited (2)
Underlease Documentation
14.08.96	Underlease	Perfect Pizza Limited (1) G.S.Lola (2)

6 Broadwater Street West  Worthing West Sussex

Date	Document	Parties	Comments

Headlease Documentation
01.07.05	Lease	Mohammed Yaqoob Moten Perfect Pizza Ltd (2)
23.11.84	Lease	Peter David James Dancy John Frederick Garlick
15.08.88	Licence	Peter David James Dancy United Biscuits (UK) Ltd
02.09.88	Licence	Peter David James Dancy John Frederick Garlick United Biscuits (UK) Ltd
02.09.88	Assignment	John Frederick Garlick United Biscuits (UK) Ltd
10.08.89	Licence	Peter David James Dancy UB Restaurants Ltd
27.06.91	Licence	Peter David James Dancy Grandmet Restaurants Ltd Perfect Pizza Ltd Scott’s Hospitality Ltd
27.06.91	Assignment	Grandmet Restaurants Ltd Perfect Pizza Ltd
Underlease Documentation
04.07.05	Sub-Underlease	Perfect Pizza Ltd A Wain-Smith Ltd Alexander Wain-Smith

Unit 5, 3 Imperial Buildings, Kings Street, Wrexham

Date	Document	Parties	Comments

Headlease Documentation
18.03.02	Lease	Hermitage Investments Limited (1) Perfect Pizza Limited (2)
Underlease Documentation
17.10.02	Underlease	Perfect Pizza Limited (1) Mokhan Singh Gill (2)

14 and 15 Abbotswood Yate Bristol

Date	Document	Parties	Comments

Headlease Documentation
31.10.90	Lease	Hourpass Ltd Gino’s Dial-A-Pizza Ltd
14.04.92	Deed of Variation of Lease	Hourpass Ltd Gino’s Dial-A-Pizza Ltd
23.10.92	Licence to Assign	Fordway Investments Ltd G.D.P. Realisations Ltd Perfect Pizza Ltd Scott’s Hospitality Ltd
12.05.98	Licence to Assign	Norman James George Linton Perfect Pizza Ltd George Kyriacou and Bisti Kyriacou George Kyriacou and Bisti Kyriacou
04.12.98	Licence to Assign	Norman James George Linton Perfect Pizza Ltd Amarjit Singh Johal and Ranjit Singh Kuldip Singh and Jaspal Batth
Underlease Documentation
28.11.97	Underlease	Perfect Pizza Ltd George Kyriacou and Bisti Kyriacou
29.07.04	Licence to Assign and Variation	Perfect Pizza Ltd Sukhdip Sangha, Hardip Sangha and Arwinder Singh Hayer Arwinder Singh Hayer
20.02.04	Licence to Assign and Variation	Kuldip Singh Batth and Jaspal Batth Perfect Pizza Ltd Kuldip Singh Batth and Jaspal Batth Sukhdip Sangha and Hardip Sangha

98/100 Fishergate York

Date	Document	Parties	Comments

Headlease Documentation
02.07.1998	Lease	Names Consultancy (Guernsey) Ltd (1) Perfect Pizza Ltd (2)
Underlease Documentation
None

SCHEDULE 6

SUPPLIER CONTRACTS

1                                          Agreement between (1) Biffa Waste Services Limited and (2) Perfect Pizza Limited dated 21 December 2005.

2                                          Agreement between (1) Biffa Waste Services Limited and (2) Perfect Pizza Limited dated 20 December 2004.

SCHEDULE 7

LEASING/HIRE AGREEMENTS

1                                          Hire agreement between the Company and Siemens Financial Services Limited dated 12 December 2005 for the hire of vending machine.

2                                          Vehicle leasing agreements dated 7 April 2005 between the Company, Linde Financial Services and Linde Creighton Limited relating to the following vehicles:

2.1                                 Linde R14 (115-AC) serial no. G1X115S50191;

2.2                                 Linde T20AP 01 (141-02) serial no. W4X14130041;

2.3                                 SRS Wrangler serial no. 551738204;

2.4                                 Linde R14 (115-AC) serial no. G1X115550201;

2.5                                 SRS Powerboss RS50 serial no. 504087134;

2.6                                 Linde T20AP01 (141-02) serial no. W4X141500396;

2.7                                 Linde T20AP01 (141-02) serial no. W4X141500397;

Linde T20AP01 (141-02) serial no. W4X141500398;

2.8                                 Linde T20AP01 (141-02) serial no. W4X141500399; and

2.9                                 Linde T20AP01 (141-02) serial no. W4X141500400.

3                                          Vehicle leasing agreements between the Company and Marshall Leasing Limited relating to the following vehicles:

3.1                                 Audi A4 1.9TDi registration YC52 LSF;

3.2                                 Audi A4 1.9TDi registration YC52 LRO;

3.3                                 Audi A4 1.9TDi registration AF03 JOA; and

3.4                                 VW Golf 1.9 TDI registration AV04 POU.

4                                          Agreement between the Company and Petit Forester for the lease of a Volkswagen van.

5                                          Agreement for the hire of a waste compacter at Gailey Park.

SCHEDULE 8

PART A
PERFECT PIZZA TRADE MARKS

Trade Mark Number	Description
2015961	The Perfect Pizza word and device (old logo) registered in the United Kingdom in classes 30, 39 and 42 on 30 March 1995 and renewed on 30 March 2005
2182923	The Perfect Pizza word and device (newer logo) registered in the United Kingdom in classes 30, 39 and 42 on 25 November 1998
2182912	The Perfect Pizza device (device only – pizza chef) registered in the United Kingdom in classes 30, 39 and 42 on 25 November 1998
2182926	The Perfect Pizza device (device only – pizza-man on roller-skates) registered in the United Kingdom in classes 30, 39 and 42 on 25 November 1998
2182962	The Perfect Pizza device (device only – pizza-man on phone) registered in the United Kingdom in classes 30, 39 and 42 on 25 November 1998
2190267	The Perfect Pizza name (word only) registered in the United Kingdom in classes 30, 39 and 42 on 26 February 1999

PART B
GINO’S PIZZA TRADE MARK

Trade Mark Number	Description
2015117	The Gino’s Dial-a-Pizza device (Gino’s logo) registered in the United Kingdom in classes 30, 39 and 42 on 22 March 1995 and renewed on 22 March 2005

PART C
OTHER BUSINESS INTELLECTUAL PROPERTY

The Domain Name

SCHEDULE 9

SPLIT CONTRACTS

1                                          Agreement between (1) Ryder plc and (2) Perfect Pizza Limited dated 1 May 2001.

2                                          Agreement between (1) Kysen Ltd (trading as Crossing O’Sullivan) and (2) Perfect Pizza Limited dated 3 January 2005.

3                                          Agreement between (1) Perfect Pizza Limited and (2) Flare Digital Limited dated 11 November 2004.

4                                          Agreement between (1) Perfect Pizza Limited and (2) Trevicart S.V.I. dated 1 October 2004.

5                                          Agreement between (1) Britvic Soft Drinks Limited and (2) Perfect Pizza Limited dated 1 January 2004.

6                                          Agreement between (1) Pizza Trading Co Ltd and (2) Perfect Pizza Limited dated 8 November 2005.

7                                          Agreement between (1) Perfect Pizza Limited and (2) Stateside Foods Limited dated 1 January 2004.

8                                          Agreement (not in writing) between Perfect Pizza Limited and Glanbia Cheese dated 20 November 2003.

9                                          Agreement (not in writing) between Perfect Pizza Limited and Dawn Farm Foods (UK) Ltd dated 14 December 2005.

10                                    Agreement (not in writing) between Perfect Pizza Limited and Ben & Jerry’s Ice Cream dated 14 April 2005.

11                                    Agreement (not in writing) between Perfect Pizza Limited and Bar & Restaurant Foods Limited dated 8 October 2004.

12                                    Agreement (not in writing) between Perfect Pizza Limited and Charcuterie Continental dated 20 December 2005.

Signed by DANIEL COUSINEAU duly authorised for and on behalf of PERFECT PIZZA LIMITED (to be renamed PAPA JOHN’S (GB) LIMITED)	) ) ) ) )	/s/ D Cousineau

Signed by A C SHERRIFF duly authorised for and on behalf of SMARTFIRST LIMITED (to be renamed PERFECT PIZZA LIMITED)	) ) ) ) )	/s/ A C Sherriff